                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  Public Service Enterprise Group Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

LOGO
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
80 PARK PLAZA, P.O. BOX 1171, NEWARK, NEW JERSEY 07101-1171
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 21, 1998

                                      AND

                                PROXY STATEMENT

TO THE STOCKHOLDERS OF PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 21, 1998, at 2:00 P.M., for the following purposes:

     1. To elect four members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2001, and one member of Class III to hold office until the Annual Meeting of Stockholders in 1999, in each case until their respective successors are elected and qualified;

     2. To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 1998;

     3. To consider and act upon a stockholder proposal relating to the Salem Nuclear Generating Station, described in the accompanying Proxy Statement, if the proponent presents the proposal at the meeting; and

     4. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 25, 1998.

                                     By order of the Board of Directors,

                                          EDWARD J. BIGGINS, JR.
                                          Secretary

March 3, 1998

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................     1

VOTING SECURITIES...........................................     1

BOARD OF DIRECTORS..........................................     2
  Committees of the Board...................................     2

ELECTION OF DIRECTORS (Proposal 1)..........................     4

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT..............     8

EXECUTIVE COMPENSATION......................................     9
  Summary Compensation Table................................     9
  Option Grants in Last Fiscal Year (1997)..................    10
  Aggregated Option Exercises in Last Fiscal Year (1997) and
     Fiscal Year-End Option Values (12/31/97)...............    11
  Employment Contracts and Arrangements.....................    12
  Compensation Committee Interlocks and Insider
     Participation..........................................    12
  Compensation of Directors and Certain Business
     Relationships..........................................    12
  Compensation Pursuant to Pension Plans....................    12

ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................    13

PERFORMANCE GRAPH...........................................    16

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
  (Proposal 2)..............................................    16

STOCKHOLDER PROPOSAL (Proposal 3)...........................    17

LEGAL PROCEEDING............................................    19

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS................    19

MISCELLANEOUS...............................................    20

APPENDIX: FINANCIAL STATEMENTS..............................

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS....................   A-1

  CONSOLIDATED STATEMENTS OF INCOME.........................  A-21

  CONSOLIDATED BALANCE SHEETS...............................  A-22

  CONSOLIDATED STATEMENTS OF CASH FLOWS.....................  A-24

  CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY....  A-25

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................  A-26

  FINANCIAL STATEMENT RESPONSIBILITY........................  A-67

  INDEPENDENT AUDITORS' REPORT..............................  A-68

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (Enterprise) on behalf of its Board of Directors to be voted at the 1998 Annual Meeting of Stockholders of Enterprise. Enterprise is a public utility holding company that owns directly two subsidiaries: its principal subsidiary, Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; and Enterprise Diversified Holdings Incorporated (EDHI), which directly owns the non-utility businesses of Enterprise. The complete mailing address of the principal executive offices of Enterprise is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders was March 9, 1998.

     Every vote is important. Accordingly, each stockholder is urged to date, sign and return the accompanying proxy form whether or not he or she plans to attend the meeting. When a proxy form is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     This year, Enterprise requests that if a stockholder plans to attend the Annual Meeting, he or she should indicate so on the proxy form. An admission ticket will then be mailed to each stockholder who indicates an intention to attend. Please note the new location at The New Jersey Performing Arts Center, in Newark, New Jersey. Maps and information regarding directions may be found at the back of this Proxy Statement.

     A proxy given in the form which accompanies this Proxy Statement is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of Enterprise prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

     Included in the Appendix to this Proxy Statement are the 1997 Financial Statements of Enterprise, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Independent Auditors' Report.

                               VOTING SECURITIES

     Holders of record of the 231,957,608 shares of Common Stock of Enterprise outstanding at the close of business on February 25, 1998 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted.

     The accompanying proxy includes any shares registered in the name listed thereon in Enterprise Direct (formerly the Enterprise Dividend Reinvestment and Stock Purchase Plan) and the Enterprise Employee Stock Purchase Plan.

     Participants in the PSE&G Thrift and Tax Deferred Savings Plan or PSE&G Employee Savings Plan will receive a separate direction card from each plan's trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund and their ESOP Accounts. The trustee will vote the shares of Enterprise Common Stock beneficially owned by the participant under the respective plan in accordance with such participant's instructions.

     Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled, multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.

                               BOARD OF DIRECTORS

     Management of Enterprise is under the general direction of the Board of Directors. The Board is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Nominating Committee in accordance with its customary standards, subject to the retirement policy for directors mentioned below.

     The present terms of the four directors included in Class II of the Board of Directors, E. James Ferland, Irwin Lerner, Marilyn M. Pfaltz and Richard J. Swift, expire at the 1998 Annual Meeting. Messrs. Ferland, Lerner and Swift and Ms. Pfaltz have each been nominated to serve as a director in Class II for a new three-year term, which will expire at the 2001 Annual Meeting.

     In addition, the term of Conrad K. Harper, who was initially elected a director by the Board of Directors effective May 1997, will expire at the 1998 Annual Meeting. Mr. Harper has been nominated to serve as a director in Class III, for a one-year term, which will expire at the 1999 Annual Meeting.

     Therefore, at this year's meeting directors will be elected to fill four positions in Class II to serve until the 2001 Annual Meeting and one position in Class III, to serve until the 1999 Annual Meeting, in each case until their respective successors are elected and qualified. All the nominees, except Mr. Harper, were elected to their present terms by the stockholders. The present term of Class I of the Board of Directors expires at the 2000 Annual Meeting, and the present term of Class III expires at the 1999 Annual Meeting. Other than Mr. Harper, directors in Class I and Class III will not be elected at the 1998 Annual Meeting.

     The By-Laws of Enterprise currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently fixed at 11.

     The Board of Directors of Enterprise holds regular monthly meetings, except in August, and meets on other occasions when circumstances require. The Board met 14 times in 1997, and, on average, the meetings lasted approximately two hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, each director serves on the Board of Directors of either PSE&G or EDHI, except for Mr. Ferland, who serves on the Boards of both. The PSE&G Board met 14 times and the EDHI Board met 11 times in 1997. Committee membership and membership on the PSE&G and EDHI Boards are shown in the biographies under "Election of Directors".

     Under the retirement policy for directors, directors who have never been employees of the Enterprise group of companies and directors who are former chief executive officers of Enterprise may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the Enterprise group of companies.

                            COMMITTEES OF THE BOARD

     The committees of the Enterprise Board and their principal functions are as follows:

  Audit Committee

     Makes recommendations to the Board of Directors regarding the selection of independent auditors. Reviews independence of independent auditors, services provided by them, their fees and peer review reports of their performance. Reviews annual audit reports of both independent and internal auditors. Reviews planned scope of future audits. Ascertains implementation of auditors' recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance program and business ethics. Meets periodically with management as well as with representatives of the independent and internal auditors. Reviews results of environmental and safety compliance programs and meets with environmental auditors. The Committee held four meetings in 1997.

  Executive Committee

     Except as otherwise provided by law, has and may exercise all the authority of the Board of Directors when the Board is not in session. This Committee meets only on call and did not meet during 1997.

  Finance Committee

     Considers financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews financial planning. Makes recommendations to the Board of Directors regarding the issuance and sale of securities. Oversees funding of the pension plans of PSE&G. The Committee held four meetings in 1997.

  Nominating Committee

     Makes recommendations to the Board of Directors with respect to nominations for the Board. Studies and makes recommendations concerning the size and composition of the Board of Directors, including policies relating to the retirement of directors. The Committee met one time in 1997.

     The Nominating Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of Enterprise require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

     The Nominating Committee seeks candidates with an attained position of leadership in their field of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of Enterprise shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

  Nuclear Committee

     Provides an independent basis for evaluating the safety and effectiveness of the nuclear operations of PSE&G. Specific attention is provided to evaluation of overall management attention to nuclear safety, regulatory issues and other evaluations of nuclear operations, and to improvement in operations. The Committee held eight meetings in 1997.

  Organization and Compensation Committee

     Studies and makes recommendations to the Board of Directors concerning organization in general and compensation for certain executives. Administers the compensation program for executive officers. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain benefit plans for directors and officers. Administers certain benefit plans for directors and officers. The Committee held four meetings in 1997.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the 1998 Annual Meeting of Stockholders, four members of Class II of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 2001 and one member of Class III of the Board of Directors is to be elected to hold office until the Annual Meeting of Stockholders in 1999, in each case until their respective successors are elected and qualified.

     The nominees listed below were selected by the Board of Directors of Enterprise upon the recommendation of the Nominating Committee. Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy.

     If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full board is reduced.

     There is shown as to each nominee, and as to each director whose term of office will continue after the 1998 Annual Meeting, the period of service as a director of Enterprise (and PSE&G prior to the formation of Enterprise), age as of the date of the Annual Meeting, present committee memberships, business experience during the last five years and other present directorships. Beneficial ownership of Enterprise Common Stock is shown under Security Ownership of Directors and Management. During 1997, each nominee and each director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served.

                       NOMINEES FOR ELECTION AS DIRECTOR

                CLASS II -- NOMINEES FOR TERMS EXPIRING IN 2001

E. JAMES FERLAND has been a director since 1986, and
  Chairman of the Board, President and Chief Executive                Photo of E. James
Officer of Enterprise since July 1986, Chairman of the Board               Ferland
and Chief Executive Officer of PSE&G since September 1991,
and Chairman of the Board and Chief Executive Officer of               E. James Ferland
EDHI since June 1989. Age 56. Chairman of Executive
Committee. Director of Enterprise's subsidiaries, PSE&G and
EDHI. Director of Foster Wheeler Corporation and The HSB
Group, Inc.
IRWIN LERNER has been a director since 1981. Age 67.
  Chairman of Organization and Compensation Committee and               Photo of Irwin
member of Executive Committee, Nominating Committee and                     Lerner
Nuclear Committee. Director of Enterprise's subsidiary,
PSE&G. Was Chairman, Board of Directors from January 1993 to             Irwin Lerner
September 1993 and President and Chief Executive Officer
from 1980 to December 1992 of Hoffmann-La Roche Inc.,
Nutley, New Jersey (prescription pharmaceuticals, vitamins
and fine chemicals, and diagnostic products and services).
Director of Humana Inc., AXYS Pharmaceuticals, Inc., Medarex
Inc. and Covance Inc.
MARILYN M. PFALTZ has been a director since 1980. Age 65.
  Chair of Nominating Committee and member of Audit                  Photo of Marilyn M.
Committee and Finance Committee. Director of Enterprise's                   Pfaltz
subsidiary, PSE&G. Has been a partner of P and R Associates,
Summit, New Jersey (communication specialists), since 1968.           Marilyn M. Pfaltz
Director of AAA National Association.
RICHARD J. SWIFT has been a director since 1994. Age 53.
  Chairman of Audit Committee and member of Nominating               Photo of Richard J.
Committee and Nuclear Committee. Director of Enterprise's                   Swift
subsidiary, EDHI. Has been Chairman of the Board, President
and Chief Executive Officer of Foster Wheeler Corporation,             Richard J. Swift
Clinton, New Jersey (provides design, engineering,
construction, manufacturing, management, plant operations
and environmental services) since May 1994. Was President
and Chief Operating Officer of Foster Wheeler Corporation
from December 1992 to May 1994. Director of Foster Wheeler
Corporation and Ingersoll-Rand Company.

                 CLASS III -- NOMINEE FOR TERM EXPIRING IN 1999

                             CONRAD K. HARPER has been a director since May 1997. Age 57.
 Photo of Conrad K.          Member of Audit Committee, Finance Committee and
        Harper               Organization and Compensation Committee. Director of
                             Enterprise's subsidiary, PSE&G. Has been a partner in the
  Conrad K. Harper           law firm of Simpson Thacher & Bartlett, New York, New York, since October 1996 and from 1974 to May 1993. Was Legal
                             Adviser, U.S. Department of State from May 1993 to June
                             1996. Director of New York Life Insurance Company.

         DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1998 ANNUAL MEETING

                 AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

                CLASS I -- DIRECTORS WHOSE TERMS EXPIRE IN 2000

                             LAWRENCE R. CODEY has been a director since 1991. Age 53.
Photo of Lawrence R.         Member of Executive Committee and Finance Committee. Has
       Codey                 been President and Chief Operating Officer of PSE&G since
                             September 1991. Director of Enterprise's subsidiary, PSE&G.
 Lawrence R. Codey           Director of Sealed Air Corporation, The Trust Company of New
                             Jersey, United Water Resources Inc. and Blue Cross & Blue
                             Shield of New Jersey.
                             ERNEST H. DREW has been a director since 1993. Age 61.
 Photo of Ernest H.          Member of Nuclear Committee and Organization and
        Drew                 Compensation Committee. Director of Enterprise's subsidiary,
                             EDHI. Was Chief Executive Officer of Industries and
   Ernest H. Drew            Technology Group -- Westinghouse Electric Corporation, from
                             July 1997 to December 1997. Was a Member, Board of
                             Management, Hoechst AG, Frankfurt, Germany (manufactures
                             pharmaceuticals, chemicals, fibers, film, specialties and
                             advanced materials) from January 1995 to June 1997. Was
                             Chairman of the Board and Chief Executive Officer of Hoechst
                             Celanese Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive
                             Officer from January 1988 until May 1994. Director of Thomas
                             & Betts Corporation.

                             FORREST J. REMICK has been a director since 1995. Age 67.
Photo of Forrest J.          Chairman of Nuclear Committee and member of Audit Committee
       Remick                and Nominating Committee. Director of Enterprise's
                             subsidiary, PSE&G. Has been an engineering consultant since
 Forrest J. Remick           July 1994. Was Commissioner, United States Nuclear
                             Regulatory Commission, from December 1989 to June 1994. Was
                             Associate Vice President-Research and Professor of Nuclear
                             Engineering at Pennsylvania State University, from 1985 to
                             1989.

         DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 1998 ANNUAL MEETING

               CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 1999

                             T. J. DERMOT DUNPHY has been a director since 1980. Age 66.
   Photo of T. J.            Chairman of Finance Committee and member of Audit Committee
    Dermot Dunphy            and Organization and Compensation Committee. Director of
                             Enterprise's subsidiary, EDHI. Has been Chairman of the
T. J. Dermot Dunphy          Board and Chief Executive Officer of Sealed Air Corporation,
                             Saddle Brook, New Jersey (manufactures protective packaging products and systems), since November 1996 and was President and Chief Executive Officer from 1971 to November 1996.
                             Director of Sealed Air Corporation, Summit Bancorp. and
                             Summit Bank.
                             RAYMOND V. GILMARTIN has been a director since 1993. Age 57.
Photo of Raymond v.          Member of Finance Committee and Organization and
      Gilmartin              Compensation Committee. Director of Enterprise's subsidiary,
                             EDHI. Has been Chairman of the Board, President and Chief
Raymond V. Gilmartin         Executive Officer of Merck & Co., Inc., Whitehouse, New
                             Jersey (discovers, develops, produces and markets human and animal health products) since November 1994. Was President and Chief Executive Officer of Merck & Co., Inc. from June
                             1994. to November 1994. Was Chairman of the Board, President
                             and Chief Executive Officer of Becton Dickinson and Company
                             from November 1992 to June 1994. Director of Merck & Co.,
                             Inc. and General Mills, Inc.
                             JOSH S. WESTON has been a director since 1984. Age 69.
  Photo of Josh S.           Member of Executive Committee, Nuclear Committee and
        Weston               Organization and Compensation Committee. Director of
                             Enterprise's subsidiary, EDHI. Has been Chairman of the
   Josh S. Weston            Board of Automatic Data Processing Inc., Roseland, New
                             Jersey since August 1996 and was Chairman of the Board and
                             Chief Executive Officer from April 1986 to August 1996.
                             Director of Automatic Data Processing Inc., Olsten
                             Corporation, Shared Medical Systems Corporation and Vanstar
                             Corporation.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of February 25, 1998, beneficial ownership of Enterprise Common Stock, including options, by the directors and executive officers named in the table appearing under Executive Compensation. None of these amounts exceeds 1% of the Common Stock outstanding.

                                                            AMOUNT AND NATURE
                          NAME                           OF BENEFICIAL OWNERSHIP
                          ----                           -----------------------
Lawrence R. Codey.......................................          80,811(1)
Robert J. Dougherty, Jr. ...............................          73,280(2)
Ernest H. Drew..........................................           3,989
T. J. Dermot Dunphy.....................................          49,704
Leon R. Eliason.........................................          24,108(3)
E. James Ferland........................................         183,057(4)
Raymond V. Gilmartin....................................           3,989
Conrad K. Harper........................................             300
Irwin Lerner............................................          10,367
Robert C. Murray........................................          46,179(5)
Marilyn M. Pfaltz.......................................           7,601
Forrest J. Remick.......................................           2,213
Richard J. Swift........................................           3,073
Josh S. Weston..........................................           9,467
All directors and executive
  officers as a group (21 persons)......................         597,816(6)
                                                                 -------

--------------------------------------------------------------------------------

     (1) Includes options to purchase 65,700 shares, 3,500 of which are currently exercisable.

     (2) Includes the equivalent of 801 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 63,700 shares, 2,500 of which are currently exercisable.

     (3) Includes the equivalent of 8 shares held under PSE&G Thrift and Tax-Refund Savings Plan. Includes options to purchase 20,500 shares, 2,500 of which are currently exercisable.

     (4) Includes the equivalent of 10,989 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 130,300 shares, 5,800 of which are currently exercisable.

     (5) Includes the equivalent of 1,179 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 36,000 shares, 2,000 of which are currently exercisable.

     (6) Includes the equivalent of 15,894 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 401,600 shares, 19,500 of which are currently exercisable.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of Enterprise as of December 31, 1997 for all services rendered to Enterprise and its subsidiaries and affiliates during each year indicated.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                      ------------------
                                           ANNUAL COMPENSATION        AWARDS     PAYOUTS
                                          ----------------------      -------    -------
                                                    BONUS/ANNUAL                  LTIP       ALL OTHER
                                          SALARY     INCENTIVE        OPTIONS    PAYOUTS    COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR      ($)     AWARD($)(1)       (#)(2)     ($)(3)        ($)(4)
--------------------------------  ----    -------   ------------      -------    -------    ------------
E. James Ferland................  1997    712,261            (5)      118,000    108,702       15,747
Chairman of the Board, President  1996    712,261     279,811           6,500    168,084       10,994
and CEO of Enterprise             1995    682,377     225,411           5,800    246,288        8,681
Lawrence R. Codey...............  1997    435,327            (5)       59,200     50,325        5,459
President and Chief               1996    435,327     141,968           3,000     81,144        5,934
Operating Officer of PSE&G        1995    418,392     141,931           2,800    118,746        5,756
Robert J. Dougherty, Jr. .......  1997    383,525            (5)       58,600     36,234        4,470
President and Chief Operating     1996    379,586     110,360           2,600     57,960        4,444
Officer of EDHI                   1995    322,759     111,259           2,500     70,368        4,269
Robert C. Murray................  1997    345,671            (5)       32,000     36,234        5,260
Vice President and Chief          1996    332,721      83,887           2,000     57,960        5,248
Financial Officer of Enterprise   1995    318,775     117,577(6)        2,000     70,368        5,169
Leon R. Eliason.................  1997    336,706      65,000(5)(10)   15,500     36,234        7,505
President-Nuclear Business        1996    336,706     180,839(7)        2,500     34,776        6,239
Unit and Chief Nuclear            1995    323,755     229,168(8)        2,500     26,388        3,242
Officer of PSE&G(9)

---------------
 (1) Amount awarded in given year was earned under Management Incentive Compensation Plan (MICP) and determined in following year with respect to the given year based on individual performance and financial and operating performance of Enterprise and PSE&G, including comparison to other companies. For plan years prior to 1996, the award is accounted for as market-priced phantom stock with dividend reinvestment at 95% of market price, with payment made over three years beginning in second year following grant. Beginning in 1997 with respect to the 1996 and future plan years, awards are payable in one lump sum.

 (2) Includes grants of options to purchase 8,000 and 10,000; 4,200 and 5,000; 3,600 and 5,000; 3,000 and 4,000; and 3,000 and 2,500 shares of Enterprise
     Common Stock in January and December, respectively, to Messrs. Ferland, Codey, Dougherty, Murray and Eliason, respectively, under Long-Term Incentive Plan (LTIP) in tandem with equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of Enterprise in comparison to other companies and dividend payments by Enterprise, to assist recipients in exercising options granted. The grant is made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time. Also includes options to purchase 100,000; 50,000; 50,000; 25,000 and 10,000 shares of Enterprise Common Stock granted to Messrs. Ferland, Codey, Dougherty, Murray and Eliason, respectively, under LTIP not in tandem with performance units and dividend equivalents.

 (3) Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents, each as measured during three-year period ending the year prior to the year in which payment is made.

 (4) Includes employer contribution to Thrift and Tax-Deferred Savings Plan and value of 5% discount on phantom stock dividend reinvestment under MICP:

                                     FERLAND           CODEY          DOUGHERTY        MURRAY          ELIASON
                                  --------------   --------------   -------------   -------------   -------------
                                  THRIFT   MICP    THRIFT   MICP    THRIFT   MICP   THRIFT   MICP   THRIFT   MICP
                                  ------   -----   ------   -----   ------   ----   ------   ----   ------   ----
                                   ($)      ($)     ($)      ($)     ($)     ($)     ($)     ($)     ($)     ($)
          1997..................  4,801    1,122   4,802      657   4,003    467    4,802    458      519      0
          1996..................  4,150    2,861   4,502    1,432   3,750    694    4,502    746    2,678    212
          1995..................  3,752    2,383   4,502    1,254   3,754    515    4,502    667    1,795      0

     In addition, 1997, 1996 and 1995 amounts include for Mr. Ferland $9,824 $3,983 and $2,546 and for Mr. Eliason $6,986, $3,349 and $1,447,
     respectively, representing interest on compensation deferred under PSE&G's Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. Under PSE&G's Deferred Compensation Plan, interest is paid at prime rate plus 1/2%, adjusted quarterly.

 (5) The 1997 MICP award amount has not yet been determined. The target award is 50% of salary for Mr. Ferland, 40% for Messrs. Codey, Dougherty and Eliason and 35% for Mr. Murray. The target award is adjusted as described in the Organization and Compensation Committee Report on Executive Compensation.

 (6) Includes $25,000 paid pursuant to Mr. Murray's employment agreement.

 (7) Includes $100,000 paid pursuant to Mr. Eliason's employment agreement.

 (8) Includes $165,000 paid pursuant to Mr. Eliason's employment agreement.

 (9) Mr. Eliason is scheduled to retire effective April 30, 1998.

(10) Amount paid pursuant to Mr. Eliason's employment agreement.

                    OPTION GRANTS IN LAST FISCAL YEAR (1997)

                                 NUMBER OF        % OF TOTAL
                                 SECURITIES        OPTIONS
                                 UNDERLYING       GRANTED TO    EXERCISE OR
                                  OPTIONS        EMPLOYEES IN   BASE PRICE    EXPIRATION       GRANT DATE
            NAME              GRANTED(1)(2)(3)   FISCAL YEAR      ($/SH)         DATE      PRESENT VALUE($)(4)
            ----              ----------------   ------------   -----------   ----------   -------------------
E. James Ferland.............       8,000(1)          2.2         27.625       01/03/07           69,600
                                   10,000(2)          2.7         29.563       12/16/07          100,800
                                  100,000(3)         27.0         29.563       12/16/07          262,000
Lawrence R. Codey............       4,200(1)          1.1         27.625       01/03/07           36,540
                                    5,000(2)          1.3         29.563       12/16/07           50,400
                                   50,000(3)         13.5         29.563       12/16/07          131,000
Robert J. Dougherty, Jr......       3,600(1)          1.0         27.625       01/03/07           31,320
                                    5,000(2)          1.3         29.563       12/16/07           50,400
                                   50,000(3)         13.5         29.563       12/16/07          131,000
Robert C. Murray.............       3,000(1)          0.8         27.625       01/03/07           26,100
                                    4,000(2)          1.1         29.563       12/16/07           40,320
                                   25,000(3)          6.7         29.563       12/16/07           65,500
Leon R. Eliason..............       3,000(1)          0.8         27.625       01/03/07           26,100
                                    2,500(2)          0.7         29.563       12/16/07           25,200
                                   10,000(3)          2.7         29.563       12/16/07           26,200

---------------
(1) Granted under LTIP in tandem with equal number of performance units and dividend equivalents which may provide cash payments, dependent on future financial performance of Enterprise in comparison to other companies and dividend payments by Enterprise, to assist recipients in exercising options, with exercisability commencing January 1, 2000. Cash payment is made, based on the value, if any, of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made, only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised.

(2) Granted under LTIP in tandem with equal number of performance units and dividend equivalents, as described in Note (1) above, but with exercisability commencing January 1, 2001.

(3) Granted under LTIP not in tandem with performance units and dividend equivalents, with exercisability commencing December 16, 1998, December 16, 1999 and December 16, 2000, respectively, with respect to one-third of the options at each such date.

(4) Determined using the Black-Scholes model, incorporating the following material assumptions and adjustments for the grants expiring January 3, 2007 and December 16, 2007, respectively: (a) exercise prices of $27.625 and $29.563, equal to the fair market value of the underlying Enterprise Common Stock on the dates of grant; (b) an option term of ten years on all grants;
    (c) interest rates of 6.58% and 5.81% that represent the interest rates on U.S. Treasury securities on the dates of grant with a maturity date corresponding to that of the option terms; (d) volatilities of 17.847% and 18.948% calculated using daily Enterprise Common Stock prices for the one-year period prior to the grant dates; (e) a dividend yield of 0% with respect to the dividend equivalent feature of the tandem grants, since dividend payments accrue while the option is held; (f) a dividend yield of 7.31% on the non-tandem grants; and (g) reductions of approximately 11.51% and 7.8% for the non-tandem and tandem grants, respectively, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 26.3%, 17.36%, and 1.75% for the grant expiring January 3, 2007 and each of the grants expiring December 16, 2007, respectively, to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. Actual values which may be realized, if any, upon any exercise of such options, will be based on the market price of Enterprise Common Stock at the time of any such exercise and thus are dependent upon future performance of Enterprise Common Stock. There is no assurance that any such value realized will be at or near the value estimated by the Black-Scholes model utilized.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1997) AND
                    FISCAL YEAR-END OPTION VALUES (12/31/97)

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                        SHARES                   OPTIONS AT FY-END(#)(1)           AT FY-END($)(3)
                                       ACQUIRED      VALUE     ---------------------------   ---------------------------
                                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                NAME                    (#)(1)       ($)(2)        (#)            (#)            ($)            ($)
                ----                  -----------   --------   -----------   -------------   -----------   -------------
E. James Ferland.....................    5,400         0             0          130,300             0         300,839
Lawrence R. Codey....................    2,500         0           700           65,000         5,206         138,623
Robert J. Dougherty, Jr. ............    1,800         0             0           63,700             0         136,991
Robert C. Murray.....................    1,800         0             0           36,000             0          77,048
Leon R. Eliason......................    1,800         0             0           20,500             0          42,806

---------------
(1) Does not reflect any options granted and/or exercised after year-end (12/31/97). The net effect of any such grants and exercises is reflected in the table appearing under Security Ownership of Directors and Management.

(2) Represents difference between exercise price and market price of Enterprise Common Stock on date of exercise.

(3) Represents difference between market price of Enterprise Common Stock and the respective exercise prices of the options at fiscal year-end (12/31/97). Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of Enterprise Common Stock at the time of any such exercise and thus are dependent upon future performance of Enterprise Common Stock.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

     Employment agreements were entered into with Messrs. Ferland, Murray and Eliason at the time of their employment. For Mr. Ferland, the remaining applicable provisions of the agreement provides for additional credited service for retirement benefits purposes in the amount of 22 years. The principal remaining applicable terms of the agreement with Mr. Murray, as modified in 1998, provide for additional years of credited service for retirement purposes for allied work experience of five years after completion of five years of service, and up to seventeen years after completion of approximately nine years of service. The principal remaining applicable terms of the agreement with Mr. Eliason provide for a lump sum cash payment of $35,000 in 1998 to align Mr. Eliason with MICP payments for other executive officers, and additional years of credited service for retirement benefits purposes for allied work experience of 19 years at his scheduled retirement date of April 30, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, each of the following individuals served as a member of the Organization and Compensation Committee: Irwin Lerner, Chairman, T. J. Dermot Dunphy, Raymond V. Gilmartin, Marilyn M. Pfaltz and Josh S. Weston. During 1997, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of the Enterprise group of companies. During 1997, Mr. Codey served as a director of Sealed Air Corporation, the Chairman of the Board and Chief Executive Officer of which, T. J. Dermot Dunphy, served as a director and member of the Organization and Compensation Committee of Enterprise during 1997.

COMPENSATION OF DIRECTORS AND CERTAIN BUSINESS RELATIONSHIPS

     A director who is not an officer of Enterprise or its subsidiaries and affiliates is paid an annual retainer of $22,000 and a fee of $1,200 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to Enterprise, PSE&G or EDHI. Fifty percent of the annual retainer is paid in Enterprise Common Stock. No additional retainer is paid for service as a director of PSE&G or EDHI.

     Enterprise also maintains a Stock Plan for Outside Directors pursuant to which directors who are not employees of Enterprise or its subsidiaries receive 300 shares of restricted stock for each year of service as a director. Shares held by each non-employee director are included in the table above under the heading Security Ownership of Directors and Management.

     The restrictions on the stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. This restriction would be deemed to have been satisfied if the director's service were terminated if Enterprise were to merge with another corporation and not be the surviving corporation or if the director were to die in office. Enterprise also has the ability to waive these restrictions for good cause shown. Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. Dividends on shares held subject to restrictions are paid directly to the director, and the director has the right to vote the shares.

COMPENSATION PURSUANT TO PENSION PLANS

     The table below illustrates annual retirement benefits for executive officers expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person's annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age 65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.

                               PENSION PLAN TABLE

                            LENGTH OF SERVICE
AVERAGE FINAL   -----------------------------------------
COMPENSATION    30 YEARS   35 YEARS   40 YEARS   45 YEARS
-------------   --------   --------   --------   --------
    400,000      240,000    260,000    280,000    300,000
    500,000      300,000    325,000    350,000    375,000
    600,000      360,000    390,000    420,000    450,000
    700,000      420,000    455,000    490,000    525,000
    800,000      480,000    520,000    560,000    600,000
    900,000      540,000    585,000    630,000    675,000
  1,000,000      600,000    650,000    700,000    750,000
  1,100,000      660,000    715,000    770,000    825,000
  1,200,000      720,000    780,000    840,000    900,000

     Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under "Annual Compensation" for the five years preceding retirement, not to exceed 130% of the average annual salary for such five year period. Messrs. Ferland, Codey, Dougherty and Murray will have accrued approximately 48, 41, 48 and 41 years of credited service, respectively, as of age 65. Mr. Eliason is scheduled to retire at age 59 with 23 years of credited service.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation program for executive officers of Enterprise, PSE&G and EDHI is administered by the Organization and Compensation Committee of the Enterprise Board of Directors. During 1997, the Committee consisted solely of non-employee directors, each of whom is named below. Effective March 2, 1998, following the adoption of this report, the Committee membership was adjusted as part of a general rotation of assignments to the various committees of the Board. Ernest H. Drew and Conrad K. Harper joined and Marilyn M. Pfaltz left the Committee. Policies and plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

     The Committee's philosophy on executive compensation is to base compensation on the value and level of performance of the executive and to link compensation to shareholder value. To achieve this result, the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive plan and a long-term incentive plan. Also included as compensation are a deferred compensation plan, employer contributions to a thrift plan and an employee stock purchase plan.

     Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices are shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well for general industry, while for EDHI positions, only general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets as well as individual measures for each executive officer related to such person's area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market. Generally, for 1997, base salaries remained the same or, depending on the particular executive officer, were only slightly increased from 1996 levels, because of the increase in annual incentive targets, in an effort to increase the percentage of total compensation which is performance based, as discussed below.

     For fiscal year 1997, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, was not increased from that paid in 1996, due to the increase in his target incentive award. Mr. Ferland's base salary for 1996, based on overall performance, was set at a rate which was approximately the median of comparable size utilities and significantly below that of general industry. Since the incentive compensation plans discussed below are based in part upon a percentage of salary, these elements of Mr. Ferland's compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of PSE&G and EDHI business plans, financial results, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are utilized.

     The Management Incentive Compensation Plans are designed to motivate and reward executives of PSE&G and EDHI for both achievement of individual goals and overall company results. For each year, each individual executive officer has a target incentive award, expressed as a percentage of salary ranging from 20% to 50%, established by the Committee. The target percentages were increased in 1997 to better align executive officers with industry practice. Each individual target incentive award is multiplied by two components, one reflecting corporate goal results and one reflecting individual goal results. The corporate goals for 1997 and 1996 were based upon a comparison of Enterprise's return on capital compared to the median return on capital of a group of utilities which comprise the Dow Jones Utilities Index and a comparison of PSE&G's change in customer costs for electricity and gas compared to a panel of other utilities.

     The corporate goal is computed by assigning an award factor of between 0 and 1.5 based upon the comparison of return on capital adjusted by adding or subtracting a factor ranging from -0.5 to +0.5 to reflect the electric and gas cost comparison. No award is granted if Enterprise's return on capital falls below a threshold amount which is one percentage point below the median return of the comparison group. A return of one percentage point above the median results in an award factor of 1.5. After applying the corporate goal factor, the resulting amount is further multiplied by an individual factor of between 0 and 1.5, based upon the executive's accomplishment of specific objectives. The criteria utilized with respect to a significant percentage of such individual specific objectives were the attainment of certain corporate performance goals. Depending on the executive officer, for 1997 and 1996 these corporate factors were financial performance, nuclear performance, cost savings, regulatory and public policy strategies, new business development, customer satisfaction, business strategy and restructuring and business systems integration.

     Annual awards are determined within 120 days of the end of the fiscal year. Awards for 1997, including Mr. Ferland's, have not yet been determined. Mr. Ferland's 1996 annual incentive award was determined in 1997 based upon fiscal year 1996 performance and reflects that (i) Enterprise's 1996 return on capital ranked above the median of the comparison group, the Dow Jones Utilities Index,
(ii) the combined annual change in customer costs in 1996 was slightly higher than that of the comparison utilities and (iii) improvements were made in certain of Enterprise's operating activities. For each of 1997 and 1996, Mr. Ferland's target award was set at 50% of salary and for 1996 his individual multiplier, reflecting accomplishments of specific objectives, was set at the average of the individual amounts of the other participants in the plans. For 1996, the corporate goal factor was 0.910 and Mr. Ferland's individual goal factor was 1.075. For each of those years, Mr. Ferland's specific objectives primarily reflected the individual goals of the executive officers of Enterprise, including the various corporate factors noted above.

     The Long-Term Incentive Plan is designed to provide a direct linkage between the executive's interests and increases in shareholder value by encouraging certain executives of Enterprise and its subsidiaries to increase their ownership of Enterprise Common Stock. It is also designed to motivate and reward executives for meeting corporate objectives that are intended to more closely align the executives' interest with the long-term interests of Enterprise's shareholders.

     The plan's design includes the granting of stock options in tandem with performance units and dividend equivalents, as well as the granting of options not in tandem with performance units and dividend equivalents. In the case of tandem grants, cash payment is made only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised. Any such payment is based on the value of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made. Grant levels are determined by the Committee based upon several factors including the participant's ability to contribute to the overall success of Enterprise and its subsidiaries and competitive market data. The level of grants and the value of the performance units are reviewed annually by the Committee. The Committee does not consider the current level of options held by executive officers when determining option grants. In 1997, additional non-tandem stock options were granted in order to strengthen the linkage of compensation to stock ownership and performance, increase stock ownership of executive officers and better align their total compensation with the competitive market.

     In 1997, the total value of the grant of options and of the tandem grant of options, performance units and dividend equivalents to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases was either above or below the median. In 1997, Mr. Ferland was granted 118,000 options, including 18,000 options granted in tandem with performance units and dividend equivalents, based on his ability to influence long-term results for the benefit of shareholders and market data for individuals at comparable salary levels. The total grant of tandem and non-tandem stock options to Mr. Ferland was at approximately the median of the comparative market data.

     In 1997, the performance unit value was determined by Enterprise's total return to shareholders, over a three-year performance period, as compared to the companies in the Dow Jones Utilities Index. The higher the ranking of Enterprise in the group, the greater the value of the performance unit. If Enterprise ranks in the top three out of fifteen in the group, executives receive 125% of the target award. If Enterprise ranks as the fourth company, executives receive 100% of the target award, with decreasing awards from 90% down to 30%, if Enterprise is the fifth through the eleventh company, respectively. No award is given if Enterprise's total return to shareholders falls below the eleventh company out of fifteen.

     In 1997, Enterprise's long-term performance as measured by the total return to shareholders over the 1994 through 1996 period placed it as the eleventh company. Therefore, performance unit awards equal to 30% of the target award were granted.

     Section 162(m) of the Internal Revenue Code, which became effective January 1, 1994, generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans and for compensation that is paid pursuant to certain contracts entered into prior to February 1993. Mr. Ferland was the only executive officer for whom compensation paid in 1997 for Federal income tax purposes exceeded $1 million. The Committee and Enterprise have determined that the amount as to which a deduction is not allowed by reason of Section 162(m) is not sufficient to warrant taking any action at this time to modify the compensation program, but will continue to evaluate executive compensation in light of Section 162(m).

     Members of the Organization and Compensation Committee:

         Irwin Lerner, Chairman
T. J. Dermot Dunphy     Marilyn M. Pfaltz
Raymond V. Gilmartin    Josh S. Weston

                               PERFORMANCE GRAPH

     The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1992 in Enterprise Common Stock, the S&P 500 Composite Stock Price Index and the Dow Jones Utilities Index.

PERFORMANCE GRAPH SHOWN HERE

         Measurement Period
       (Fiscal Year Covered)              Enterprise            S&P 500         Dow Jones Utilities
1992                                        100.00               100.00               100.00
1993                                        110.45               110.08               109.63
1994                                         99.11               111.53                92.87
1995                                        123.37               153.45               122.57
1996                                        118.75               188.68               133.72
1997                                        150.08               251.63               164.47

PROPOSAL 2

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of Enterprise for 1998, subject to the ratification of the stockholders entitled to vote for the election of directors, by a majority of the votes cast on the question of such ratification, provided a quorum is present, at the Annual Meeting of Stockholders.

     Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

PROPOSAL 3

     The proposal set forth below has been submitted by a stockholder. For the reasons stated, the Board of Directors of Enterprise has concluded that it cannot support the proposal. This does not mean, however, that stockholder proposals are not welcomed. Enterprise receives many suggestions from stockholders, some as formal stockholder proposals. All are given careful attention and Enterprise has adopted a number of the suggestions made.

                              STOCKHOLDER PROPOSAL

     Citizen Lobby, Inc., 11 North Willow Street, Trenton, NJ 08603, owner of 41 shares of Enterprise Common Stock, has informed Enterprise that it intends to propose the following resolution at the Annual Meeting:

     The proposed resolution and supporting statement, for which the Board of Directors and Enterprise accept no responsibility, are as follows:

     "WHEREAS, Public Service Gas and Electric [sic] (PSE&G) is operator and owner of 42.59% of the Salem Nuclear Generating Station Unit 1 and Unit 2 (Salem), and is liable to shareholders for the continued economic viability of the facility;

     WHEREAS, we believe the burden of a poorly performing electricity producer operated by PSE&G will degrade the general value of shareholder stock;

     WHEREAS, only five of the existing 108 U.S. nuclear reactors have averaged a lower lifetime capacity factor than Salem Unit 2, and only eleven have performed worse than Salem Unit 1;

     WHEREAS, through 1996, the Salem reactor had a lifetime capacity factor of 52 percent, which is 25 percent less productive that [sic] the average nuclear plant during that same time period;

     WHEREAS, for the past five years Salem Unit 1 and Salem Unit 2 have had more down time than all but one other nuclear power generator in the entire country, the Indian Point Three reactor;

     WHEREAS, PSE&G spent $491 million in 1995 and 1996 repairing and maintaining the Salem reactors, roughly one third of which was for new capital additions, for which shareholders could be held financially liable;

     WHEREAS, Komanoff Energy Associates and Resource Insight, Inc. in conjunction with the Pace University School of Law, estimates losses from operating Salem after 1997 and into the next century range from $167 million to $2.5 billion, and [sic] average $944 million, the burden of which may be borne by PSE&G shareholders or executive salary compensation packages;

     WHEREAS, PSE&G's basis for continued operation and investment in the Salem nuclear reactors follows the assumption that the Salem Unit 1 and Unit 2 reactors will operate at a 75% capacity factor, a level more than 40% above the facility's lifetime average;

     RESOLVED: the shareholders request that PSE&G provide a full report to shareholders no later than 6 months after the next annual meeting, documenting a complete financial assessment of the cost of decommissioning Salem immediately and replacing it with alternative sources verses [sic] continued operation for the full licensed duration, including such costs as:

          a. forward going capital costs;

          b. operation and maintenance costs;

          c. decommissioning and waste disposal costs;

          d. costs of potential accidents;

          e. cost and savings of alternative electricity production sources;

          f. and including an analysis of the level of operation at which continued operation of Salem is not economically feasible.

     The following is the statement submitted in support of this proposal:

     "Past performance and general understanding demonstrate that costs for continued operation, maintenance, and capital repairs will not be borne by executive compensation packages. We believe an assessment of the above comparative costs is essential for realistic and responsible planning."

     If you agree, please mark your proxy FOR; if you disagree mark AGAINST.
NOTE: PROXY OR PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION."

                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

     Your Board of Directors believes that the Proposal is not in the best interests of stockholders. Rather, it constitutes a part of an organized campaign by the proponent to reduce electric rates through closure of Salem without commensurate compensation to Enterprise, PSE&G or stockholders.

     The proponent, also known as New Jersey Public Interest Research Group ("NJPIRG") has, since its formation in 1972, consistently and continuously advocated the shutdown and decommissioning of Salem at the expense of stockholders.

     To such end, it has intervened or attempted to intervene in numerous regulatory proceedings before the New Jersey Board of Public Utilities ("NJBPU"). NJPIRG has consistently taken positions adverse to stockholders in legal proceedings involving Enterprise and PSE&G. For example, in 1996, following the NJBPU investigation into the outage resulting from PSE&G's decision to remove Salem 1 and Salem 2 from service in 1995, discussed below, NJPIRG unsuccessfully tried to overturn a settlement between PSE&G and the NJBPU and to require stockholders to bear a greater share of the outage costs.

     Currently, NJPIRG, as part of an ad hoc coalition, is seeking to deny PSE&G's recovery of its investment in Salem (and thus the investment of Enterprise and its stockholders) in the NJBPU's Energy Master Plan Proceeding ("EMP Proceeding") to restructure the electric power industry in New Jersey. As part of its campaign to reduce electric rates, NJPIRG is also lobbying local New Jersey government officials to boycott the purchase of all electric power sold by PSE&G in the deregulated market unless it permanently closes Salem.

     Notwithstanding what your Board of Directors believes to be NJPIRG's political motivation, Enterprise and PSE&G believe that the substance of the proposal is moot since the financial assessment requested by the proposal has been completed and has been made publicly available, as more fully described below.

     As a matter of prudent management of its generating units, including its nuclear units, PSE&G periodically evaluates the economics, environmental emissions characteristics, system reliability requirements and other factors of its generating units and the price and availability of electricity for purchase, to assure that it maintains an economic and environmental supply of electricity.

     Following PSE&G's decision to remove Salem 1 and Salem 2 from service in 1995, PSE&G engaged in a thorough assessment of each of these units to identify the work necessary to achieve safe, sustained, reliable and economic operation. As a result of this comprehensive review, Salem 1's steam generator tubes were found to be defective. In reaching a decision to replace the steam generator at Salem 1, in 1996 PSE&G performed a comprehensive study which involved an intensive analysis of the technical, operational and economic issues related to this business decision.

     The principal options considered for Salem 1 (all of which are equally applicable to its twin, Salem 2) were: (1) replacement of the generator during the Salem Outage; (2) repair now and replace the generator in a future outage;
(3) repair the generator and then retire the entire unit or (4) decommissioning the unit immediately. In the retirement case, the energy and capacity required to replace the unit were valued at market prices, with assumed additions of the optimal "least-cost" competitive merchant electric generating plants in the Pennsylvania-Jersey-Maryland Interconnection. PSE&G considered the present worth of incremental capital and operation and maintenance spending and replacement power costs incurred by it; sophisticated electric power market modeling incorporating replacement power simulation and replacement capacity costs; federal income tax impact and decommissioning costs.

     This comprehensive evaluation concluded that immediate replacement of the steam generator was the most economic alternative. This study was made publicly available in the EMP Proceeding in which NJPIRG is participating as a member of a coalition. Enterprise and PSE&G believe that the study included all of the data and incorporated all of the material factors contemplated by the financial assessment requested in the Proposal and remains valid. Therefore, the report requested by the Proposal is duplicative, costly, unnecessary and serves no valid purpose.

     Your Board of Directors recommends that you vote AGAINST the Proposal.

                                LEGAL PROCEEDING

     As previously disclosed in Enterprise's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in October 1995, Enterprise received a letter from a representative of a purported shareholder demanding that it commence legal action against certain of its officers and directors with regard to nuclear operations of PSE&G's Salem and Hope Creek generating stations. The Board of Directors promptly commenced an investigation and advised the purported shareholder thereof. While the investigation was pending, the purported shareholder nevertheless commenced, by complaint filed in December 1995, a shareholder derivative action on behalf of Enterprise shareholders against the then incumbent directors, except Dr. Remick. Similar derivative complaints were filed by two profit sharing plans and one individual in February and March 1996 against Messrs. Ferland, Codey, Eliason and others. On March 19, 1996, the Board's investigation was concluded, and the Board determined that this litigation should not have been instituted and should be terminated. On July 3, 1996, another individual purported shareholder filed a similar complaint naming the same defendants as the first derivative lawsuit. On August 21, 1996, all defendants filed motions to dismiss all four derivative actions, which motions were denied and attempts to appeal were unsuccessful. Pursuant to Court Order, the defendants have filed motions for summary judgment to dismiss two of the cases, which motions are pending. In the other two cases, one of the plaintiffs has sold her shares and is seeking to withdraw from the litigation. Another of the plaintiffs (a profit sharing plan) has been dissolved, and one of the individual participants in the plan is seeking to maintain the litigation in his individual name. Discovery in these latter two cases is continuing. The four complaints generally seek recovery of damages for alleged losses purportedly arising out of PSE&G's operation of the Salem and Hope Creek generating stations, together with certain other relief, including removal of certain executive officers of PSE&G and Enterprise and certain changes in the composition of Enterprise's Board of Directors.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in next year's Proxy Statement should be sent to Edward J. Biggins, Jr., Secretary, T4B, Public Service Enterprise Group Incorporated, 80 Park Plaza, P. O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 3, 1998.

                                 MISCELLANEOUS

     If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. At the time this Proxy Statement went to press, the Board of Directors and the management of Enterprise did not know of any other matters which might be presented for stockholder action at the meeting.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by Enterprise. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Enterprise and its subsidiaries, in person or by telephone, telegraph or facsimile. Enterprise has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $10,000, plus reimbursement of expenses.

     A summary of the proceedings at the Annual Meeting will be mailed to stockholders. Enterprise will also provide without charge to each person solicited, on the written request of any such person, a copy of its Annual Report on Form 10-K for the year 1997, which has been filed with the Securities and Exchange Commission. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P. O. Box 1171, Newark, New Jersey 07101-1171. Any such copy of Enterprise's Annual Report on Form 10-K so furnished will not include any exhibits thereto, but will be accompanied by a list briefly describing all such exhibits, and Enterprise will furnish any such exhibit upon request and upon payment of the fee specified therefor.

                                     By order of the Board of Directors,

                                          EDWARD J. BIGGINS, JR.
                                          Secretary

March 3, 1998

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    APPENDIX

                              FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................  A-1
CONSOLIDATED STATEMENTS OF INCOME...........................  A-21
CONSOLIDATED BALANCE SHEETS.................................  A-22
CONSOLIDATED STATEMENTS OF CASH FLOWS.......................  A-24
CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY......  A-25
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................  A-26
FINANCIAL STATEMENT RESPONSIBILITY..........................  A-67
INDEPENDENT AUDITORS' REPORT................................  A-68

                     PUBLIC SERVICE ENTERPRISE INCORPORATED

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ENTERPRISE

     This discussion refers to the Consolidated Financial Statements and related Notes of Public Service Enterprise Group Incorporated (Enterprise) and should be read in conjunction with such statements and notes.

CORPORATE STRUCTURE

     Enterprise has two direct wholly owned subsidiaries, Public Service Electric and Gas Company (PSE&G) and Enterprise Diversified Holdings Incorporated (EDHI). Enterprise's principal subsidiary, PSE&G, is an operating public utility providing electric and gas service in certain areas within the State of New Jersey.

     EDHI is the parent of Enterprise's non-utility businesses: Community Energy Alternatives Incorporated (CEA), an investor in and developer and operator of projects in the generation, transmission and distribution of energy, including cogeneration and independent power production (IPP) facilities, electric distribution companies, exempt wholesale generators (EWGs) and foreign utility companies (FUCOs); Public Service Resources Corporation (PSRC), which has made primarily passive investments; Energis Resources Incorporated (Energis) which provides a variety of energy related services to industrial and commercial customers both within and outside of PSE&G's traditional service territory (see Competitive Environment) and Enterprise Group Development Corporation (EGDC), a nonresidential real estate development and investment business. EDHI also has two finance subsidiaries: PSEG Capital Corporation (Capital), which provides privately-placed debt financing to EDHI's operating subsidiaries, except Energis, on the basis of a minimum net worth maintenance agreement with Enterprise and Enterprise Capital Funding Corporation (Funding), which provides privately-placed debt financing to PSRC, CEA and their subsidiaries, which debt is guaranteed by EDHI, but without direct support from Enterprise. EGDC has been conducting a controlled exit from its real estate business since 1993. In July 1996, EDHI sold Energy Development Corporation (EDC), an oil and gas subsidiary.

     As of December 31, 1997 and 1996, PSE&G comprised 83% and 88%, respectively, of Enterprise's assets. For each of the years 1997, 1996 and 1995, PSE&G revenues were approximately 96%, 96%, and 97%, respectively, of Enterprise's revenues and PSE&G's earnings available to Enterprise for such years were 92%, 87% and 88%, respectively, of Enterprise's net income.

OVERVIEW OF 1997

     A major event which will impact Enterprise and PSE&G in the future occurred in April 1997 when the New Jersey Board of Public Utilities (BPU) unveiled its final report regarding Phase II of the New Jersey Energy Master Plan (Energy Master Plan) (final Phase II report) addressing wholesale and retail electric competition in New Jersey. The final Phase II report required PSE&G and other New Jersey electric utilities to develop rate and service plans to give customers a choice of suppliers. PSE&G filed its proposal in July 1997 and hearings before the BPU are in progress (see Note 2. Rate Matters of Notes to Consolidated Financial Statements (Notes)). PSE&G cannot predict the outcome of the Energy Master Plan proceedings. The outcome of these proceedings could have a material adverse impact on Enterprise's and PSE&G's financial condition, results of operations and net cash flows.

     Another significant event in 1997 was the progress made at the Salem Nuclear Generating Station (Salem). As previously reported, Salem Units 1 and 2 (Salem 1 and 2) were taken out of service in mid-1995. During these outages, PSE&G made significant changes and improvements related to the people, processes and equipment at Salem to improve the long-term reliability of the units. Salem 2 returned to service in August 1997. Salem 1 is scheduled to restart, subject to Nuclear Regulatory Commission (NRC) approval, during the first quarter of 1998 (see Nuclear Operations).

     To further Enterprise's strategy to develop its non-utility business through international expansion, CEA established strategic partnerships with other companies, expanding as a developer and operator of electric generation projects and an operator of distribution systems. CEA was successful in expanding operations in its various targeted regions in South America, particularly Brazil and Argentina. In 1997, CEA's assets quadrupled to about $1.2 billion, bringing the level of its portfolio at December 31, 1997 to 26 generation projects and two distribution ventures around the world (see Liquidity and Capital Resources).

RESULTS OF OPERATIONS

     Earnings per share of Enterprise common stock (Common Stock) was $2.41 in 1997, representing a decrease of $0.11 per share or 4% from 1996. Earnings per share was $2.52 in 1996, a decrease of $0.19 per share or 7% from 1995.

     PSE&G's contribution to earnings per share in 1997 decreased $0.07 compared to 1996 due to higher administrative costs attributable to systems modifications for Year 2000 readiness, legal fees associated with the settlement of the Salem co-owner litigation and a gain recorded in the second quarter of 1996 from the repurchase of a portion of PSE&G's outstanding cumulative preferred stock at discounts to par. These decreases were partially offset by lower operation and maintenance expenses at Salem and the Hudson generating station. Salem's refueling outage expenses and restart activities declined while Hudson's expenses benefited from a decrease in the workforce as well as a reduction of outage work performed in 1997. Earnings per share in 1997 and 1996 were each negatively impacted by charges related to the shutdown of Salem 1 and 2 which began in 1995. The settlement of the lawsuits filed by the co-owners of Salem negatively impacted 1997 earnings by $0.27 per share and refunds required by the BPU's December 31, 1996 Order (December 31st Order) which resolved Salem and other outstanding regulatory issues negatively impacted 1996 earnings by $0.25 per share (see Note 2. Rate Matters of Notes).

     EDHI's contribution to earnings per share in 1997 decreased $0.14 compared to 1996 primarily due to the absence of 1996 earnings of $0.10 per share related to the discontinued operations of EDC and higher operating expenses of Energis as it continued to grow.

     As a result of Enterprise's stock repurchase program which began in July 1996, earnings per share of Common Stock for 1997 increased $0.10 from 1996. A total of 12.7 million shares were repurchased at a cost of $350 million under this program which concluded in January 1997.

     In 1996, PSE&G's contribution to earnings per share decreased $0.22 compared to 1995 due to the refunds required by the December 31st Order (see
Note 2. Rate Matters of Notes). Other factors that decreased earnings per share in 1996 were increased operation and maintenance expenses related to the outages at Salem and Hope Creek Nuclear Generating Station (Hope Creek) and increased depreciation due to additional plant in service. The earnings per share decrease was partially offset by higher gas sales in early 1996 due to favorable weather conditions and the gain on the repurchase of certain of PSE&G's outstanding cumulative preferred stock at a discount to par.

     EDHI's contribution to earnings per share in 1996 increased $0.01 compared to 1995 principally due to increased investment income from PSRC.

     Earnings per share of Common Stock in 1996 increased $0.02 as a result of Enterprise's stock repurchase program, described above.

     PSE&G -- REVENUES

     ELECTRIC

     Revenues increased $244 million or 6% in 1997 and decreased $77 million or 2% in 1996. The increase in 1997 was primarily due to an increase in energy sales to wholesale customers and 1996 refunds required by the December 31st Order, partially offset by lower kilowatt sales from unfavorable weather.

     GAS

     Revenues increased $56 million or 3% and $195 million or 12% in 1997 and 1996, respectively. The 1996 increase was primarily due to a higher recovery of fuel costs and favorable weather conditions in early 1996.

     PSE&G -- EXPENSES

     FUEL FOR ELECTRIC GENERATION AND INTERCHANGED POWER

     Fuel for Electric Generation and Interchanged Power increased $260 million or 28% in 1997 and $27 million or 3% in 1996. The increases in both years were primarily due to increases in energy sales to wholesale customers. To the extent fuel revenue and expense flow through the Electric Levelized Energy Adjustment Clause (LEAC) mechanism, variances in fuel revenues and expenses offset and thus have no direct effect on earnings. For a discussion of fuel related revenue and expense included in the LEAC, see Note 1. Organization and Summary of Significant Accounting Policies of Notes.

     GAS PURCHASED

     Gas purchased decreased $17 million or 2% in 1997 and increased $156 million or 16% in 1996. The 1996 increase was due to an increase in energy sales to wholesale customers. Due to the operation of the Levelized Gas Adjustment Clause (LGAC) mechanism, variances in fuel revenues and expenses offset, and have no direct effect on earnings.

     FEDERAL INCOME TAXES

     Federal income taxes increased $42 million or 16% in 1997 and decreased $56 million or 17% in 1996. The 1997 taxes were higher due to an increase in pre-tax operating income while 1996 taxes were lower due to a decrease in pre-tax operating income.

     NET LOSS (GAIN) ON PREFERRED STOCK REDEMPTIONS

     Net Loss (Gain) on Preferred Stock Redemptions decreased $21 million in 1997 from the comparable 1996 period. The decrease was primarily due to an $18 million net gain on the repurchase of certain of PSE&G's outstanding cumulative preferred stock at discounts to par in the second quarter of 1996 (see External Financings -- PSE&G).

     YEAR 2000 EXPENSES -- ENTERPRISE AND PSE&G

     Many of Enterprise's and PSE&G's systems must be modified due to computer program limitations in recognizing dates beyond 1999. If not corrected, the systems could fail or cause erroneous results by, at or after January 1, 2000. Substantial changes to, and some replacements of, Enterprise's and PSE&G's present systems are being made in an effort to mitigate potential Year 2000 issues. Costs are being expensed as incurred in accordance with Emerging Issues Task Force (EITF) Issue No. 96-14, "Accounting for the Costs Associated with Modifying Computer Software for the Year 2000." During 1997, $8 million of costs related to Year 2000 readiness were incurred. Management estimates the total cost of this effort to be about $92 million to be incurred from 1997 through 2001, of which $41 million is expected to be incurred in 1998.

     Enterprise and PSE&G have assembled a cross-functional team to inventory, assess and identify and implement solutions for Enterprise's and PSE&G's systems. Plans provide for 80% of critical systems to be Year 2000 ready in 1998, with the remaining critical systems to be ready by July 1999. By the end of 1999, plans call for 80% of non-critical systems to be Year 2000 ready with the remainder of those systems to be Year 2000 ready in 2000.

     Additionally, the team has surveyed Enterprise's and PSE&G's top 3000 vendors to assess their plans for Year 2000 readiness. The team has also been working with critical suppliers and the Pennsylvania -- New Jersey -- Maryland Interconnection (PJM) on their plans for Year 2000 readiness.

     An inability of Enterprise, PSE&G, their subsidiaries, members of PJM or Enterprise's or PSE&G's critical suppliers to meet the Year 2000 deadline could have a material adverse impact on Enterprise's and PSE&G's operations, financial condition, results of operations and net cash flows. For a discussion of the NRC proposal regarding Year 2000 readiness, see Note 10. Commitments and Contingent Liabilities.

     EDHI -- NET INCOME

                                                                     INCREASE OR (DECREASE)
                                                         ----------------------------------------------
                                                             1997 VS. 1996            1996 VS. 1995
                                                         ---------------------    ---------------------
                                                                        PER                      PER
                                                          AMOUNT       SHARE       AMOUNT       SHARE
                                                         ---------    --------    ---------    --------
                                                          (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
CEA....................................................    $  4        $ .02        $ (2)       $(.01)
PSRC...................................................       3          .01          22          .09
EGDC...................................................      (5)        (.02)         (1)          --
Energis................................................     (12)        (.05)         (6)        (.02)
                                                           ----        -----        ----        -----
Continuing Operations..................................     (10)        (.04)         13          .06
Discontinued Operations -- EDC
  Income from Operations...............................     (11)        (.04)        (24)        (.11)
  Gain on Sale.........................................     (13)        (.06)         13          .06
                                                           ----        -----        ----        -----
          Total........................................    $(34)       $(.14)       $  2        $ .01
                                                           ====        =====        ====        =====

     CONTINUING OPERATIONS

     EDHI's income from continuing operations was $47 million for 1997, a $10 million decrease from 1996. The loss for Energis increased due to higher selling, general and administrative expenditures as Energis continued to grow. PSRC's income increased primarily due to income from new lease investments, partially offset by lower income from partnership investments. CEA's income increased due to improved financial performance of several projects.

     EDHI's income from continuing operations was $57 million in 1996, a $13 million increase over 1995. The 1996 increase was due to PSRC's increased income from partnership investments. Energis' income decreased due to increased administrative and general expenditures (startup costs) and lower margins related to retail gas marketing. Energis was formed on December 31, 1996 by consolidating the operations of two former PSRC subsidiaries, U.S. Energy Partners and Enterprise Strategic Energy Solutions.

     DISCONTINUED OPERATIONS

     EDC was sold on July 31, 1996. Income related to EDC operations was $11 million in 1996, a $24 million decrease from 1995. The 1996 decrease was due to the inclusion of only seven months of earnings for 1996 and a $23 million after-tax gain realized in 1995 related to the settlement of a take-or-pay sales contract.

LIQUIDITY AND CAPITAL RESOURCES

     ENTERPRISE

     Enterprise is a public utility holding company and as such, has no operations of its own. The following discussion of Enterprise's liquidity and capital resources is on a consolidated basis, noting the uses and contributions of Enterprise's two direct subsidiaries, PSE&G and EDHI.

     Cash generated from PSE&G's operations is expected to provide the major source of funds for PSE&G's business. EDHI's growth will be funded through external financings, cash generated from its operations, and equity capital. Cash and cash equivalents totaled $83 million at the end of 1997 compared with $279 million at the end of 1996.

     During 1996, Enterprise repurchased 11.2 million shares of its Common Stock at an aggregate cost of $307 million. The Common Stock repurchase program concluded on January 17, 1997. A total of 12.7 million shares were repurchased under the program at a cost of $350 million.

     Dividend payments on Common Stock were $2.16 per share and totaled $501 million for the year ended December 31, 1997. Since 1986, PSE&G has made regular cash payments to Enterprise in the form of dividends on outstanding shares of PSE&G's common stock. PSE&G has paid quarterly dividends on its common stock in each year commencing in 1948, the year of the distribution of PSE&G's common stock by Public Service Corporation of New Jersey, the former parent of PSE&G. From 1992 through 1996, EDHI made regular cash payments to Enterprise in the form of dividends on outstanding shares of EDHI's common stock. Due to the growth in EDHI investment activities, no dividends on EDHI's common stock were paid in 1997 or are anticipated for 1998.

     Enterprise has paid quarterly dividends in each year commencing with the corporate restructuring of PSE&G when Enterprise became the owner of all the outstanding common stock of PSE&G. While a key objective of the Board of Directors of Enterprise is to keep the Common Stock dividend secure, amounts and dates of such dividends as may be declared will necessarily be dependent upon Enterprise's future earnings, financial requirements and other factors including the receipt of dividend payments from its subsidiaries.

     Enterprise and PSE&G have issued Deferrable Interest Subordinated Debentures in connection with the issuance of tax deferred preferred securities. If and for as long as payments on those Deferrable Interest Subordinated Debentures have been deferred, or Enterprise or PSE&G has defaulted on the indenture related thereto or its guarantee thereof, neither Enterprise nor PSE&G may pay any dividends on their common and preferred stock (see Note 6. Schedule of Consolidated Capital Stock and Other Securities of Notes).

     PSE&G paid dividends of $523 million and $524 million to Enterprise during the years ended December 31, 1997 and 1996, respectively. EDHI paid dividends of $369 million during the year ended December 31, 1996 primarily from proceeds of the sale of EDC.

     Cash provided by operating activities totaled $1.095 billion in 1997, down from $1.470 billion in 1996. The major contributor in 1997 was net income of $560 million, which included $630 million of non-cash deductions for depreciation and amortization (see Results of Operations).

     Cash provided by operating activities totaled $1.470 billion in 1996, down from $1.518 billion in 1995. The major contributor in 1996 was net income of $612 million, which included $607 million of non-cash deductions for depreciation and amortization (see Results of Operations).

     Cash used in investing activities totaled $1.614 billion in 1997, up from $9 million in 1996. The primary use of cash in 1997 was a net increase in long-term investments of $914 million, including CEA's investments in distribution and generation companies of $852 million, PSRC's net increase in investments of $97 million and utility plant additions, excluding Allowance for Funds Used During Construction (AFDC), of $542 million at PSE&G (see Capital Requirements -- PSE&G).

     Cash used in investing activities totaled $9 million in 1996, down from $935 million in 1995. The proceeds from the sale of EDC were almost fully offset by PSE&G's additions to utility plant (see Capital Requirements -- PSE&G). Net proceeds from the EDC sale were $704 million.

     Cash provided by financing activities was $323 million in 1997 as compared to $1.244 billion of cash used in financing activities in 1996. Major contributors in 1997 were an increase in short-term debt by PSE&G of $468 million, EDHI of $267 million and Enterprise of $75 million, primarily used to fund certain scheduled long-term debt maturities, CEA's investments and a net increase in long-term debt of $85 million, partially offset by the payment of dividends on Common Stock of $501 million. PSE&G's long-term debt decreased $287 million in 1997 while EDHI's long-term debt increased $372 million.

     Cash used in financing activities was $1.244 billion in 1996, up from $586 million in 1995. The primary use of cash in 1996 was the payment of dividends on Common Stock of $523 million, the retirement of Common Stock of $307 million, and a net decrease in long-term debt $434 million.

     As of December 31, 1997, Enterprise's capital structure consisted of 48.4% common equity, 45.3% long-term debt and 6.3% preferred securities. The capital structure as of December 31, 1996 consisted of 49.8% common equity, 43.7% long-term debt and 6.5% preferred securities.

     As a result of the 1992 focused audit of Enterprise's non-utility businesses (Focused Audit), the BPU approved a plan which, among other things, provides that: (1) Enterprise will not permit EDHI's non-utility investments to exceed 20% of Enterprise's consolidated assets without prior notice to the BPU (such investments at December 31, 1997 were approximately 16% of assets); (2) the PSE&G Board of Directors include non-employee Enterprise directors, with an annual certification by such Board that the business and financing plans of EDHI will not adversely affect PSE&G; (3) Enterprise agree to (a) limit debt supported by the minimum net worth maintenance agreement between Enterprise and Capital to $750 million and (b) make a good-faith effort to eliminate such support over a six to ten year period from April 1993; and (4) EDHI pay PSE&G an affiliation fee of up to $2 million a year to be applied by PSE&G through its LGAC and its LEAC to reduce utility rates. Beginning in 1995, the debt supported by the minimum net worth maintenance agreement was limited to $650 million and the affiliation fee has been proportionately reduced as such supported debt is reduced. Enterprise and EDHI and its subsidiaries continue to reimburse PSE&G for the costs of all services provided to them by employees of PSE&G.

     As a result of Enterprise's intent that EDHI and its subsidiaries provide the primary growth vehicles for Enterprise, financing requirements connected with continued growth of EDHI, changes to the utility industry resulting from the final outcome of the Energy Master Plan proceedings and potential accounting impacts resulting from the deregulation of the generation of electricity, modifications will be required to certain of the restrictions agreed to by Enterprise with the BPU in response to the Focused Audit. Enterprise expects that these modifications will be addressed in conjunction with the Energy Master Plan proceedings. The resolution of these matters could impact the future relative size and financing of the non-utility businesses and may affect Enterprise's future financial position, results of operations and net cash flows (see Note 2. Rate Matters of Notes).

     EDHI

     CEA, PSRC and Energis are expected to be the growth vehicles for EDHI and Enterprise. During the next five years, EDHI's capital requirements are expected to be provided from additional debt financing, operational cash flows and equity capital. A significant portion of CEA's growth is expected to occur in the international arena due to the current and anticipated growth in electric capacity required in certain regions of the world. PSRC will continue its focus on investments related to the energy business. Energis is expected to expand upon the current energy related services being provided to industrial and commercial customers.

     EDHI's cash provided by (used in) operating, investing and financing activities was as follows:

                                                         1997     1996     1995
                                                         -----    -----    -----
                                                          (MILLIONS OF DOLLARS)
Operating Activities:
  CEA..................................................  $  (9)   $   9    $   9
  PSRC.................................................    130      164       58
  Other................................................    (23)     (16)      12
                                                         -----    -----    -----
  Continuing Operations................................     98      157       79
  EDC..................................................     --       78      138
                                                         -----    -----    -----
          Total Operating Activities...................  $  98    $ 235    $ 217
                                                         =====    =====    =====
Investing Activities:
  CEA..................................................  $(852)   $  (8)   $ (27)
  PSRC.................................................    (97)       2      (49)
  Other................................................     (2)      12       53
                                                         -----    -----    -----
  Continuing Operations................................   (951)       6      (23)
  EDC..................................................     --      653     (113)
                                                         -----    -----    -----
          Total Investing Activities...................  $(951)   $ 659    $(136)
                                                         =====    =====    =====
Financing Activities:
  Debt.................................................  $ 638    $(380)   $   2
  Equity...............................................     78     (369)     (87)
                                                         -----    -----    -----
          Total Financing Activities...................  $ 716    $(749)   $ (85)
                                                         =====    =====    =====

     For a discussion of the source of EDHI's funds, see External Financings. Over the next several years, EDHI and its subsidiaries will be required to refinance their maturing debt and provide additional debt and equity financing for growth. Any inability to obtain required additional external capital or to extend or replace maturing debt and/or existing agreements at current levels and interest rates may affect future earnings. As of December 31, 1997 and 1996, EDHI's embedded cost of debt of its finance subsidiaries was approximately 8.2% and 8.9%, respectively. During 1997, EDHI's finance subsidiaries provided additional long-term debt financing of $265 million at an average interest rate of 6.8%.

     CEA

     During 1997, CEA's investment activities included:

     - Acquisition of approximately 30% of a Brazilian electric distribution company serving customers in the State of Rio Grande Do Sul, located in Southern Brazil. The total purchase price was $1.49 billion of which CEA's share was $498 million. This investment is an exempt FUCO.

     - Acquisition of a 50% interest in a 200 Megawatt (MW) natural gas-fired power plant located in Colombia, South America which is expected to become operational in the first quarter of 1998. This investment is a foreign EWG.

     - Acquisition with a partner of a 90% interest in two Argentine electric distribution companies serving the Buenos Aires Province for $565 million. CEA's indirect ownership of the two companies is 30%. Each of these investments is an exempt FUCO.

     - Acquisition of a 49% interest in an operating 180 MW oil-fired cogeneration plant located on the island of Oahu in Hawaii. This investment is a U.S. domestic QF.

     - Acquisition of an 80% interest in a 30 MW coal-fired cogeneration plant in the Jiangsu Province of China which is currently under construction. This investment is a foreign EWG.

     - Acquisition of 27% and 50% ownership interests in energy development companies located in the Philippines and Thailand, respectively. The project in the Philippines is a foreign EWG and the Thai investment is a power development company.

     The aggregate investment made in 1997 was approximately $852 million, of which $233 million was financed with non-recourse debt.

     PSRC

     During 1997, PSRC entered into leveraged leases of four power plants: one located in the United Kingdom and three in the Netherlands. The aggregate of these investments was approximately $145 million.

     During 1997, PSRC's investments in certain collateralized bond obligation securities and its equity investment in the underlying limited partnership were liquidated. Also in 1997, PSRC sold a DC10 aircraft, which was subject to a direct financing lease. The aggregate proceeds from these asset sales was approximately $62 million, which approximated the book cost of the assets sold.

     On January 2, 1998, the lessee of one of PSRC's leveraged leases exercised an early buyout option contained in the lease. As a result, in 1998, PSRC received approximately $59 million of proceeds resulting in an after-tax gain of approximately $6 million.

     ENERGIS

     Energis continued to expand its customer base to more than 5,000 businesses and increased its capabilities in providing energy services to customers, including:

     - Securing over 800 new business customers during a Pennsylvania Electric Pilot Program.

     - Acquiring, in January 1998, a diversified mechanical service contractor which provides services to commercial and industrial clients in Pennsylvania, New Jersey and Delaware.

     - Entering into a strategic alliance to market and service compact, portable generators.

     CAPITAL REQUIREMENTS -- PSE&G

     PSE&G had utility plant additions of $557 million, $603 million and $686 million, for 1997, 1996 and 1995, respectively, including AFDC of $15 million, $17 million and $36 million, respectively. Construction expenditures were related to improvements in PSE&G's existing power plants (including acquisition of nuclear fuel), transmission and distribution system, gas system and common facilities. PSE&G also expended $28 million, $34 million and $30 million for the cost of plant removal (net of salvage) in 1997, 1996 and 1995, respectively. Construction expenditures from 1998 through 2002 are expected to aggregate $3.1 billion, including AFDC. Forecasted construction expenditures are related to improvements in PSE&G's transmission and distribution system, existing power plants (including acquisition of nuclear fuel), gas system and common facilities. (See Construction and

Capital Requirements Forecast below.) The decision to make these improvements will depend, in part, upon the outcome of the Energy Master Plan proceeding.

     PSE&G expects that it will be able to internally generate all of its construction and capital requirements over the next five years, assuming adequate and timely recovery of costs, as to which no assurances can be given (see Note 2. Rate Matters and Note 10. Commitments and Contingent Liabilities of Notes).

     CONSTRUCTION AND CAPITAL REQUIREMENTS FORECAST

                                            1998      1999      2000      2001      2002     TOTAL
                                           ------    ------    ------    ------    ------    ------
                                                            (MILLIONS OF DOLLARS)
Construction and Investment Requirements
  (Estimate):
  PSE&G..................................  $  606    $  613    $  619    $  626    $  652    $3,116
  EDHI...................................     284       182       293       195       313     1,267
                                           ------    ------    ------    ------    ------    ------
  Total Construction and Investment
     Requirements........................     890       795       912       821       965     4,383
                                           ------    ------    ------    ------    ------    ------
Mandatory Retirement of Securities:
  PSE&G..................................     118       100       635       100       300     1,253
  EDHI...................................     222       314       105       162       157       960
                                           ------    ------    ------    ------    ------    ------
  Total Retirement of Securities.........     340       414       740       262       457     2,213
                                           ------    ------    ------    ------    ------    ------
          Total Capital Requirements.....  $1,230    $1,209    $1,652    $1,083    $1,422    $6,596
                                           ======    ======    ======    ======    ======    ======

     The projected effect of securitization, as included in PSE&G's Energy Master Plan proposal, is not included in the above forecast (see Note 2. Rate Matters of Notes).

EXTERNAL FINANCINGS

     ENTERPRISE

     At December 31, 1997 and 1996, Enterprise had a $75 million and a $25 million uncommitted line of credit, respectively, with a bank. At December 31, 1997, Enterprise had $75 million outstanding under this line of credit. At December 31, 1997, Enterprise had a committed $150 million revolving credit facility which expires in December 2002. At December 31, 1997, Enterprise had no debt outstanding under this revolving credit facility.

     In January 1998, Enterprise Capital Trust I, a special purpose statutory business trust controlled by Enterprise, issued $225 million of 7.44% Trust Originated Preferred Securities (Guaranteed Preferred Beneficial Interest in Enterprise's Debentures). Proceeds were lent to Enterprise and are evidenced by deferrable interest subordinated debentures. Enterprise used the proceeds to make a $218 million equity investment in EDHI. The debentures and their related indenture constitute a full and unconditional guarantee by Enterprise of the Preferred Securities issued by the trust. If and for as long as payments on Enterprise's debentures have been deferred, or Enterprise has defaulted on the indenture related thereto or its guarantee thereof, Enterprise may not pay any dividends on its Common Stock. Also in January 1998, Enterprise paid off the $75 million outstanding under its line of credit.

     PSE&G

     PSE&G has obtained BPU approval through December 31, 1998 to opportunistically refinance essentially all of its long-term debt and to refund up to $250 million of matured debt. Under its Mortgage, PSE&G may issue new First and Refunding Mortgage Bonds (Bonds) against previous additions and improvements and/or retired Bonds provided that its ratio of earnings to fixed charges is at least 2:1. As of December 31, 1997, the Mortgage would permit up to $3.3 billion aggregate principal amount of new Bonds to be issued against previous additions and improvements. At December 31, 1997, the coverage ratio under PSE&G's Mortgage was 3.45:1.

     In February 1997, PSE&G Capital Trust II, a special purpose statutory business trust controlled by PSE&G, issued $95 million of 8.125% Quarterly Income Preferred Securities (Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures). PSE&G used the proceeds to fund the redemption of all 188,684 shares of its 6.80% Cumulative Preferred Stock $100 par value at $102 per share on January 31, 1997 and redeemed all 750,000 shares of its 7.44% Cumulative Preferred Stock $100 par value at $103.72 per share in June 1997.

     In April 1997, PSE&G issued $25 million of Variable Rate Pollution Control Bonds, Series X, due 2031. PSE&G also issued $19 million of Variable Rate Pollution Control Notes due 2027 in June 1997. The proceeds of each of these issuances were used to redeem prior debt related to pollution control facilities of PSE&G.

     In June 1997, PSE&G issued $235 million of 6.50% Bonds, Series XX, due 2000. The proceeds were used primarily to refund $117 million of its 8.50% Bonds, Series LL, due 2022 and to reimburse its treasury for the purchase of other Bonds in the open market. Also in June 1997, PSE&G's 6.875% Bonds, Series KK, of $150 million matured.

     On November 1, 1997, $150 million of PSE&G's 7.125% Bonds, Series GG, matured. The redemption of these bonds was funded by the issuance of commercial paper. Also in November 1997, PSE&G issued $9 million of Secured MTNs, Series A at 7.04% and redeemed $9 million of its 9.25% Bonds, Series CC.

     In January 1998, $100 million of PSE&G's 6.00% Bonds, Series NN, matured.

     To provide liquidity for its commercial paper program, PSE&G has a $650 million revolving credit agreement expiring in June 1998 and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks, which provide for borrowings of up to one year. On December 31, 1997, there were no borrowings outstanding under these credit agreements.

     The BPU has authorized PSE&G to issue and have outstanding at any one time through January 2, 1999, not more than $1.3 billion of short-term obligations, consisting of commercial paper and other unsecured borrowings from banks and other lenders. On December 31, 1997, PSE&G had $1.026 billion of short-term debt outstanding, including $74 million borrowed against its uncommitted bank lines of credit which lines of credit totaled $174 million as of December 31, 1997.

     PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations under this program. As of December 31, 1997, Fuelco had commercial paper of $80 million outstanding under the program.

     EDHI

     The minimum net worth maintenance agreement between Capital and Enterprise provides, among other things, that Enterprise (1) maintain its ownership, directly or indirectly, of all outstanding common stock of Capital, (2) cause Capital to have at all times a positive tangible net worth of at least $100,000 and (3) make sufficient contributions of liquid assets to Capital in order to permit it to pay its debt obligations. In 1993, Enterprise agreed with the BPU to make a good-faith effort to eliminate such Enterprise support within six to ten years. Effective January 31, 1995, Capital notified the BPU of its intention not to have more than $650 million of debt outstanding at any time. Capital's assets consist principally of demand notes of CEA and PSRC. Intercompany borrowing rates are established based upon Capital's cost of funds. At December 31, 1997, Capital had total debt outstanding of $611 million, including $573 million of MTNs. In October 1997, Capital issued $165 million of MTNs with an average interest rate of 6.75%, which was used to fund CEA's investments.

     As of December 31, 1997, Funding had $300 million and $150 million revolving credit facilities with two groups of banks and had $128 million of Senior Notes outstanding. Funding makes short-term investments only if the funds cannot be employed in intercompany loans. Intercompany borrowing rates are established based upon Funding's cost of funds. Funding is providing both long and short-term capital for PSRC and CEA and their subsidiaries on the basis of an unconditional guaranty from EDHI, but without direct support from Enterprise. As of December 31, 1997, Funding had $395 million of total debt outstanding.

     EDHI, CEA and PSRC are subject to restrictive business and financial covenants contained in existing debt agreements. EDHI is required to maintain a debt to equity ratio of no more than 2.0:1 and a twelve-months earnings before interest and taxes to interest (EBIT) coverage ratio of at least 1.50:1. As of December 31, 1997 and 1996, EDHI had consolidated debt to equity ratios of 1.80:1 and 1.05:1 respectively, and for the years ended December 31, 1997, 1996 and 1995, EBIT coverage ratios, as defined to exclude the effects of EGDC and the gain on the sale of EDC, of 2.20:1, 2.45:1 and 2.47:1, respectively. Compliance with applicable financial covenants will depend upon future financial position and levels of earnings, as to which no assurance can be given. In addition, EDHI's ability to continue to grow its business will depend upon Enterprise's and EDHI's ability to obtain additional financing beyond current levels.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     The market risk inherent in Enterprise's market risk sensitive instruments and positions is the potential loss arising from adverse changes in commodity prices, equity security prices, interest rates and foreign currency exchange rates as discussed below. Enterprise's policy is to use physical forward and options contracts, and to a lesser extent, financial derivatives for the purpose of managing risk consistent with its business plans and prudent practices. Enterprise has a Risk Management Committee made up of executive officers and an independent risk oversight function to enhance its risk management practices.

     Enterprise is exposed to credit losses in the event of non-performance or non-payment by counterparties. Enterprise has a credit management process which is used to assess, monitor and mitigate counterparty exposure for PSE&G and EDHI. Management does not expect counterparty defaults to materially impact the financial condition, results of operations and net cash flows of Enterprise and PSE&G.

     COMMODITIES -- PSE&G

     The availability and price of energy commodities are subject to fluctuations from factors such as weather, environmental policies, changes in demand and state and Federal regulatory policies. To reduce price risk caused by market fluctuations, PSE&G enters into physical forward and options contracts and, to a lesser extent, financial derivatives including forwards, futures, swaps and options with approved counterparties to hedge its anticipated demand. These contracts, in conjunction with owned electric generating capacity, are designed to cover estimated electric and gas customer commitments. Gains and losses resulting from physical forward and options contracts and financial derivatives are recognized as a component of fuel revenue and expense upon maturity of these contracts. Additionally, PSE&G enters into physical forward and options contracts that are speculative in nature which are immaterial to PSE&G's market portfolio and do not have a material impact on PSE&G's financial condition, results of operations and net cash flows (see Note 1. Organization and Summary of Significant Accounting Policies of Notes).

     PSE&G uses a value-at-risk model to assess the market risk of its commodity business. This model includes fixed price sales commitments, owned generation, native load requirements, physical contracts and financial derivative instruments. Value-at-risk represents the potential gains or losses for instruments or portfolios due to changes in market factors, for a specified time period and confidence level. PSE&G estimates value-at-risk across its commodity business using a model with historical volatilities and correlations. The measured value-at-risk using a variance/covariance model with a 97.5 percent confidence level and assuming a one week horizon at December 31,

1997 was approximately $7 million. PSE&G's calculated value-at-risk exposure represents an estimate of potential net losses that could be recognized on its portfolio of physical and financial derivative instruments assuming historical movements in future market rates. These estimates, however, are not necessarily indicative of actual results which may occur, since actual future gains and losses will differ from those historical estimates, based upon actual fluctuations in market rates, operating exposures, and the timing thereof, and changes in PSE&G's portfolio of hedging instruments during the year.

     COMMODITIES -- EDHI

     During 1997, Energis entered into futures contracts to buy natural gas related to fixed-price natural gas sales commitments. Such contracts hedged approximately 97% of its fixed price sales commitments at December 31, 1997. As of December 31, 1997, Energis had a net unrealized hedge loss of $2 million.

     During 1997, Energis entered into fixed price electricity sales commitments. Physical purchase contracts hedged approximately 10% of such fixed price sales commitments at December 31, 1997.

     Energis estimates value-at-risk across its electric and natural gas commodities using a model with historical volatilities and correlations. The measured value-at-risk using a variance/co-variance model with a 97.5 percent confidence level and assuming a one-week horizon at December 31, 1997 was approximately $0.2 million. Energis' calculated value-at-risk exposure represents an estimate of potential losses that could be recognized on its portfolio of physical and financial derivative instruments assuming historical movements in future market prices. These estimates, however, are not necessarily indicative of actual results which may occur, since actual future gains and losses will differ from those historical estimates, based upon actual fluctuations in market rates, operating exposures, and the timing thereof, and changes in Energis' portfolio of hedging instruments during the year.

     NUCLEAR DECOMMISSIONING TRUST FUNDS -- PSE&G

     Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. These marketable debt and equity securities are recorded at a fair value of $458 million at December 31, 1997 and have exposure to price risk. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these securities amounts to $46 million. All realized gains on Nuclear Decommissioning Trust Fund investments are recorded as a component of accumulated depreciation while unrealized gains are recorded as deferred credits and neither affects earnings.

     EQUITY SECURITIES -- EDHI

     PSRC has investments in equity securities and partnerships which invest in equity securities. The aggregate amount of such investments which have available market prices at December 31, 1997 are recorded at fair value of $185 million and have exposure to price risk. A sensitivity analysis has been prepared to estimate EDHI's exposure to market sensitivity of these investments. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounts to $15 million.

     INTEREST RATES -- PSE&G

     PSE&G is subject to the risk of fluctuating interest rates in the normal course of business. PSE&G's policy is to manage interest rates through the use of fixed and, to a lesser extent, floating rate debt. PSE&G's interest rate risk related to existing fixed, long-term debt is not significant as PSE&G has BPU approval to issue long-term debt for opportunistic refinancing purposes. As of December 31, 1997, a hypothetical 10% change in interest rates would result in a $8 million change in interest costs related to short-term and floating rate debt.

     INTEREST RATES -- EDHI

     EDHI is subject to the risk of fluctuating interest rates in the normal course of business. EDHI's policy is to manage interest rates through the use of fixed rate debt, floating rate debt and interest rate swaps. As of December 31, 1997, a hypothetical 10% change in interest rates would result in a $2 million change in interest costs related to short-term and floating rate debt.

     In June 1997, an indirect subsidiary of CEA entered into an agreement to swap floating rate borrowings into fixed rate borrowings. The interest differential to be received or paid under the interest rate swap agreement is recorded over the life of the agreement as an adjustment to the interest expense of the related borrowing. The swap terminates on May 28, 1999.

     The notional amounts and interest rates are as follows:

                       PAY-FIXED SWAP
                       --------------
Notional amount.............................................  $43.5 million
Pay rate....................................................  6.65%
Average receive rate........................................  5.73%
Year-end receive rate.......................................  5.91%

     FOREIGN CURRENCIES -- EDHI

     CEA has non-recourse debt of $135 million which is denominated in Brazilian Reals that is indexed to a basket of currencies including U.S. dollars. As a result, it is subject to foreign currency exchange rate risk due to the effect of exchange rate movements between the indexed foreign currencies and the Brazilian Real. Exchange rate changes ultimately impact the debt level outstanding in the denominated currency and result in foreign currency transactions in accordance with current accounting guidance. Any related transaction gains or losses resulting from such exchange rate changes are included in determining net income for the period. The potential change in non-recourse debt resulting from a hypothetical 10% change in exchange rates amounts to approximately $9 million.

NUCLEAR OPERATIONS

     As previously reported, Salem 1 and 2 were taken out of service by PSE&G in the second quarter of 1995. In June 1995, the Nuclear Regulatory Commission
(NRC) issued a Confirmatory Action Letter (CAL) which documented commitments of PSE&G to keep each unit off line until it is satisfied that the unit is ready to return to service and to operate reliably over the long term and until the NRC agrees that the unit is sufficiently prepared to restart. Salem 2 returned to service on August 30, 1997. The NRC amended the CAL to require a final assessment of Salem 2 after approximately two months of full power operation. A meeting was held with the NRC on December 4, 1997 which satisfied this final CAL requirement for Salem 2.

     Installation of Salem 1 steam generators has been completed and that unit is expected to return to service around the end of the first quarter of 1998. Restart of Salem 1 is subject to completion of the requirements of the restart plan to the satisfaction of PSE&G and the NRC. The cost of the steam generator replacement, including installation, was approximately $170 million (PSE&G's share was $72 million). In addition, the cost of disposal of the four old steam generators was $16 million (PSE&G's share was $7 million). Restart of Salem 1 is also subject to completion of the requirements of the restart plan to the satisfaction of PSE&G and the NRC. The NRC's Readiness Assessment Team Inspection (RATI) of Salem 1 (a requirement for restart) commenced on February 10, 1998. PSE&G expects that the NRC will complete its inspection in February 1998. The inability to successfully return Salem 1 to operation could have a material adverse impact on the financial condition, results of operations and net cash flows of Enterprise and PSE&G (see Forward Looking Statements).

     PSE&G's share of total operating and maintenance expenses for both Salem units for 1997 was $115 million and capital costs were $65 million, which includes $19 million for steam generator replacement and excludes $13 million related to the ACE settlement described below. The outage of a Salem unit causes PSE&G to incur replacement power costs of approximately $4 to $5 million per month. Such amounts vary, however, depending on the availability of other generation, the cost of purchased energy and other factors, including modifications to maintenance schedules of other units.

     PSE&G and ACE entered into an operating agreement which resulted in the dismissal of a lawsuit initiated by ACE related to Salem performance. Under the agreement, ACE paid a portion of its share of the 1997 operation and maintenance expenses based on the amount of generation of the Salem units. PSE&G incurred approximately $13 million of ACE's share of 1997 operation and maintenance expenses since Salem 2 did not operate for the first eight months of 1997 and Salem 1 did not return to service during 1997.

     At the January 1997 semi-annual NRC Senior Management Meeting, the NRC placed Salem 1 and 2 on the NRC Watch List and designated them as Category 2 facilities (i.e., a plant that is authorized to operate, but one that the NRC will monitor closely), noting that this action was not due to any performance problems or decline during its current evaluation period but rather that Salem should have been placed on the NRC Watch List earlier. The letter stated that the NRC staff was satisfied with the overall approach being taken by PSE&G to return the Salem units to service. Salem 1 and 2 remain on the NRC Watch List as a Category 2 plant.

     For information on Salem litigation, see Note 10. Commitments and Contingent Liabilities of Notes.

COMPETITIVE ENVIRONMENT

     Many forces are reshaping how the utility industry meets the needs and expectations of its customers and shareholders. Profound changes in the way the industry is regulated will affect how Enterprise conducts business and its financial prospects in the future. Competitive changes in the utility industry continued to occur in 1997 and early 1998. See Note 2. Rate Matters of Notes for information on the final Phase II report and the Energy Master Plan proceedings.

     FERC ORDER NO. 888 (ORDER NO. 888)

     Order No. 888 became effective in July 1996 and requires all public utilities owning, controlling or operating transmission lines to file nondiscriminatory open access tariffs that offer others the same transmission service which they provide to themselves. Intra-pool transactions for power pools were also required to be under a nondiscriminatory, pool-wide open access tariff by March 1, 1997. Numerous parties, including PSE&G, filed requests seeking rehearing and clarification of various aspects of Order No. 888. As a result of those requests, FERC issued Orders No. 888-A and 888-B. Orders No. 888-A and 888-B clarified and largely reaffirmed the legal and policy bases on which Order No. 888 was grounded. Orders No. 888-A and 888-B also provided clarifications and modifications to the FERC's original pro forma open access transmission tariff and process for recovery of stranded costs from wholesale customers ordered as a result of Order No. 888. Numerous parties, including PSE&G, have filed petitions for judicial review of these orders and these petitions are currently pending before the United States Courts of Appeals for the District of Columbia and the Second Circuits (see PJM).

     As a result of open access mandated by Order No. 888, PSE&G and other New Jersey utilities are facing increased competition from older, dirtier coal-fired plants in the Midwest that are subject to less restrictive pollution control requirements than utilities in Northeastern states and consequently, are able to produce lower cost energy. These facilities, by increasing their power production in order to sell into the Northeast market, will, in turn, increase the release of pollutants that eventually make their way to New Jersey and other Northeastern states due to the prevailing westerly winds. PSE&G, which has to comply with strict New Jersey environmental laws, will be at a competitive disadvantage if Order No. 888 is not modified to recognize this issue.

     On October 27, 1997, Old Dominion Electric Cooperative (ODEC) filed a Complaint at FERC seeking to modify its 1992 Agreement with PSE&G for a ten-year sale of 150 MW of capacity and energy. ODEC's Complaint argues that given the restructuring of PJM, particularly PJM's new regional rate design which effectively eliminates rate "pancaking" for transmission that traverses more than one transmission system, it is unreasonable to leave intact existing bilateral agreements that have the same effect. It therefore urges FERC to reduce ODEC's contract capacity rate with PSE&G (reducing PSE&G's revenue by $3-$5 million per year) to eliminate the imputed transmission charge. In an answer filed December 1, 1997, PSE&G responded that the contract rates were negotiated at arm's length, are fully cost justified and cannot legally be modified absent an overriding public interest. Although it has not yet acted on these filings, FERC appears to have summarily decided the issue in ODEC's favor in its November 25, 1997 PJM Restructuring Order (November 25th Order) (see discussion below). PSE&G has requested rehearing and clarification of the November 25th Order.

     PENNSYLVANIA -- NEW JERSEY -- MARYLAND INTERCONNECTION (PJM)

     PSE&G is a member of PJM which integrates the bulk power generation and transmission supply operations of 11 utilities in Pennsylvania, New Jersey, Delaware, Maryland, Virginia and the District of Columbia, and, in turn, is interconnected with other major electric utility companies in the northeastern part of the United States. PJM is operated as one system and provides for the purchase and sale of power among members on the basis of reliability of service and operating economy. As a result, the most economical mix of generating capability available is used to meet PJM hourly load requirements. PSE&G's output, as shown under Electric Fuel Supply and Disposal, reflects significant amounts of purchased power because at times it is more economical for PSE&G to purchase power from PJM and others than to produce it. As of December 31, 1997, the aggregate installed generating capacity of the PJM companies was 57,216 MW. The all time record peak one-hour demand experienced by PJM was 49,406 MW which occurred on July 15, 1997. PSE&G's capacity obligations to the PJM system vary from year to year due to changes in system characteristics. PSE&G expects to have sufficient installed capacity to meet its obligations during the 1998-2002 period.

     PSE&G is also a party to the Mid-Atlantic Area Reliability Council which provides for review and evaluation of plans for generation and transmission facilities and other matters relevant to reliability of the bulk electric supply systems in the Mid-Atlantic area.

     In July 1996, the member companies of PJM, including PSE&G but excluding PECO Energy, filed a proposal to reorganize PJM into an Independent System Operator (ISO) to administer a pool-wide open-access transmission tariff and to operate a centrally dispatched bid-based energy market in response to Order No.
888. PECO Energy filed a separate proposal with FERC. On November 13, 1996, FERC announced that it was rejecting the restructuring proposals of both PECO Energy and the other PJM companies (the PJM Supporting Companies) due to concerns regarding the independence of the proposed ISO and directed PJM to submit a single consensus pool restructuring proposal by December 31, 1996. On December 31, 1996, PJM submitted a pool-wide open-access transmission tariff and a reformed pooling agreement. FERC issued an order on February 28, 1997, accepting most of the PJM Supporting Companies' proposal on an interim basis, effective April 1, 1997.

     On June 2, 1997, the PJM member companies, except for PECO Energy, filed a revised proposal with the FERC to reorganize PJM into an ISO. On June 9, 1997, PECO Energy filed a competing proposal that continued to advocate a different design of the energy market and transmission tariffs.

     In its November 25th Order, FERC conditionally approved, effective January 1, 1998, the PJM Supporting Companies' proposal to restructure the PJM power pool and establish an ISO consistent with the requirements of Order No. 888. The November 25th Order specifically approved a two-tier governance structure under which an independent 7-member Board of Managers (PJM Board) would be responsible for supervision and oversight of the day-to-day operations of PJM; while a Members Committee, consisting of five sectors representing generation owners, other suppliers, transmission owners, electric distribution and end-use customers would elect, and provide advice to, the PJM Board. The order also accepted the proposed zonal rate design, subject to its being replaced by a more uniform, regional rate design within five years. FERC also accepted the proposed locational marginal pricing
(LMP) methodology for recovery of transmission congestion costs, but acknowledged that the lack of price certainty is a limitation of LMP and ordered the ISO to initiate a process to address this concern. FERC subsequently approved the ISO's request to defer implementation of LMP until April 1, 1998.

     The November 25th Order also introduced a new issue that could have an impact of approximately $3 to $5 million annually on PSE&G. FERC ordered that all existing power sales and wheeling agreements, such as between PSE&G and ODEC, be modified to eliminate multiple transmission charges to be consistent with the restructured PJM. PSE&G separately, and along with the other PJM Supporting Companies, has requested rehearing and clarification regarding this issue and is vigorously contesting this issue. PSE&G cannot predict the final outcome of these proceedings.

     A further potential impact of PJM restructuring relates to the operation of the Keystone-Conemaugh coal-fired electric power plants which are owned by a joint venture consisting of PSE&G and nine other utilities. In order to assure that the joint venture's proposed operation of these plants in the context of the new PJM energy exchange would be consistent with antitrust law requirements, the Antitrust Division of the DOJ was requested to indicate that it has no present intention of taking enforcement action with respect to the joint venture's proposed plan of operation. The DOJ responded on January 30, 1998 indicating no antitrust concerns.

     NEW JERSEY GROSS RECEIPTS AND FRANCHISE TAX (NJGRT) REFORM

     For a discussion of NJGRT Reform, see Note 2. Rate Matters of Notes.

     GAS UNBUNDLING

     For a discussion of Gas Unbundling, see Note 2. Rate Matters of Notes.

     ENERGY RESOURCES AND TRADING

     PSE&G has established an energy resources and trading organization to engage in wholesale transactions in electricity and gas. For additional information, see Qualitative and Quantitative Disclosures About Market Risk.

     ENERGIS

     Energis has been formed to better position Enterprise to enter the rapidly deregulating energy market by marketing a variety of energy related products and services to industrial and commercial customers throughout the Northeast and Mid-Atlantic states. Energis offers a variety of services: sales of natural gas and electricity; energy consulting; engineering, equipment installation and repair; inspection and diagnostic services for motors, generators and other energy conversion and use equipment; and up-front financing. Energis' customers include small businesses, department stores, schools, hospitals and manufacturers from Maine to Maryland. For additional information, see Qualitative and Quantitative Disclosures About Market Risk.

     BOND RATINGS

     The changes in the utility industry are attracting increased attention of bond rating agencies which regularly assess business and financial matters including how utility companies are meeting competition and competitive initiatives, especially as they affect potential stranded costs. Bond ratings affect the cost of capital and the ability to obtain external financing. PSE&G continually updates the rating agencies on all corporate matters in order to minimize surprises and give the rating agencies time to comprehend the information. Given the uncertainty of the industry, attention and scrutiny of PSE&G's competitive strategies by rating agencies will likely continue. This could result in changes to Enterprise's and PSE&G's bond ratings (see Item 1. General -- Credit Ratings).

RATE MATTERS

     For discussions of the Energy Master Plan, Stranded Costs, Securitization, Depreciation, NJGRT Reform, Settlement of Certain Regulatory Issues, the LGAC, the LEAC, the Demand Side Adjustment Factor, the Remediation Adjustment Charge, Consolidated Tax Benefits, OPEB, and other rate matters, see Note 2. Rate Matters of Notes.

ACCOUNTING ISSUES

     For a discussion of significant accounting policies in regard to regulation of PSE&G, including discussion of Statement of Financial Accounting Standards
(SFAS) 71, "Accounting for the Effects of Certain Types of Regulation," and Emerging Issues Task Force (EITF) Issue 97-4, "Deregulation for the Pricing of Electricity -- Issues Related to the Application of FASB Statements No. 71 and 101," see Note 1. Organization and Summary of Significant Accounting Policies of Notes.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130, "Reporting Comprehensive Income" (SFAS 130), which is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. It also requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

     Also in June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131), which is effective for financial statements for periods beginning after December 15, 1997. This Statement need not be applied to interim financial statements in the initial year of its application. SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise" and requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring their performance.

     The adoption of SFAS 130 and SFAS 131 is not expected to have a material impact on the financial condition, results of operations and net cash flows of Enterprise or PSE&G.

SITE RESTORATIONS AND OTHER ENVIRONMENTAL COSTS

     It is difficult to estimate the future financial impact of environmental laws, including potential liabilities. PSE&G accrues environmental provisions when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. Provisions for estimated losses from environmental remediation are, depending on the site, based primarily on internal and third-party environmental studies, estimates as to the number and participation level of any other Potentially Responsible Parties, the extent of the contamination and the nature of required remedial and restoration actions. The cost of environmental remediation could be material to Enterprise and PSE&G's financial position, results of operations and net cash flows (see Note
10. Commitments and Contingent Liabilities of Notes).

FUTURE OUTLOOK

     Enterprise and PSE&G will face additional challenges with the continuing emergence of competition in 1998. Depending upon the BPU's actions in the Energy Master Plan proceedings, PSE&G's customers could begin choosing their energy suppliers as early as October 1998 with their choices becoming effective January 1999. In light of this, Enterprise and PSE&G are seeking to ensure that the new rules for electric industry restructuring provide customer choice and lower cost without endangering public safety or compromising New Jersey's stringent environmental standards or the reliability of electric service.

     Further expansion in the non-regulated businesses of Enterprise will be necessary to allow Enterprise to achieve its future growth objectives. To this end, Enterprise's strategy will be to rely to a large extent on CEA, PSRC and Energis. CEA will continue to focus on the international market. PSRC plans to continue to make investments in the energy sector. Energis plans to continue to market new and existing energy products and services to commercial and industrial business customers throughout the Northeast and Mid-Atlantic states.

     Deregulation will also place a greater emphasis on lowering electricity prices and costs. If PSE&G's Energy Master Plan proposal is adopted, rates will be frozen for seven years. PSE&G will continue to bear the risk of changes in fuel costs. Enterprise's wholesale energy trading and resource organization will continue to develop strategies to reduce costs, increase profits and manage both commodity and financial risks. Expansion of other non-traditional utility areas, such as the appliance service business within and outside of New Jersey, will also be key to the future of Enterprise and PSE&G.

     Enterprise is continuing to emphasize operational excellence as a key business objective. While Enterprise and PSE&G have improved productivity and efficiencies, efforts continue to improve response speed, reliability, employee safety, customer satisfaction, quality, cost management and cost-competitiveness.

     Enterprise has paid quarterly dividends in each year commencing with the corporate restructuring of PSE&G when Enterprise became the owner of all the outstanding common stock of PSE&G. While a key objective of the Board of Directors of Enterprise is to keep the Common Stock dividend secure, amounts and dates of such dividends as may be declared will necessarily be dependent upon Enterprise's future earnings, financial requirements and other factors including the receipt of dividend payments from its subsidiaries.

     Enterprise and PSE&G cannot predict the ultimate outcome of the ongoing changes in the utility industry. Decisions in the Energy Master Plan proceedings including those which will impact PSE&G's recovery of stranded costs and ability to use securitization could have a material adverse impact on Enterprise's and PSE&G's financial condition, results of operations and net cash flows. Enterprise and PSE&G believe that the end result will involve a fundamental change in the way their businesses are conducted. These changes may impact financial operating trends and could result in earnings volatility. PSE&G is actively seeking regulatory and operational changes that will allow it to provide energy services in a safe and reliable manner at competitive prices while achieving strong financial performance (see Note 1. Organization and Summary of Significant Accounting Policies and Note 2. Rate Matters of Notes).

FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 (the Act) provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this report. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "estimate", "expect", "objective", "hypothetical", "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation and the unbundling of energy supplies and services; an increasingly competitive energy marketplace; sales retention and growth potential in a mature service territory and a need to contain costs; ability to obtain adequate and timely rate relief, cost recovery, including the potential impact of stranded costs, and other necessary regulatory approvals; Federal and state regulatory actions; costs of construction; operating restrictions, increased cost and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; licensing and regulatory approval necessary for nuclear and other operating stations; and credit market concerns. Enterprise and PSE&G undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by Enterprise and PSE&G prior to the effective date of the Act.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     Information relating to quantitative and qualitative disclosures about market risk is set forth under the caption "Qualitative and Quantitative Disclosures About Market Risk" in Management's Discussion and Analysis of Financial Condition and Results of Operations and "Financial Instruments" in
Note 1. Organization and Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements. Such information is incorporated herein by reference.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1997        1996        1995
                                                              --------    --------    --------
OPERATING REVENUES
  Electric..................................................  $  4,188    $  3,944    $  4,021
  Gas.......................................................     1,937       1,881       1,686
  Nonutility Activities.....................................       245         216         186
                                                              --------    --------    --------
          TOTAL OPERATING REVENUES..........................     6,370       6,041       5,893
                                                              --------    --------    --------
OPERATING EXPENSES
Operation
  Fuel for Electric Generation and Interchanged Power.......     1,179         919         892
  Gas Purchased.............................................     1,101       1,118         962
  Other.....................................................     1,082       1,053       1,008
Maintenance.................................................       282         318         313
Depreciation and Amortization...............................       630         607         597
Taxes
  Federal Income Taxes (Note 12)............................       329         290         338
  New Jersey Gross Receipts Taxes...........................       576         598         613
  Other.....................................................        76          81          77
                                                              --------    --------    --------
          TOTAL OPERATING EXPENSES..........................     5,255       4,984       4,800
                                                              --------    --------    --------
OPERATING INCOME............................................     1,115       1,057       1,093
                                                              --------    --------    --------
OTHER INCOME AND DEDUCTIONS
  Settlement of Salem Litigation -- Net of Applicable Taxes
     of $29.................................................       (53)         --          --
  Other -- net..............................................         7          (2)         13
                                                              --------    --------    --------
          Total Other Income and Deductions.................       (46)         (2)         13
                                                              --------    --------    --------
INCOME BEFORE INTEREST CHARGES AND DIVIDENDS ON PREFERRED
  SECURITIES................................................     1,069       1,055       1,106
                                                              --------    --------    --------
INTEREST EXPENSE AND PREFERRED DIVIDENDS
  Interest Expense (Note 7).................................       470         453         464
  Allowance for Funds Used During Construction -- Debt and
     Capitalized Interest...................................       (20)        (18)        (33)
  Preferred Securities Dividend Requirements (Note 6).......        56          50          48
  Net Loss (Gain) on Preferred Stock Redemptions (Note 6)...         3         (18)         --
                                                              --------    --------    --------
          Total Interest Expense and Preferred Dividends....       509         467         479
                                                              --------    --------    --------
INCOME FROM CONTINUING OPERATIONS...........................       560         588         627
Discontinued Operations -- Net of taxes (Note 16):
  Discontinued Operations...................................        --          11          35
  Gain on Sale of Discontinued Operations...................        --          13          --
                                                              --------    --------    --------
NET INCOME..................................................  $    560    $    612    $    662
                                                              ========    ========    ========
AVERAGE SHARES OF COMMON STOCK
  (OUTSTANDING) (000's).....................................   231,986     242,401     244,698
EARNINGS PER AVERAGE SHARE (Basic and Diluted)
  Income From Continuing Operations.........................  $   2.41    $   2.42    $   2.57
  Income From Discontinued Operations.......................        --        0.04        0.14
  Gain on Sale of Discontinued Operations...................        --        0.06          --
                                                              --------    --------    --------
          TOTAL EARNINGS PER AVERAGE SHARE..................  $   2.41    $   2.52    $   2.71
                                                              ========    ========    ========
DIVIDENDS PAID PER SHARE OF COMMON STOCK....................  $   2.16    $   2.16    $   2.16
                                                              ========    ========    ========

                See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                             (MILLIONS OF DOLLARS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
UTILITY PLANT -- Original cost (Note 15)
  Electric..................................................  $13,692    $13,314
  Gas.......................................................    2,697      2,556
  Common....................................................      558        530
                                                              -------    -------
          Total.............................................   16,947     16,400
  Less: Accumulated depreciation and amortization...........    6,463      5,889
                                                              -------    -------
          Net...............................................   10,484     10,511
  Nuclear Fuel in Service, net of accumulated
     amortization -- 1997, $302; 1996, $259.................      216        199
                                                              -------    -------
          Net Utility Plant in Service......................   10,700     10,710
  Construction Work in Progress, including Nuclear Fuel in
     Process -- 1997, $60; 1996, $70........................      326        445
  Plant Held for Future Use.................................       24         24
                                                              -------    -------
          Net Utility Plant.................................   11,050     11,179
                                                              -------    -------
INVESTMENTS AND OTHER NONCURRENT ASSETS (Notes 4, 5, 8 and
  11)
  Long-Term Investments, net of amortization -- 1997, $21;
     1996, $13, and net of valuation allowances -- 1997,
     $10; 1996, $10.........................................    2,873      1,854
  Nuclear Decommissioning and Other Special Funds...........      492        382
  Other Noncurrent Assets, net of amortization -- 1997, $16;
     1996, $12..............................................      167        116
                                                              -------    -------
          Total Investments and Other Noncurrent Assets.....    3,532      2,352
                                                              -------    -------
CURRENT ASSETS
  Cash and Cash Equivalents (Note 9)........................       83        279
  Accounts Receivable:
     Customer Accounts Receivable...........................      520        520
     Other Accounts Receivable..............................      293        225
     Less: Allowance for Doubtful Accounts..................       41         46
  Unbilled Revenues.........................................      270        248
  Fuel, at average cost.....................................      310        313
  Materials and Supplies, at average cost, net of inventory
     valuation reserves -- 1997, $12; 1996, $16.............      142        148
  Miscellaneous Current Assets..............................       86         57
                                                              -------    -------
          Total Current Assets..............................    1,663      1,744
                                                              -------    -------
DEFERRED DEBITS (Notes 2 and 3)
Unamortized Debt Expense....................................      136        139
Deferred OPEB Costs.........................................      289        226
Unrecovered Environmental Costs.............................      122        126
Underrecovered Electric Energy and Gas Costs................      167        176
Unrecovered SFAS 109 Deferred Income Taxes (Note 12)........      725        752
Deferred Demand Side Management Costs.......................      116         40
Other.......................................................      143        181
                                                              -------    -------
  Total Deferred Debits.....................................    1,698      1,640
                                                              -------    -------
          Total.............................................  $17,943    $16,915
                                                              =======    =======

                See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                         CAPITALIZATION AND LIABILITIES
                             (MILLIONS OF DOLLARS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
CAPITALIZATION (Notes 6 and 7)
  Common Stockholders' Equity:
     Common Stock...........................................  $ 3,603    $ 3,627
     Retained Earnings......................................    1,623      1,586
     Foreign Currency Translation Adjustment................      (15)        --
                                                              -------    -------
          Total Common Stockholders' Equity.................    5,211      5,213
  Subsidiaries' Preferred Securities:
     Preferred Stock Without Mandatory Redemption...........       95        114
     Preferred Stock With Mandatory Redemption..............       75        150
     Monthly Guaranteed Preferred Beneficial Interest in
      PSE&G's Subordinated Debentures.......................      210        210
     Quarterly Guaranteed Preferred Beneficial Interest in
      PSE&G's Subordinated Debentures.......................      303        208
  Long-Term Debt............................................    4,873      4,580
                                                              -------    -------
          Total Capitalization..............................   10,767     10,475
                                                              -------    -------
OTHER LONG-TERM LIABILITIES
  Decontamination and Decommissioning Costs (Note 11).......       43         47
  Environmental Costs (Notes 2 and 10)......................       73         86
  Capital Lease Obligations (Note 5)........................       52         52
                                                              -------    -------
          Total Other Long-Term Liabilities.................      168        185
                                                              -------    -------
CURRENT LIABILITIES
  Long-Term Debt due within one year........................      340        548
  Commercial Paper and Loans (Note 7).......................    1,448        638
  Accounts Payable..........................................      686        697
  Other.....................................................      353        389
                                                              -------    -------
          Total Current Liabilities.........................    2,827      2,272
                                                              -------    -------
DEFERRED CREDITS
  Deferred Income Taxes (Note 12)...........................    3,394      3,250
  Deferred Investment Tax Credits...........................      343        361
  Deferred OPEB Costs (Notes 1, 2 and 14)...................      289        226
  Other.....................................................      155        146
                                                              -------    -------
          Total Deferred Credits............................    4,181      3,983
                                                              -------    -------
COMMITMENTS AND CONTINGENT LIABILITIES (Note 10)............       --         --
                                                              -------    -------
          Total.............................................  $17,943    $16,915
                                                              =======    =======

                See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (MILLIONS OF DOLLARS)

                                                                  FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                               1997       1996       1995
                                                              -------    -------    ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $   560    $   612    $  662
  Adjustments to reconcile net income to net cash flows from operating activities:
    Depreciation and Amortization...........................      630        607       597
    Amortization of Nuclear Fuel............................       60         60        75
    Recovery (deferral) of Electric Energy and Gas
     Costs -- net...........................................        9         (5)        2
    Unrealized Earnings on Investments -- net...............      (56)        (7)      (47)
    Provision for Deferred Income Taxes -- net..............       47         65       134
    Investment Tax Credits -- net...........................      (17)       (29)      (20)
    Allowance for Funds Used During Construction -- Debt and
     Equity (AFDC), and Capitalized Interest................      (20)       (18)      (38)
    Proceeds from Leasing Activities........................       71         89        38
    Changes in certain current assets and liabilities:
      Net increase in Accounts Receivable and Unbilled
       Revenues.............................................      (95)       (12)     (169)
      Net decrease (increase) in Inventory -- Fuel and
       Materials and Supplies...............................        9        (64)       19
      Net (decrease) increase in Accounts Payable...........      (11)        60        99
      Net (decrease) increase in Provision for Rate
       Refund...............................................      (80)        75        (8)
      Net change in Prepaid/Other Accrued Taxes.............       22          1       (18)
      Net change in Other Current Assets and Liabilities....       (7)        11        20
    Other...................................................      (27)       (29)       68
    Net cash provided by operating
     activities -- Discontinued Operations..................       --         54       104
                                                              -------    -------    ------
      Net cash provided by operating activities.............    1,095      1,470     1,518
                                                              -------    -------    ------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Utility Plant, excluding AFDC................     (542)      (586)     (650)
  Net (increase) decrease in Long-Term Investments and Real
    Estate..................................................     (914)         5       (66)
  Contribution to Decommissioning Funds and Other Special
    Funds...................................................      (63)       (29)      (29)
  Cost of Plant Removal -- net..............................      (28)       (34)      (30)
  Other.....................................................      (67)       (18)      (47)
  Net Proceeds from the Sale of Discontinued Operations.....       --        704        --
  Change in Net Assets -- Discontinued Operations...........       --        (51)     (113)
                                                              -------    -------    ------
      Net cash used in investing activities.................   (1,614)        (9)     (935)
                                                              -------    -------    ------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in Short-Term Debt...........................      810         71       358
  Issuance of Long-Term Debt................................      785        374       156
  Redemption of Long-Term Debt..............................     (700)      (808)     (556)
  Long-Term Debt Issuance and Redemption Costs..............      (11)       (40)      (14)
  Redemption of Preferred Stock.............................      (94)      (212)      (60)
  Issuance of Preferred Securities of Subsidiaries..........       95        208        60
  Retirement of Common Stock................................      (43)      (307)       --
  Cash Dividends Paid on Common Stock.......................     (501)      (523)     (528)
  Other.....................................................      (18)        (7)       (2)
                                                              -------    -------    ------
      Net cash provided by (used in) financing activities...      323     (1,244)     (586)
                                                              -------    -------    ------
Net (decrease) increase in Cash and Cash Equivalents........     (196)       217        (3)
Cash and Cash Equivalents at Beginning of Period............      279         62        65
                                                              -------    -------    ------
Cash and Cash Equivalents at End of Period..................  $    83    $   279    $   62
                                                              =======    =======    ======
Income Taxes Paid...........................................  $   170    $   157    $  185
Interest Paid...............................................  $   416    $   463    $  481

                See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                             (MILLIONS OF DOLLARS)

                                                                                   FOREIGN
                                                                                  CURRENCY
                                                           COMMON    RETAINED    TRANSLATION
                                                           STOCK     EARNINGS    ADJUSTMENT     TOTAL
                                                           ------    --------    -----------    ------
BALANCE AS OF JANUARY 1, 1995............................  $3,801     $1,505        $ --        $5,306
  Net Income.............................................     --         662          --           662
  Cash Dividends on Common Stock.........................     --        (528)         --          (528)
  Preferred Securities Issuance Expenses.................     --          (2)         --            (2)
                                                           ------     ------        ----        ------
BALANCE AS OF DECEMBER 31, 1995..........................  3,801       1,637          --         5,438
                                                           ------     ------        ----        ------
  Net Income.............................................     --         612          --           612
  Cash Dividends on Common Stock.........................     --        (523)         --          (523)
  Retirement of Common Stock.............................   (174)       (133)         --          (307)
  Preferred Securities Issuance Expenses.................     --          (7)         --            (7)
                                                           ------     ------        ----        ------
BALANCE AS OF DECEMBER 31, 1996..........................  3,627       1,586          --         5,213
                                                           ------     ------        ----        ------
  Net Income.............................................     --         560          --           560
  Cash Dividends on Common Stock.........................     --        (501)         --          (501)
  Retirement of Common Stock.............................    (24)        (19)         --           (43)
  Currency Translation Adjustment........................     --          --         (15)          (15)
  Preferred Securities Issuance Expenses.................     --          (3)         --            (3)
                                                           ------     ------        ----        ------
BALANCE AS OF DECEMBER 31, 1997..........................  $3,603     $1,623        $(15)       $5,211
                                                           ======     ======        ====        ======

---------------
Note: The ability of Enterprise to declare and pay dividends is contingent upon its receipt of dividends from its subsidiaries. PSE&G, Enterprise's principal subsidiary, has restrictions on the payment of dividends which are contained in its Restated Certificate of Incorporation, as amended, and certain of the debentures supplemental to its Mortgage and certain other indentures. However, none of these restrictions presently limits the payment of dividends out of current earnings. The amount of PSE&G's restricted retained earnings at December 31, 1997, 1996 and 1995 was $10 million. There are no restrictions on EDHI's retained earnings.

                See Notes to Consolidated Financial Statements.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Public Service Enterprise Group Incorporated (Enterprise) has two direct wholly owned subsidiaries, Public Service Electric and Gas Company (PSE&G) and Enterprise Diversified Holdings Incorporated (EDHI). Enterprise's principal subsidiary, PSE&G, is an operating public utility providing electric and gas service within certain areas in the State of New Jersey.

     EDHI is the parent of Enterprise's non-utility businesses: Community Energy Alternatives Incorporated (CEA), an investor in and developer and operator of projects in the generation, transmission and distribution of energy, including cogeneration and independent power production (IPP) facilities, electric distribution companies, exempt wholesale generators (EWGs) and foreign utility companies (FUCOs); Public Service Resources Corporation (PSRC), which has made primarily passive investments; Energis Resources Incorporated (Energis), which provides a variety of energy related services to industrial and commercial customers both within and outside of PSE&G's traditional service territory and Enterprise Group Development Corporation (EGDC), a nonresidential real estate development and investment business. EDHI also has two finance subsidiaries:
PSEG Capital Corporation (Capital), which provides privately-placed debt financing to EDHI's operating subsidiaries, except Energis, on the basis of a minimum net worth maintenance agreement with Enterprise and Enterprise Capital Funding Corporation (Funding), which provides privately-placed debt financing to PSRC, CEA and their subsidiaries, which debt is guaranteed by EDHI, but without direct support from Enterprise. EGDC has been conducting a controlled exit from the real estate business since 1993. In July 1996, EDHI sold Energy Development Corporation (EDC), an oil and gas subsidiary.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REGULATION -- PSE&G

     The accounting and rates of PSE&G are subject, in certain respects, to the requirements of the New Jersey Board of Public Utilities (BPU) and the Federal Energy Regulatory Commission (FERC). As a result, PSE&G maintains its accounts in accordance with their prescribed Uniform Systems of Accounts, which are the same. The application of Generally Accepted Accounting Principles (GAAP) by PSE&G differs in certain respects from applications by non-regulated businesses. PSE&G prepares its financial statements in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 71 "Accounting for the Effects of Certain Types of Regulation" (SFAS 71). In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the relationship of costs and revenues. As a result, a regulated utility may defer recognition of costs (a regulatory asset) or recognize obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in revenues. Accordingly, PSE&G has deferred certain costs, which will be amortized over various periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability will be charged or credited to income (see Note 3. Regulatory Assets and Liabilities). PSE&G continues to meet the requirements for application of SFAS 71.

     The regulatory changes proposed in the New Jersey Energy Master Plan (Energy Master Plan) will create a shift from regulated pricing to competitive market pricing for electric generation. Assuming enactment of the required enabling legislation, these proposed changes will limit Enterprise's and PSE&G's ability to continue to meet the applicable criteria of SFAS 71 for the generation portion of PSE&G's business. If PSE&G were to discontinue the application of SFAS 71, there could be an extraordinary, non-cash charge to operations that could

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED be material to the financial position and results of operations of Enterprise and PSE&G. However, if PSE&G's proposal in response to the Energy Master Plan is approved by the BPU as filed, PSE&G does not expect such a charge to occur.

     In response to the continuing deregulation of the electric utility industry, the Financial Accounting Standards Board (FASB), through its Emerging Issues Task Force (EITF), undertook an initiative designated as EITF Issue 97-4, "Deregulation of the Pricing of Electricity -- Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4). The purpose of this initiative was to develop guidance for the application of SFAS 101, "Regulated Enterprises Accounting for the Discontinuation of Application of FASB Statement No. 71" (SFAS 101). SFAS 101 addresses how an enterprise that ceases to meet the criteria for application of SFAS 71 to all or part of its operations should report that event in its general-purpose financial statements.

     The EITF's consensus on this issue is that an enterprise is required to discontinue the application of SFAS 71 for the deregulated portion of its business once legislation is passed or a rate order is issued which contains a sufficiently detailed plan to transition from regulated pricing to market pricing. In addition, the EITF concluded that an enterprise may continue to carry on its books the regulatory assets and liabilities of the portion of the business to which SFAS 101 is being applied, provided that regulators have approved a regulated cash flow stream. This also applies to costs or obligations not yet recorded as regulatory assets or liabilities regardless of when incurred. The discontinuance of SFAS 71 also requires an enterprise to reevaluate the impact of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 requires that regulatory assets be written off once they are no longer probable of recovery and that impairment losses be recorded for long-lived assets when related future cash flows or appraised value are less than the carrying value of the assets.

     The impact to Enterprise and PSE&G will be determined based on the outcome of the Energy Master Plan proceedings, including PSE&G's proposal filed in response to those proceedings. Under its proposal, PSE&G would have the opportunity, through various mechanisms, to recover its electric generation related potentially stranded costs. Management cannot predict the outcome of the Energy Master Plan proceeding, its related legislative process or the related impact of EITF 97-4 on Enterprise's and PSE&G's future financial condition, results of operations and net cash flows. However, depending on legislative and regulatory actions taken in New Jersey with respect to electric utility deregulation, there could be a material adverse effect on such results (see Note
2. Rate Matters).

     PSE&G has certain regulatory assets resulting from the use of a level of depreciation expense in the ratemaking process that differs from the amount that is recorded under generally accepted accounting principles for non-regulated companies. PSE&G cannot presently quantify what the financial statement impact would be if depreciation expense were required to be determined absent regulation, but the impact on the financial position, results of operations and net cash flows of Enterprise and PSE&G could be material (see Note 2. Rate Matters).

     Statement of Position 96-1 "Environmental Remediation Liabilities" (SOP 96-1) issued by the American Institute of Certified Public Accountants is effective for the fiscal years that begin after December 15, 1996. SOP 96-1 provides guidance where remediation is required because of the threat of litigation, a claim or an assessment. This Statement does not provide guidance on accounting for pollution control costs as it applies to current operations, costs of future site restoration or closure that are required upon the cessation of operations or sale of facilities or for remediation obligations undertaken at the sole discretion of management. The adoption of SOP 96-1 did not have a material impact on the financial condition, results of operations and net cash flows of Enterprise and PSE&G. For additional information concerning certain of PSE&G's Environmental Remediation Liabilities, see Note 2. Rate Matters and Note
10. Commitments and Contingent Liabilities.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     CONSOLIDATION POLICY

     The consolidated financial statements include the accounts of Enterprise and its subsidiaries. Enterprise and its subsidiaries consolidate those entities in which they have a controlling interest. All significant intercompany accounts and transactions are eliminated in consolidation. Those entities in which Enterprise does not have a controlling interest are being accounted for under the equity method of accounting. For investments in which significant influence does not exist, the cost method of accounting is applied. Certain reclassifications of prior year data have been made to conform with the current presentation.

     UNAMORTIZED DEBT EXPENSE

     Gains, losses and the costs of issuing and redeeming long-term debt are deferred and amortized over the life of the applicable debt.

     UTILITY PLANT -- PSE&G

     Additions to utility plant and replacements of units of property are capitalized at original cost. The cost of maintenance, repair and replacement of minor items of property is charged to appropriate expense accounts. At the time units of depreciable property are retired or otherwise disposed, the original cost less net salvage value is charged to accumulated depreciation.

     DEPRECIATION AND AMORTIZATION

     Depreciation is computed under the straight-line method. Depreciation is based on estimated average remaining lives of the several classes of depreciable property. These estimates are reviewed on a periodic basis and necessary adjustments are made as approved by the BPU. Depreciation rates stated in percentages of original cost of depreciable property were 3.53% in 1997 and 1996 and 3.52% in 1995 (see Note 2. Rate Matters).

     Nuclear fuel burnup costs are charged to fuel expense on a units-of-production basis over the estimated life of the fuel. Rates for the recovery of fuel used at all nuclear units include a provision of one mill per kilowatt-hour (KWH) of nuclear generation for spent fuel disposal costs (see
Note 11. PSE&G Nuclear Decommissioning).

     USE OF ESTIMATES

     The process of preparing financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

     DECONTAMINATION AND DECOMMISSIONING -- PSE&G

     In 1993, FERC issued Order No. 557 regarding the accounting and rate-making treatment of special assessments levied under the National Energy Policy Act of 1992 (EPAct). Order No. 557 provides that special assessments are a necessary and reasonable current cost of fuel and shall be fully recoverable in rates in the same manner as other fuel costs (see Note 2. Rate Matters and Note 11. PSE&G Nuclear Decommissioning).

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION (AFDC) -- PSE&G

     AFDC represents the cost of debt and equity funds used to finance the construction of new utility facilities. The amount of AFDC capitalized is reported in the Consolidated Statements of Income as a reduction of interest charges for the borrowed funds component and as other income for the equity funds component. The rates used for calculating AFDC in 1997, 1996 and 1995 were 5.71%, 5.83% and 6.98%, respectively.

     REVENUES AND FUEL COSTS -- PSE&G

     Revenues are recorded based on services rendered to customers during each accounting period. PSE&G records unbilled revenues representing the estimated amount customers will be billed for services rendered from the time meters were last read to the end of the respective accounting period. Rates include projected fuel costs for electric generation, purchased and interchanged power and gas purchased. The fuel component of the LEAC rate was frozen for 1997 and 1998 as part of the December 31st Order and PSE&G bears all risks associated with fuel prices (see Note 2. Rate Matters).

     Any Electric Levelized Energy Adjustment Clause (LEAC) and Levelized Gas Adjustment Clause (LGAC) underrecoveries or overrecoveries, together with interest (in the case of net overrecoveries), are deferred and included in operations in the period in which they are reflected in rates. Effective January 1, 1998, the amount included for LEAC under/overrecovery represents the difference between fuel related revenues and fuel related expenses which are comprised of the cost of generation and interchanged power at the Pennsylvania -- New Jersey -- Maryland Interconnection (PJM) market clearing price (see Note 2. Rate Matters).

     FINANCIAL INSTRUMENTS -- PSE&G

     Under its commodity hedging program, PSE&G may enter into certain contracts with counterparties to manage exposure to electric and natural gas price volatility. These contracts, in conjunction with owned electric generating capacity, are designed to cover estimated electric and gas customer commitments. PSE&G's accounting policy for physical instruments is to recognize gains and losses in income upon settlement of the contracts. PSE&G's accounting policy for financial instruments is to mark-to-market and record unrealized gains and losses on hedged transactions as a component of stockholder's equity while unrealized gains and losses on speculative transactions are recorded in results of operations. These financial instruments and the effect of marking to market do not have a material impact on PSE&G's financial condition, results of operations and net cash flows. PSE&G does not hold any financial instruments of a leveraged nature.

     FINANCIAL INSTRUMENTS -- EDHI

     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets and liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs (see Note 8. Financial Instruments).

     FOREIGN CURRENCY TRANSLATION -- EDHI

     The assets and liabilities of EDHI's foreign operations are translated into U.S. dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

     INCOME TAXES

     Enterprise and its subsidiaries file a consolidated Federal income tax return and income taxes are allocated to Enterprise's subsidiaries based on the taxable income or loss of each subsidiary. Investment tax credits were deferred in prior years and are being amortized over the useful lives of the related property, including nuclear fuel.

     BENEFIT PLANS

     Non-represented employees of PSE&G commencing service before January 1, 1996, represented employees of PSE&G commencing employment before January 1, 1997 and certain employees of PSE&G's affiliated companies are covered by a noncontributory trusteed pension plan (Pension Plan) from the date of hire. Non-represented employees of PSE&G who commenced service after January 1, 1996, represented employees of PSE&G who commenced employment after January 1, 1997 and certain employees of PSE&G's affiliated companies are covered by a cash balance pension plan. The policy is to fund pension costs accrued. The funding policy for the plan year 1997 was modified to provide annual funding not to exceed the maximum tax deductible amount. Contributions will be made each year based on targeted funding levels for the plan (see Note 13. Pension Plan).

     In 1993, Enterprise and PSE&G adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106), which requires that the expected cost of employees' postretirement health care and life insurance benefits be charged to income during the years in which employees render service (see Note 2. Rate Matters and Note 14. Postretirement Benefits Other Than Pensions).

     IMPAIRMENT OF LONG-LIVED ASSETS

     On January 1, 1996, Enterprise and PSE&G adopted SFAS 121, which requires review for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 did not have an impact on the results of operations, financial condition and net cash flows of Enterprise and PSE&G. However, future developments in the electric industry and utility regulation could jeopardize the full recovery of the carrying cost of certain investments.

     STOCK-BASED COMPENSATION

     SFAS No. 123 "Accounting for Stock-Based Compensation" (SFAS 123) was effective for fiscal years commencing after December 15, 1995. SFAS 123 establishes financial accounting and reporting standards for stock based compensation plans and includes all arrangements by which employees receive shares of stock or other equity instruments of the employer or by which the employer incurs liabilities to employees in amounts based on the price of the employer's stock. SFAS 123 provides an entity the option to either adopt the new method or to continue to measure compensation cost as prescribed by Accounting Principles Board Opinion No. 25 (APB 25) "Accounting for Stock Issued to Employees" and provide pro forma disclosure of the effect of adopting SFAS 123. Enterprise has elected to continue its current accounting treatment for stock compensation under APB 25. If stock based compensation costs for Enterprise had been determined based on the methodology prescribed in SFAS 123, there would have been a charge to earnings of approximately $0.1 million with no impact on earnings per share.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     EARNINGS PER SHARE

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which is effective for financial statements issued after December 15, 1997. Under the new standard, basic earnings per share is computed as earnings available to common stockholders divided by weighted average shares outstanding excluding the dilutive effect of potential common shares. Diluted earnings per share includes the dilutive effect of potential common shares. Enterprise has an existing stock option plan which allows for options to be granted on a periodic basis. These potential common shares had no impact on diluted earnings per share for the years ended December 31, 1997, 1996 and 1995.

NOTE 2.  RATE MATTERS

NEW JERSEY ENERGY MASTER PLAN (ENERGY MASTER PLAN)

     On April 30, 1997, the BPU issued its final report regarding Phase II (final Phase II report) of the Energy Master Plan addressing wholesale and retail electric competition in New Jersey. The final Phase II report was approved by the Governor and Legislature in July 1997. In accordance with the final Phase II report, PSE&G filed a proposal regarding competition and rates with the BPU on July 15, 1997. The BPU is in the process of reviewing the filing and holding public hearings. The hearings on PSE&G's proposal commenced in early February 1998 and are expected to conclude during the second quarter of 1998, with a decision expected by July 1998. Legislation providing the BPU with requisite authority to implement such competition is necessary.

     The final Phase II report included the following key provisions:

     - Beginning January 1, 1999, the rates for bundled electricity services, consisting of power generation, transmission, distribution and auxiliary customer services, such as metering and billing, would be unbundled. Each electric utility, including PSE&G, would continue to be responsible for providing distribution service to all customers, with price and service quality for distribution service continuing to be regulated by the BPU. Other customer services would also continue to be offered by each electric utility for a monthly fee, including metering, billing and account administration, which would also continue to be regulated by the BPU.

     - The phase-in period for customers' choice of energy suppliers is to include 10% in October 1998, 20% by January 1999, 35% by April 1999, 50% by October 1999, 75% by April 2000, and 100% by July 2000.

     - Transmission service would be provided by an Independent System Operator
       (ISO) which would be responsible for maintaining the reliability of the regional power grid and would be regulated by FERC. Utilities would continue to pass through the cost of transmission to customers in regulated rates.

     - Metering and billing would also be reviewed in order to make recommendations for the introduction of competition into the customer services area. A distribution utility would be permitted to offer customer services, such as equipment repair and service contracts, in a competitive marketplace.

     - A fully competitive marketplace must exist before the BPU will act to end economic regulation of power supply. This will require, at a minimum, utility generating assets and activities to be functionally separated and operated at arms length from the transmission, distribution and customer service activities of the electric utilities. The BPU would reserve final judgment on the issue of requiring divestiture of utility generating assets until detailed analyses of the potential for market power abuses by utilities have been performed. In addition, the BPU indicated its belief that it is necessary to have a fully independent and operating ISO prior to the implementation of customer choice. The BPU proposed that retail competition in New Jersey be

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED introduced approximately 12 to 18 months after the implementation of full wholesale competition as provided by FERC Order No. 888.

     - Customer protections will include: maintaining the electric utility as a universal service or "basic generation service" provider; continued funding of social programs now provided by electric utilities; registration of all third party power suppliers with the BPU; establishment of standards of conduct for third party power suppliers; and continued funding for energy efficiency programs.

     - Utilities will have an opportunity for a limited number of years to recover through rates stranded costs associated with generating capacity investment and independent power contract costs made prior to the advent of competition. Utilities are obligated to take all reasonably available measures to mitigate stranded costs caused by the introduction of retail competition. A market transition charge is to be established for a limited time of 4-8 years to provide for the recovery of non-mitigated stranded costs and would be a separate component of a customer's electric bill.

     - The issue of securitization of stranded costs is to be explored.

     - There is a need for Federal action in a number of areas as an integral part of electric restructuring. Of particular concern is the transport of nitrogen oxides (NOx) and other pollutants to New Jersey from power plants located in the Midwest and Southeast.

     - Near-term rate reductions in retail electric rates of 5-10% are required.

     - A rate unbundling plan, stranded cost status report and restructuring plan to be filed by each utility by July 15, 1997.

     - The final Phase II report endorsed environmental disclosure by power suppliers to provide consumers with information necessary to choose cleaner sources of power available in the marketplace. The information will enable verification of claimed emission rates, which will be explored by a Consumer Protection Task Force.

     PSE&G's proposal in response to the final Phase II report of the Energy Master Plan included the following key elements:

     - A rate decrease of between 5% and 10%, effective January 1, 1999, dependent upon BPU approval of several key elements of the proposal.

     - Allowing all customers in all classes to register for their choice of energy supplier beginning October 1, 1998. Those customers choosing a supplier other than PSE&G would be permitted to switch effective January 1, 1999.

     - A transition period of seven years with basic tariff rates capped during that period. During the transition period, PSE&G would maintain responsibility for system reliability of energy and capacity supply.

     - Recovery of transition costs through asset securitization, restructuring of certain non-utility generation contracts and depreciation accounting changes (see Stranded Costs, Securitization and Depreciation below).

     - Recovery of mandated societal costs, such as nuclear decommissioning and Demand Side Management (DSM), would be adjusted based on changes in these costs.

     - Discontinuation of PSE&G's LEAC effective December 31, 1998. PSE&G would be responsible for all risks associated with fuel prices, changes in operation and maintenance expenses and mitigation of the transition costs of non-securitized generation production assets within the price capped rates.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     - Transfer of PSE&G's nuclear and fossil generation assets, at net book value, to a separate entity functionally independent of PSE&G at the conclusion of the transition period.

     - PSE&G would file a rate case or a plan for a form of alternative regulation for its electric distribution delivery service functions one year prior to the end of the transition period.

     - At the end of the transition period, responsibility for generation reliability would shift to the marketplace and PSE&G would retain its obligation to connect and deliver energy and would offer basic generation service.

     Pursuant to actions taken by the BPU under its Energy Master Plan proceeding, various BPU-sponsored working groups have been created to address and recommend solutions regarding certain issues regarding restructuring. PSE&G is participating in these working groups including the Consumer Protection Task Force, Phase-In Mechanisms Working Group, Customer Services Working Group and DSM and Renewables Working Group. In addition, PSE&G is participating in BPU proceedings dealing with certain generic issues, including exit fees, market power, affiliate relationships, mechanics of customer phase-in and fair competition. The working groups and the generic issues proceedings are running concurrently with the Energy Master Plan proceedings.

     In an Order dated June 25, 1997, the BPU commenced management audits of all New Jersey electric utilities, with the assistance of one or more consulting firms, under the direction of its own audit staff. The audit process included, but was not limited to, focused reviews of electric utility filings in response to the Energy Master Plan. The management audit process for PSE&G was concluded in December 1997 with a report filed by the management consulting firms which performed the audit on behalf of the BPU. A second report on restructuring is yet to be filed. The audit report, which was approved by the BPU on January 29, 1998, among other things:

     - Supported a consumer rate reduction target of 8.4% to 11.7% and the use of an energy and capacity credit mechanism on customers' bills.

     - Substantiated $2.9 billion of PSE&G's $3.9 billion stranded cost estimate, challenging certain assumptions as well as $230 million of capital additions incurred since 1992.

     - Agreed with the use of securitization as a means of financing stranded costs in order to obtain rate reductions, recommending $2.2 billion (compared to the $2.5 billion requested by PSE&G) of securitization.

     - Noted that an incentive or true-up mechanism may be appropriate to reduce the risk of significant overrecovery of stranded costs given the uncertainty surrounding load, market prices and the potential for mitigation.

     The BPU can adopt, reject or modify the audit report's results in its decision on PSE&G's proposal. PSE&G cannot predict to what extent the BPU will rely on the results of the audit report nor what the ultimate outcome of the Energy Master Plan proceedings will be. The decision of the BPU in the Energy Master Plan proceeding and the legislation to be adopted by the New Jersey Legislature required to implement certain aspects of electric restructuring in the State will establish the industry rules for the future. These actions are expected to fundamentally change the electric industry in the State by introducing retail competition to replace the utilities' former monopoly position and potentially requiring or resulting in the separation or sale of generation assets. Depending upon the outcome of these proceedings, these fundamental industry changes could have a material adverse effect on Enterprise's and PSE&G's financial condition, results of operations and net cash flows. Enterprise and PSE&G cannot predict the outcome of this matter.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     STRANDED COSTS

     Stranded costs represent the portion of the book value of generation related assets or the portion of payments under power purchase contracts which are in excess of their value in a competitive deregulated marketplace. PSE&G has identified its potentially stranded costs associated with fossil and nuclear generating stations at $3.9 billion, based on certain assumptions, including future market prices of electricity and performance of generating units. Changes in these assumptions could materially alter the estimated amount of potentially stranded costs.

     Recoverability of these costs is largely dependent on the transition rules to be established by regulators. PSE&G has proposed to securitize $2.5 billion of these costs, with the remainder to be mitigated through cost saving measures during a transition period of seven years. In addition, PSE&G is seeking to restructure certain of its BPU approved contracts with Non-utility Generators
(NUGs), which are estimated to be $1.6 billion above assumed future market prices. As presently proposed, the Energy Master Plan would allow recovery of these restructuring costs in rates. Since the Energy Master Plan proceeding is still in progress, the issue of securitization and the extent of its application have not been determined; and recognizing the potential need for legislative action, management cannot predict the extent to which regulators will allow recovery of such costs. As noted above, the management audit report identified $2.9 billion of stranded costs as compared to the $3.9 billion estimated by PSE&G. The decision of the BPU in this matter could have a material adverse effect on Enterprise's and PSE&G's financial condition, results of operations and net cash flows.

     SECURITIZATION

     In its Energy Master Plan proposal, PSE&G has proposed to securitize $2.5 billion of its potentially stranded costs through the issuance of transition bonds with an estimated term of 15 years. Securitization is a method of refinancing potentially stranded costs with lower cost debt. The credit quality of the debt would be enhanced via enabling State legislation and approval by the BPU of an irrevocable, non-bypassable charge to service the interest and principal payments on the debt. The use of securitization as a means to reduce rates depends on enabling legislation, which the New Jersey Legislature is not expected to consider prior to the second quarter of 1998. If legislative approval is not granted, PSE&G will alter its Energy Master Plan proposal and projected rate reduction range. Since the Energy Master Plan proceeding is still in progress, the issue of securitization and the extent of its application have not been determined; and recognizing the potential need for legislative action, management cannot predict the extent to which regulators will allow the use of such securitization for recovery of stranded costs. As noted above, the management audit report recommended $2.2 billion of securitization. The decision of the BPU and/or the related legislative action required in this matter could have a material adverse effect on Enterprise's and PSE&G's financial condition, results of operations and net cash flows.

     DEPRECIATION

     In its Energy Master Plan proposal, PSE&G has proposed to lengthen the depreciable lives of its electric distribution assets from 28 to 45 years. These assets are expected to remain regulated. The excess depreciation reserve, calculated based on this change in depreciable lives, would be amortized over a seven year transition period. If PSE&G's plan is adopted as proposed, it would result in a reduction of annual depreciation expense of $116 million during such transition period and $35 million thereafter over the remaining life of these assets.

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SETTLEMENT OF CERTAIN REGULATORY ISSUES

     By Order dated December 31, 1996 (December 31st Order), the BPU approved a settlement among PSE&G, the staff of the BPU (Staff) and the New Jersey Division of Ratepayer Advocate (Ratepayer Advocate) addressing (1) the cost impact of the 1995 shutdown of Salem Nuclear Generating Station (Salem) Units 1 and 2 (Salem 1 and 2), including the "used and useful" issue related to the units through December 31, 1998; (2) the recovery of certain replacement power costs associated with the 1994 Salem 1 outage; and (3) the recovery of capacity costs associated with PSE&G's power purchases from cogeneration producers through December 31, 1998. Under the December 31st Order, PSE&G recorded a charge of $83.9 million for bill credits to electric customers who received credits in January and February 1997. PSE&G also agreed to forego recovery of $12 million associated with energy costs that previously had been deferred. The resulting after-tax earnings loss of $62 million or 26 cents per share of Enterprise Common Stock was previously recorded ($59 million or 25 cents per share in the third quarter of 1996 and $3 million or 1 cent per share in 1995).

     Under the terms of the December 31st Order, Salem 1 and 2 will continue in base rates without being subject to further refund and PSE&G will assume all nuclear and fossil generating fuel and performance risks, including replacement power costs associated with the Salem, Hope Creek Generating Station (Hope Creek) and Peach Bottom Atomic Power Station (Peach Bottom) nuclear stations from January 1, 1997 through December 31, 1998. The BPU's nuclear performance standard (NPS) will not apply to PSE&G from January 1, 1996 through December 31, 1998 (see Note 10. Commitments and Contingent Liabilities). In addition, the energy component of PSE&G's LEAC was fixed at its existing level with no increase to customers until at least January 1999 (see Electric Levelized Energy Adjustment Clause/Demand Side Adjustment Factor below) with PSE&G responsible for all risks associated with fuel prices. Any underrecovered or overrecovered LEAC balance existing on December 31, 1998 will not be considered in any LEAC review subsequent to that date. Any overrecovery at that date will be applied to reduce any potential stranded costs and any underrecovered balance will be charged to income in the period identified.

     The December 31st Order provides PSE&G the opportunity, but no guarantee, during the period January 1, 1997 through December 31, 1998, to fully recover the December 31, 1996 underrecovered LEAC energy balance of $151 million ($91 million as of December 31, 1997) without any change in the current energy component of the LEAC charge. Management believes that it will fully recover the underrecovered LEAC balance by December 31, 1998 and will continue to follow deferred accounting treatment for the LEAC (see discussion of the Energy Master Plan above).

     In addition to the resolution of the Salem "used and useful" issue, the December 31st Order addressed two other separate long standing issues that PSE&G had been litigating before the BPU. The first pertains to the recovery of certain replacement power costs associated with a 58 day outage at Salem 1 in 1994. The December 31st Order required PSE&G to reduce its underrecovered LEAC balance by $7 million related to that outage. The second pertains to the recovery of capacity costs associated with electric utility power purchases from cogeneration producers through December 31, 1998. The December 31st Order required PSE&G to provide bill credits to electric customers totaling $6.4 million during January and February 1997. In addition, PSE&G reduced its underrecovered LEAC balance by $5 million related to the recovery of capacity costs.

     Through separate letter agreements, PSE&G and the Ratepayer Advocate agreed on a commitment by PSE&G to provide financial assistance toward economic growth and development in New Jersey. This commitment, which runs through December 31, 1999, has four key elements. First, PSE&G created a $30 million revolving economic development fund with emphasis on stimulating jobs and developing high technology projects in urban

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

areas. Second, PSE&G will continue to provide incentives to encourage local public housing authorities to replace up to 4,000 refrigerators a year. Third, PSE&G committed $1 million to develop a fund to provide innovative assistance to low income residents who are having difficulty paying energy bills. Finally, PSE&G will develop a computer system to assist low income residents in identifying government and community programs from which they would be eligible to receive benefits.

     On February 24, 1997, an Intervenor's group filed an appeal in New Jersey Superior Court seeking an invalidation of the December 31st Order. Notices of Dismissal of Appeal were filed by the Intervenor's group on August 1, 1997 with the Superior Court of New Jersey, Appellate Division.

LEVELIZED GAS ADJUSTMENT CLAUSE (LGAC)

     In November 1996, the BPU approved an approximate $80 million increase based upon a modified Interim Stipulation in the LGAC proceeding. The monthly pricing methodology for Large Volume Gas (LVG) and General Service Gas (GSG) customers, with minor modifications, will continue. During the months of December 1996 and January 1997, approximately $14 million was refunded through bill credits to customers that purchased LVG or GSG service (excluding off-peak service) during the period January 1, 1996 through October 31, 1996. The refund was based on an over collection of gas costs from those customer classes and was apportioned based on those customers' billed usage during that period. On April 2, 1997, the BPU approved PSE&G's LGAC stipulation. The interim residential LGAC charge, approved in November 1996, continued through December 31, 1997.

     On July 30, 1997, the BPU authorized PSE&G to hedge or lock-in up to 50% of its residential natural gas portfolio, which may be accomplished using either physical or financial hedging mechanisms, beginning with the 1997-1998 heating season. Such hedges are intended to provide price stability for residential customers (see Note 8. Financial Instruments).

     On November 14, 1997, PSE&G filed its 1997/98 LGAC petition with the BPU requesting a $45 million increase on an annual basis in its LGAC for the period January 1, 1998 to December 31, 1998. This increase, as filed, amounts to approximately 4.8% on a typical residential bill. Public hearings were held on February 3, 1998. On February 18, 1998, the BPU approved a Stipulation agreed to by the parties in the proceeding. The Stipulation provides for an interim increase in LGAC revenues of approximately $31 million, excluding State sales and use tax. This represents an increase of 3.5% on a typical residential bill. The parties will continue to litigate and PSE&G cannot predict the final outcome of this proceeding.

ELECTRIC LEVELIZED ENERGY ADJUSTMENT CLAUSE (LEAC)/DEMAND SIDE ADJUSTMENT FACTOR
(DSAF)

     As discussed above, the December 31(st) Order has fixed the energy component of the LEAC as of December 31, 1996 (see Settlement of Certain Regulatory Issues). Additionally, under PSE&G's Energy Master Plan proposal, if approved, the LEAC would be discontinued. Certain components of the LEAC would become part of the societal benefits clause under PSE&G's proposal. No assurances can be given as to the outcome of the Energy Master Plan proceedings.

     On February 24, 1997, PSE&G filed with the BPU for an increase in the DSAF component of the LEAC, to become effective on or before May 1, 1997. The filing was to be effective for the period from May 1997 through December 1998 and requested an annualized increase of $151.8 million. The filing included recovery of demand side management (DSM)/conservation costs related to BPU approved programs and would raise rates to a level sufficient to recover such costs incurred through December 31, 1998. At December 31, 1997, PSE&G had an

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED underrecovered balance, including interest, of approximately $122 million related to these programs. Such amount is included in Deferred Debits on PSE&G's balance sheet.

     A hearing was held before the Office of Administrative Law (OAL) in September 1997 and on December 5, 1997, the Administrative Law Judge recommended in his initial decision that the BPU approve $150.1 million of the $151.8 million requested. On January 19, 1998, the BPU extended its period of review to accept, reject or modify the Judge's decision. Approval of this filing by the BPU would result in recovery of this balance, as well as the costs of these programs through 2000. PSE&G cannot predict the outcome of this matter.

REMEDIATION ADJUSTMENT CHARGE (RAC)

     In 1992, the BPU approved a mechanism for recovery of PSE&G's costs associated with its Manufactured Gas Plant Remediation Program (Remediation Program) allowing the recovery of actual costs plus carrying charges, net of insurance recoveries, over a seven -- year period through PSE&G's LGAC and LEAC, with 60% charged to gas customers and 40% charged to electric customers. In November 1996, the BPU approved an Interim LGAC Stipulation regarding costs incurred during the period August 1, 1995 through July 31, 1996. On July 30, 1997, the BPU approved the recovery of remediation program costs incurred during the period August 1, 1995 through July 31, 1996 on a final basis.

     On August 1, 1997, PSE&G requested that the BPU approve recovery of $6.8 million through PSE&G's RAC for manufactured gas plant remediation costs. This represents an increase in the amount of PSE&G's recovery of such costs by approximately $2 million over current rate levels. On October 9, 1997, this matter was transferred to the OAL. PSE&G cannot predict the outcome of this proceeding.

CONSOLIDATED TAX BENEFITS

     In a case affecting another utility in which neither Enterprise nor PSE&G were parties, the BPU considered the extent to which tax savings generated by non-utility affiliates included in the consolidated tax return of that utility's holding company should be considered in setting that utility's rates. In 1992, the BPU approved an order in such case treating certain consolidated tax savings generated after June 30, 1990 by that utility's non-utility affiliates as a reduction of its rate base. Also in 1992, the BPU issued an order resolving PSE&G's 1992 base rate proceeding without separate quantification of the consolidated tax issue. Such order did not provide final resolution of the consolidated tax issue for any subsequent base rate filing. While Enterprise continues to account for its two wholly-owned subsidiaries on a stand-alone basis, resulting in a realization of tax benefits by the entity generating the benefit, an ultimate unfavorable resolution of the consolidated tax issue could reduce PSE&G's and Enterprise's revenues, net income or net cash flows. In addition, an unfavorable resolution may adversely impact Enterprise's non-utility investment strategy. Enterprise believes that PSE&G's taxes should be treated on a stand-alone basis for rate-making purposes, based on the separate nature of the utility and non-utility businesses. The issue of Enterprise sharing the benefits of consolidated tax savings with PSE&G or its ratepayers was addressed by the BPU in its July 28, 1996 letter which informed PSE&G that the issue of consolidated tax savings can be discussed in the context of PSE&G's next base rate case or plan for an alternative form of regulation. However, neither Enterprise nor PSE&G is able to predict what action, if any, the BPU may take concerning consolidation of tax benefits in future rate proceedings (see Note 12. Federal Income Taxes).

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (OPEB)

     In August 1996, the BPU initiated a generic proceeding to resolve the regulatory and rate issues associated with SFAS 106. On January 8, 1997, the BPU issued its Order adopting a stipulation of the parties to the proceeding regarding SFAS 106 cost recovery mechanisms and initiating a second phase of the generic proceeding requiring each utility's individual filing to obtain SFAS 106 accrual rate recognition under one of the rate mechanisms established in the BPU Order (see Note 3. Regulatory Assets and Liabilities and Note 14. Postretirement Benefits Other Than Pensions).

OTHER RATE MATTERS

     INTERIM COMPETITIVE TRANSITION CHARGE (ICTC)

     In September 1996, PSE&G filed a petition with the BPU to establish an ICTC which is designed to recover stranded costs which will result from a customer leaving PSE&G's system as a full requirements customer. If approved by the BPU as filed, this charge would apply to customers who, after September 19, 1996, commit to an alternate source of electric power while remaining physically located in PSE&G's electric franchise area. On April 24, 1997, the BPU issued a generic order to investigate policy issues related to whether customers who cease to receive electric service from a utility and go to on-site generation should be charged an exit fee. PSE&G's petition and motions concerning its September 1996 ICTC filing have been placed in abeyance pending the conclusion of the separate generic proceeding on this issue. The generic ICTC matter continues to be reviewed by the BPU. PSE&G cannot predict the outcome of this proceeding.

     GAS UNBUNDLING

     PSE&G's unbundled gas transportation tariffs, which have been in place since 1994, allow any nonresidential customer, regardless of size, to purchase its own gas, transport it to PSE&G pipelines and require PSE&G to deliver such gas to the customer's facility. To date, approximately 17,000 commercial and industrial customers, of approximately 180,000 such customers eligible, have elected to utilize this service. It is expected that this number will not significantly increase with the changes in the law affecting the gross receipts and franchise tax which became effective on January 1, 1998. Those changes now apply sales tax to sales by marketers, putting a similar tax burden on them as borne by PSE&G (see NJGRT Reform below).

     Current transportation rate schedules produce the same non-fuel revenue per therm as existing sales tariff rate schedules. Thus, to date, PSE&G's earnings have been unaffected by whether the customers remain on sales tariffs or convert to transportation service. Enterprise's indirect subsidiary, Energis, provides non-utility gas marketing services operating in New Jersey and several other states.

     In April 1997, the BPU approved PSE&G's proposal for a residential gas unbundling pilot program known as SelectGas. The pilot program allows 65,000 residential natural gas customers to participate in the competitive marketplace. To date, of the 65,000 eligible customers, none has subscribed to the program. PSE&G cannot predict the future impact of this program on its financial condition, results of operations and net cash flows.

     PSE&G also participates in a retail pilot program of the New Jersey Natural Gas Company (New Jersey Natural) to provide unbundled gas transportation to former residential customers of New Jersey Natural. PSE&G has enrolled over 1,300 former residential gas customers of New Jersey Natural.

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     NEW JERSEY GROSS RECEIPTS AND FRANCHISE TAX (NJGRT) REFORM

     On July 14, 1997, Governor Whitman signed legislation eliminating the NJGRT, effective January 1, 1998. This legislation replaces the NJGRT with a combination of the corporate business tax, the State sales and use tax and a Transitional Energy Facility Assessment (TEFA). The TEFA will be phased out over five years. While PSE&G was subject to approximately 13% tax under the NJGRT, after the phase out of the TEFA, the tax rate will be substantially reduced. The new tax structure is expected to improve the competitive position of PSE&G vis-a-vis non-utility energy providers in New Jersey who were not subject to the NJGRT. On September 15, November 18 and December 24, 1997, PSE&G filed revised tariff schedules and other pertinent information, in compliance with the legislation. On December 31, 1997, the BPU accepted PSE&G's filings with revisions for the purpose of implementing interim rates with regard to the new tax structure effective with service rendered on and after January 1, 1998. The BPU continues its administrative review of the filings of all utilities and is expected to approve permanent rates no later than April 1, 1998.

NOTE 3.  REGULATORY ASSETS AND LIABILITIES

     Regulatory assets and liabilities are recorded in accordance with the provisions of SFAS 71 (see Note 1. Organization and Summary of Significant Accounting Policies and Note 2. Rate Matters). At December 31, 1997 and 1996, PSE&G had deferred the following regulatory assets on the Consolidated Balance
Sheet:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996
                                                              ------    ------
                                                                (MILLIONS OF
                                                                  DOLLARS)
Unamortized Debt Expense....................................  $  135    $  138
Deferred OPEB Costs.........................................     289       226
Unrecovered Environmental Costs.............................     122       126
Underrecovered Electric Energy and Gas Costs................     167       176
Unrecovered SFAS 109 Income Taxes...........................     725       752
Deferred Demand Side Management Costs.......................     116        40
Deferred Decontamination and Decommissioning Costs..........      43        47
Property Abandonments.......................................      37        52
Unrecovered Plant and Regulatory Study Costs................      34        34
Oil and Gas Property Write-Down.............................      26        31
                                                              ------    ------
          Total Regulatory Assets...........................  $1,694    $1,622
                                                              ======    ======

     UNAMORTIZED DEBT EXPENSE: Represents bond issuance costs, premiums, discounts and losses on reacquired long-term debt. Bond issuance costs and associated premiums and discounts are generally amortized over the life of the debt issuance. In accordance with FERC regulations, costs to reacquire debt are amortized over the remaining original life of the retired debt. When refinancing debt, the unamortized portion of the original debt issuance costs of the debt being retired must be amortized over the life of the replacement debt.

     DEFERRED OPEB COSTS: Includes costs associated with adoption of SFAS 106 which are deferred in accordance with EITF Issue 92-12. For a discussion of OPEB Costs, see Note 14. Postretirement Benefits Other Than Pensions and Note 2. Rate Matters.

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     UNRECOVERED ENVIRONMENTAL COSTS: Represents environmental costs which are probable of recovery in future rates. For discussion of unrecovered environmental costs, see Note 2. Rate Matters.

     UNDERRECOVERED ELECTRIC ENERGY AND GAS COSTS: Recoveries of electric energy and gas costs are determined by the BPU under the LEAC and LGAC. PSE&G's deferred fuel balances as of December 31, 1997 and 1996 reflect underrecovered costs as follows:

                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1996
                                                              ----    ----
                                                              (MILLIONS OF
                                                                DOLLARS)
Underrecovered Electric Energy Costs........................  $ 91    $151
Underrecovered Gas Fuel Costs...............................    76      25
                                                              ----    ----
          Total.............................................  $167    $176
                                                              ====    ====

     PSE&G has the opportunity, but no guarantee, during the period January 1, 1997 through December 31, 1998, to fully recover its December 31, 1996 underrecovered LEAC balance of $151 million without any change in the current energy component of the LEAC charge. Management believes that it will recover this amount by December 31, 1998 and continues to follow deferred accounting treatment for the LEAC. For additional discussion, see Note 2. Rate Matters.

     UNRECOVERED SFAS 109 INCOME TAXES: Represents regulatory asset related to the implementation of SFAS 109, "Accounting for Income Taxes" in 1993 (see Note
12. Federal Income Taxes).

     DEFERRED DEMAND SIDE MANAGEMENT COSTS: Recoveries of DSM/conservation costs (related to BPU-approved programs) are determined by the BPU. PSE&G's deferred DSM balance as of December 31, 1997 and 1996, respectively, reflects underrecovered/(overrecovered) costs as follows:

                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1996
                                                              ----    ----
                                                              (MILLIONS OF
                                                                DOLLARS)
Deferred DSM(Including Interest) -- Electric................  $122    $ 45
Deferred DSM(Including Interest) -- Gas.....................    (6)     (5)
                                                              ----    ----
          Total.............................................  $116    $ 40
                                                              ====    ====

     The increase in the electric balance is primarily due to the ongoing underrecovery of DSM costs. In February 1997, PSE&G filed for an increase in the DSAF, which is a component of the LEAC. Approval of the filing would result in recovery of the existing deferred DSM balance as well as the estimated costs of these programs through December 1998 (see Note 2. Rate Matters).

     DEFERRED DECONTAMINATION AND DECOMMISSIONING COSTS: Represents amounts related to decontamination and decommissioning which are probable of recovery in future rates. For discussion of decontamination and decommissioning costs, see
Note 11. PSE&G Nuclear Decommissioning.

     PROPERTY ABANDONMENTS: The BPU has authorized PSE&G to recover after-tax property abandonment costs from its customers. The table of Regulatory Assets above reflects property abandonments, and related tax effects, for which no return is earned. The net-of-tax discount rate used was between 4.868% and 5.292%.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     UNRECOVERED PLANT AND REGULATORY STUDY COSTS: Amounts shown in the consolidated balance sheets consist of costs associated with developing, consolidating and documenting the specific design basis of PSE&G's jointly owned nuclear generating stations, as well as PSE&G's share of costs associated with the cancellation of the Hydrogen Water Chemistry System Project (HWCS Project) at Peach Bottom. PSE&G has received both BPU and FERC approval to defer and amortize, over the remaining lives of the Salem, Hope Creek and Peach Bottom nuclear units, costs associated with configuration baseline documentation and the canceled HWCS Project.

     OIL AND GAS PROPERTY WRITE-DOWN: On December 31, 1992, the BPU approved the recovery of PSE&G's deferral of an EDC write-down through PSE&G's LGAC over a ten-year period beginning January 1, 1993.

NOTE 4.  LONG-TERM INVESTMENTS

     Long-Term Investments are primarily those of EDHI.

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
                                                              (MILLIONS OF DOLLARS)
Lease Agreements (see Note 5. Leasing Activities):
  Leveraged Leases..........................................   $1,143       $  932
  Direct-Financing Leases...................................        2           33
  Other Leases..............................................        2            3
                                                               ------       ------
          Total.............................................    1,147          968
                                                               ------       ------
Partnerships:
  General Partnerships......................................      142          138
  Limited Partnerships......................................      534          495
                                                               ------       ------
          Total.............................................      676          633
                                                               ------       ------
Corporate Joint Ventures....................................      885           75
Securities..................................................       28           48
Other Investments...........................................      137          130
                                                               ------       ------
          Total Long-Term Investments.......................   $2,873       $1,854
                                                               ======       ======

     PSRC's leveraged leases are reported net of principal and interest on non-recourse loans, unearned income and deferred tax credits. Income and deferred tax credits are recognized at a level rate of return from each lease during the periods in which the net investment is positive.

     Partnership investments and corporate joint ventures are those of PSRC, EGDC and CEA.

     Other Investments, above, relate primarily to Public Service Conservation Resources Corporation (PSCRC), a wholly-owned subsidiary of PSE&G. PSCRC's investment in DSM projects had balances at December 31, 1997 and 1996 of approximately $84 million and $98 million, respectively.

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5.  LEASING ACTIVITIES

AS LESSOR

     PSRC's net investments in leveraged and direct financing leases are composed of the following elements:

                                               DECEMBER 31, 1997                DECEMBER 31, 1996
                                         ------------------------------   ------------------------------
                                             (MILLIONS OF DOLLARS)            (MILLIONS OF DOLLARS)
                                                      DIRECT                           DIRECT
                                         LEVERAGED   FINANCING            LEVERAGED   FINANCING
                                          LEASES       LEASE     TOTAL     LEASES      LEASES     TOTAL
                                         ---------   ---------   ------   ---------   ---------   ------
Lease rents receivable.................   $1,498        $ 3      $1,501    $1,094       $ 35      $1,129
Estimated residual value...............      635         --         635       638          8         646
                                          ------        ---      ------    ------       ----      ------
                                           2,133          3       2,136     1,732         43       1,775
Unearned and deferred income...........     (990)        (1)       (991)     (800)       (10)       (810)
                                          ------        ---      ------    ------       ----      ------
  Total investments....................    1,143          2       1,145       932         33         965
Deferred taxes.........................     (670)        --        (670)     (530)       (10)       (540)
                                          ------        ---      ------    ------       ----      ------
  Net investments......................   $  473        $ 2      $  475    $  402       $ 23      $  425
                                          ======        ===      ======    ======       ====      ======

     PSRC's other capital leases are with various regional, state and city authorities for transportation equipment and aggregated $2 million and $3 million as of December 31, 1997 and 1996, respectively.

AS LESSEE

     The Consolidated Balance Sheets include assets and related obligations applicable to capital leases under which PSE&G is a lessee. The total amortization of the leased assets and interest on the lease obligations equals the net minimum lease payments included in rent expense for capital leases. Capital leases of PSE&G relate primarily to its corporate headquarters and other capital equipment. Certain of the leases contain renewal and purchase options as well as escalation clauses. Enterprise and its other subsidiaries are not lessees in any capitalized leases.

     Utility plant includes $52 million for capital leases net of accumulated amortization at December 31, 1997 and 1996. Rent expense included in Operating Expenses for 1997, 1996 and 1995 was $34 million, $32 million and $34 million, respectively.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 6.  SCHEDULE OF CONSOLIDATED CAPITAL STOCK AND OTHER SECURITIES

                                                              CURRENT
                                                             REDEMPTION
                                               OUTSTANDING     PRICE      DECEMBER 31,   DECEMBER 31,
                                                 SHARES      PER SHARE        1997           1996
                                               -----------   ----------   ------------   ------------
                                                                             (MILLIONS OF DOLLARS)
Enterprise Common Stock (no par)(A)
  Authorized 500,000,000 shares; issued and
     outstanding at December 31, 1997,
     231,957,608 shares, at December 31,
     1996, 233,470,291 shares and at December
     31, 1995, 244,697,930 shares............                                $3,603         $3,627
Enterprise Preferred Securities(B)
  PSE&G Cumulative Preferred Stock(C) without
     Mandatory Redemption(D)(E) $100 par
     value series
     4.08%...................................     146,221      103.00        $   15         $   15
     4.18%...................................     116,958      103.00            12             12
     4.30%...................................     149,478      102.75            15             15
     5.05%...................................     104,002      103.00            10             10
     5.28%...................................     117,864      103.00            12             12
     6.80%...................................          --          --            --             19
     6.92%...................................     160,711          --            16             16
  $25 par value series
     6.75%...................................     600,000          --            15             15
                                                                             ------         ------
  Total Preferred Stock without Mandatory
     Redemption..............................                                $   95         $  114
                                                                             ======         ======
     With Mandatory Redemption(D)(F) $100 par
       value series
     7.44%...................................          --          --        $   --         $   75
     5.97%...................................     750,000          --            75             75
                                                                             ------         ------
  Total Preferred Stock with Mandatory
     Redemption..............................                                $   75         $  150
                                                                             ======         ======
  Monthly Guaranteed Preferred Beneficial
     Interest in PSE&G's Subordinated
     Debentures(D)(F)(H)
     9.375%..................................   6,000,000          --        $  150         $  150
     8.00%...................................   2,400,000          --            60             60
                                                                             ------         ------
     Total Monthly Guaranteed Preferred
       Beneficial Interest in PSE&G's
       Subordinated Debentures...............                                $  210         $  210
                                                                             ======         ======
  Quarterly Guaranteed Preferred Beneficial
     Interest in PSE&G's Subordinated
     Debentures(D)(F)(G)(H)
     8.625%..................................   8,320,000          --        $  208         $  208
     8.125%..................................   3,800,000          --            95             --
                                                                             ------         ------
     Total Guaranteed Preferred Beneficial
       Interest in PSE&G's Subordinated
       Debentures............................                                $  303         $  208
                                                                             ======         ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

---------------
(A) In July 1996, Enterprise initiated a Common Stock repurchase program. As of December 31, 1996, 11,227,639 shares had been repurchased for $307 million. The program concluded on January 17, 1997. The total number of shares repurchased under the program was 12,740,322 at a cost of $350 million.

    Total authorized and unissued shares include 7,302,488 shares of Enterprise Common Stock reserved for issuance through Enterprise's Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans. In 1997 and 1996, no shares of Enterprise Common Stock were issued or sold through these plans.

(B) Enterprise has authorized a class of 50,000,000 shares of Preferred Stock without par value, none of which is outstanding.

(C) At December 31, 1997, there were aggregates of 5,954,766 shares of $100 par value and 9,400,000 shares of $25 par value Cumulative Preferred Stock which were authorized and unissued, and which upon issuance may or may not provide for mandatory sinking fund redemption. If dividends upon any shares of Preferred Stock are in arrears in an amount equal to the annual dividend thereon, voting rights for the election of a majority of PSE&G's Board of Directors become operative and continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights cease, subject to being revived from time to time.

(D) At December 31, 1997, the annual dividend requirement and embedded dividend rate for Preferred Stock without mandatory redemption was $10,886,758 and 5.18%, respectively, and for Preferred Stock with mandatory redemption was $4,477,500 and 6.02%, respectively.

    At December 31, 1996, the annual dividend requirement and embedded dividend rate for Preferred Stock without mandatory redemption was $6,283,425 and 5.45%, respectively, and for Preferred Stock with mandatory redemption was $10,057,500 and 6.75%, respectively.

    At December 31, 1997 and 1996, the annual dividend requirement and embedded cost of the Monthly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) was $18,862,500 and 6.04%, respectively.

    At December 31, 1997 and 1996, the annual dividend requirement of the Quarterly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) and their embedded costs were $25,658,750 and 5.70% and $17,940,000 and 5.80%, respectively.

(E) During 1996, PSE&G purchased an aggregate of 1,116,024 shares of its 4.08%, 4.18%, 4.30%, 5.05%, 5.28%, 6.80% and 6.92% Cumulative Preferred Stock ($100
    par) through a tender offer.

(F) For information concerning fair value of financial instruments, see Note 8. Financial Instruments.

(G) In February 1997, PSE&G Capital Trust II issued $95 million of 8.125% Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures.

(H) PSE&G Capital L.P., PSE&G Capital Trust I and PSE&G Capital Trust II were formed and are controlled by PSE&G for the purpose of issuing Monthly and Quarterly Income Preferred Securities (Monthly and Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures). The proceeds were lent to PSE&G and are evidenced by PSE&G's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSE&G's Deferrable Interest Subordinated Debentures have been deferred, or PSE&G has defaulted on the indentures related thereto or its guarantees thereof, PSE&G may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSE&G of the Preferred Securities issued by the partnership and the trusts.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 7.  SCHEDULE OF CONSOLIDATED DEBT

LONG-TERM
                                                                               DECEMBER 31,
                                                                          ----------------------
INTEREST RATES                       MATURITY                                  1997         1996
--------------                       --------                             ---------    ---------
                                                                          (MILLIONS OF DOLLARS)
PSE&G
First and Refunding Mortgage
  Bonds(A)
6.875% -- 7.125%                     1997.............................     $   --       $  300
6.00%                                1998.............................        100          100
8.75%                                1999.............................        100          100
6.00% -- 7.625%                      2000.............................        635          400
7.875%                               2001.............................        100          100
6.125%                               2002.............................        300          300
6.25% -- 9.125%                      2003-2007........................      1,050        1,050
6.80% -- 6.90%                       2008-2012........................          3           26
Variable                             2008-2012........................         66           66
6.75% -- 7.375%                      2013-2017........................        375          400
6.45% -- 9.25%                       2018-2022........................        139          267
Variable                             2018-2022........................         14           14
5.55% -- 7.50%                       2023-2027........................        568          571
5.70% -- 6.55%                       2028-2032........................        499          499
Variable                             2028-2032........................         25           --
5.00% -- 8.00%                       2033-2037........................        160          160
Medium-Term Notes
7.10% -- 7.13%                       1997.............................         --          100
8.10% -- 8.16%                       2008-2012........................         60           60
7.04%                                2018-2022........................          9           --
7.15% -- 7.18%                       2023-2027........................         41           41
                                                                           ------       ------
  Total First and Refunding Mortgage Bonds............................      4,244        4,554
                                                                           ------       ------
Debenture Bonds Unsecured
6.00%                                1998.............................         18           18
Variable(B)                                                                    19           --
                                                                           ------       ------
  Total Debenture Bonds...............................................         37           18
                                                                           ------       ------
Principal Amount Outstanding(C).......................................      4,281        4,572
Amounts Due Within One Year(D)........................................       (118)        (424)
Net Unamortized Discount..............................................        (37)         (41)
                                                                           ------       ------
  Total Long-Term Debt of PSE&G(E)....................................     $4,126       $4,107
                                                                           ======       ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

LONG-TERM
                                                                               DECEMBER 31,
                                                                          ----------------------
INTEREST RATES                       MATURITY                                  1997         1996
--------------                       --------                             ---------    ---------
                                                                          (MILLIONS OF DOLLARS)
EDHI
CAPITAL
Senior Notes(F)
9.875% -- 10.05%                     1998.............................     $   38       $   80
Medium-Term Notes
5.79% -- 5.92%                       1997.............................         --           27
9.00%                                1998.............................         75           75
8.95% -- 9.93%                       1999.............................        155          155
6.54%                                2000.............................         78           78
6.74%                                2001.............................        135           --
6.80% -- 7.00%                       2002.............................        130           --
                                                                           ------       ------
Principal Amount Outstanding(C).......................................        611          415
Amounts Due Within One Year(D)........................................       (113)         (69)
Net Unamortized Discount..............................................         (2)          (1)
                                                                           ------       ------
  Total Long-Term Debt of Capital.....................................        496          345
                                                                           ------       ------
FUNDING(G)
6.85% -- 9.59%                       1997.............................         --           55
9.95%                                1998.............................         83           83
7.58%                                1999.............................         45           45
                                                                           ------       ------
Principal Amount Outstanding(C).......................................        128          183
Amounts Due Within One Year(D)........................................        (83)         (55)
                                                                           ------       ------
  Total Long-Term Debt of Funding.....................................         45          128
                                                                           ------       ------
CEA
Non-recourse Debt
7.995% -- Bank Loan                  1999.............................         87           --
12.82% -- Bank Loan                  2002.............................        135           --
14.00% -- Minority Interest Loan     2027.............................         10           --
                                                                           ------       ------
Principal Amount Outstanding(C).......................................        232           --
Amounts Due Within One Year...........................................        (26)          --
                                                                           ------       ------
       Total Long-Term Debt of CEA....................................        206           --
                                                                           ------       ------
       Total Long-Term Debt of EDHI...................................     $  747       $  473
                                                                           ======       ======
          Consolidated Long-Term Debt(H)..............................     $4,873       $4,580
                                                                           ======       ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

---------------
(A) PSE&G's Mortgage, securing the Bonds, constitutes a direct first mortgage lien on substantially all PSE&G's property and franchises.

     During the year, PSE&G reacquired on the open market $117 million of its 8.50% Series LL First and Refunding Mortgage Bonds (Bonds). In April 1997, PSE&G issued $25 million of Variable Rate Pollution Control Bonds, Series X, due 2031. In June 1997, PSE&G issued $235 million of its 6.50% Series XX Bonds due 2000 and in November 1997, PSE&G issued $9 million of 7.04% Medium Term Notes. Also in November 1997, PSE&G redeemed $9 million of its 9.25% Series CC Bonds.

(B) PSE&G issued $19 million of Variable Rate Pollution Control Notes due 2027 in June 1997.

(C) For information concerning fair value of financial instruments, see Note 8. Financial Instruments.

(D) The aggregate principal amounts of mandatory requirements for sinking funds and maturities for each of the five years following December 31, 1997 are as follows:

                                SINKING FUNDS                 MATURITIES
                               ---------------    -----------------------------------
            YEAR               CAPITAL    CEA     PSE&G     CAPITAL    FUNDING    CEA    TOTAL
            ----               -------    ----    ------    -------    -------    ---    ------
1998.........................    $38      $ 26    $  118     $ 75       $ 83      --     $  340
1999.........................     --        27       100      155         45      $87       414
2000.........................     --        27       635       78         --      --        740
2001.........................     --        27       100      135         --      --        262
2002.........................     --        27       300      130         --      --        457
                                 ---      ----    ------     ----       ----      ---    ------
                                 $38      $134    $1,253     $573       $128      $87    $2,213
                                 ===      ====    ======     ====       ====      ===    ======

(E) At December 31, 1997 and 1996, PSE&G's annual interest requirement on long-term debt was $291 million and $317 million, of which $283 million and $302 million, respectively, was the requirement for Bonds. The embedded interest cost on long-term debt on such dates was 7.44% and 7.45%, respectively. The embedded interest cost on long-term debt due within one year at December 31, 1997 was 7.14%.

(F) Capital has provided up to $750 million debt financing for EDHI's businesses, except Energis, on the basis of a net worth maintenance agreement with Enterprise. Effective January 31, 1995, Capital has limited its borrowings to no more than $650 million.

(G) Funding provides debt financing for PSRC, CEA and their subsidiaries on the basis of an unconditional guarantee from EDHI.

(H) At December 31, 1997 and 1996, the annual interest requirement on long-term debt was $378 million and $370 million, of which $283 million and $302 million, respectively, was the requirement for Bonds. The embedded interest cost on long-term debt on such dates was 7.64% and 7.62%, respectively.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

SHORT-TERM (COMMERCIAL PAPER AND BANK LOANS)

     Commercial paper represents unsecured bearer promissory notes sold through dealers at a discount with a term of nine months or less.

     Bank loans represent PSE&G's unsecured promissory notes issued under informal credit arrangements with various banks and have a term of eleven months or less.

     ENTERPRISE

     At December 31, 1997, Enterprise had a committed $150 million revolving credit facility which expires in December 2002. At December 31, 1997 and 1996, Enterprise had a $75 million and a $25 million uncommitted line of credit, respectively, with a bank. At December 31, 1997, Enterprise had $75 million outstanding under this line of credit with an interest rate of 6.2%. The consolidated weighted-average, short-term debt rate of Enterprise was 6.2%, 5.7% and 6.0% for the years ended December 31, 1997, 1996 and 1995, respectively.

PSE&G

                                                               1997     1996    1995
                                                              ------    ----    ----
                                                              (MILLIONS OF DOLLARS)
Principal amount outstanding at year end, primarily
  commercial paper..........................................  $1,106    $638    $567
Weighted average interest rate for short-term debt at year
  end.......................................................    6.07%   5.70%   5.93%

     PSE&G has authorization from the BPU to issue and have outstanding not more than $1.3 billion of its short-term obligations at any one time, consisting of commercial paper and other unsecured borrowings from banks and other lenders. This authorization expires January 2, 1999.

     The $1.3 billion commercial paper program (Program) is supported by a $650 million revolving credit agreement expiring in June 1998 and a $650 million revolving credit agreement expiring in June 2002 with a group of commercial banks. As of December 31, 1997 and 1996, PSE&G had $952 million and $443 million, respectively, outstanding under the Program, which amounts are included in the table above. As of December 31, 1997, there was no debt outstanding under the revolving credit agreements.

     PSE&G has $174 million in uncommitted lines of credit facilities extended by a number of banks to primarily support short-term borrowings, of which $74 million was outstanding on December 31, 1997 and is included in the table above.

     PSE&G had various lines of credit facilities extended by banks to primarily support the issuance of letters of credit. As of December 31, 1997, letters of credit were issued in the amount of $21 million.

     PSE&G Fuel Corporation (Fuelco) has a $125 million commercial paper program to finance a 42.49% share of Peach Bottom nuclear fuel, supported by a $125 million revolving credit facility with a group of banks, which expires on June 28, 2001. PSE&G has guaranteed repayment of Fuelco's respective obligations. As of December 31, 1997 and 1996, Fuelco had commercial paper of $80 million and $83 million, respectively, outstanding under the commercial paper program, which amounts are included in the table above. As of December 31, 1997, there was no debt outstanding under the revolving credit facility.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     PSE&G has entered into standby financing arrangements with banks totaling $124 million. These facilities support long-term tax-exempt multi-mode mortgage bond financings done through the New Jersey Economic Development Authority, The Pollution Control Financing Authority of Salem County (New Jersey), the York County (Pennsylvania) Industrial Development Authority and the Indiana County (Pennsylvania) Industrial Development Authority. As of December 31, 1997, no amounts were outstanding under such arrangements.

     EDHI

                                                              1997     1996    1995
                                                              -----    ----    -----
                                                              (MILLIONS OF DOLLARS)
Principal amount outstanding at year end....................   $267    --       $182(A)
Weighted average interest rate for short-term debt at year
  end.......................................................   6.92%   --       6.26%

---------------
(A) Amounts included in Net Assets of Discontinued Operations.

     On July 31, 1996, Funding amended and restated its commercial paper program and revolving credit facility in conjunction with the sale of EDC, reducing the total amount from $450 million to $300 million and extending the maturity from March 1998 to July 1999. In November 1997, Funding entered into an additional $150 million revolving credit agreement with a group of banks. Such agreement terminates in November 1998.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 8.  FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value was determined using the market quotations or values of instruments with similar terms, credit ratings, remaining maturities and redemptions at the end of 1997 and 1996, respectively.

                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                             1997                  1996
                                                      ------------------    ------------------
                                                      CARRYING     FAIR     CARRYING     FAIR
                                                       AMOUNT     VALUE      AMOUNT     VALUE
                                                      --------    ------    --------    ------
                                                               (MILLIONS OF DOLLARS)
Long-Term Debt(A):
  EDHI..............................................   $  969     $  978     $  597     $  606
  PSE&G.............................................    4,244      4,389      4,531      4,592
Preferred Securities Subject to Mandatory
  Redemption:
  PSE&G Cumulative Preferred Securities.............       75         78        150        152
  Monthly Guaranteed Preferred Beneficial Interest
     in PSE&G's Subordinated Debentures.............      210        221        210        220
  Quarterly Guaranteed Preferred Beneficial Interest
     in PSE&G's Subordinated Debentures.............      303        316        208        211

---------------
(A) Includes current maturities and an interest rate swap of $44 million for EDHI.

     NATURAL GAS HEDGING -- EDHI

     As of December 31, 1997 and 1996, Energis had outstanding futures contracts to buy natural gas related to fixed-price natural gas sales commitments. Such contracts hedged approximately 97% and 95% of its fixed price sales commitments at December 31, 1997 and 1996, respectively. As of December 31, 1997, Energis had a net unrealized hedge loss of $2 million and as of December 31, 1996, Energis had a net unrealized hedge gain of $4 million.

     NUCLEAR DECOMMISSIONING TRUST FUNDS

     Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. The carrying value of these funds approximates the fair market value of $458 million and $375 million as of December 31, 1997 and 1996, respectively.

     EQUITY SECURITIES -- EDHI

     PSRC has investments in equity securities and partnerships which invest in equity securities. The aggregate carrying value approximates the fair market value of $185 million and $131 million as of December 31, 1997 and 1996, respectively.

NOTE 9.  CASH AND CASH EQUIVALENTS

     The December 31, 1997 and 1996 balances consist primarily of working funds and highly liquid marketable securities (commercial paper and money market funds) with a maturity of three months or less.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 10.  COMMITMENTS AND CONTINGENT LIABILITIES

NUCLEAR PERFORMANCE STANDARD (NPS)

     The BPU has established its NPS for nuclear generating stations owned by New Jersey electric utilities, including the five nuclear units in which PSE&G has an ownership interest. Under the NPS, an aggregate capacity factor is calculated annually using maximum dependable capability of each of the five nuclear units. This method takes into account actual operating conditions of the units. Failure to attain a satisfactory capacity factor percentage results in penalties.

     While the NPS does not specifically have a gross negligence provision, the BPU has indicated that it would consider allegations of gross negligence brought upon a sufficient factual basis. A finding of gross negligence could result in penalties other than those prescribed under the NPS. The December 31st Order provides that the NPS will not apply to PSE&G for the period January 1, 1996 through December 31, 1998 (see Note 2. Rate Matters).

NUCLEAR INSURANCE COVERAGES AND ASSESSMENTS

     PSE&G's insurance coverages and maximum retrospective assessments for its nuclear operations are as follows:

                                                                                   PSE&G MAXIMUM
                                                                                 ASSESSMENTS FOR A
             TYPE AND SOURCE OF COVERAGES                TOTAL SITE COVERAGES     SINGLE INCIDENT
             ----------------------------                --------------------    -----------------
                                                                   (MILLIONS OF DOLLARS)
Public Liability (Primary Layer):
  American Nuclear Insurers............................        $  200.0                   N/A
Nuclear Liability (Excess Layer):
  Price-Anderson Act...................................         8,720.3(A)             $210.2
                                                               --------                ------
     Nuclear Liability Total...........................        $8,920.3(B)             $210.2
                                                               ========                ======
Nuclear Worker Liability (Primary Layer):
  American Nuclear Insurers............................        $  200.0(C)             $  8.0
Property Damage (Primary Layer):
  American Nuclear Insurers (Peach Bottom).............        $  500.0                   N/A
  Nuclear Mutual Limited (Salem/Hope Creek)............           500.0                $  9.7
Property Damage (Excess Layer):
  Nuclear Electric Insurance Limited (NEIL II).........         2,250.0                  13.7
                                                               --------                ------
     Property Damage Total (Per Site)..................        $2,750.0                $ 23.4
                                                               ========                ======
Replacement Power:
  Nuclear Mutual Limited (NML).........................        $   21.0(D)                N/A
  Nuclear Electric Insurance Limited (NEIL I)..........           473.2(E)             $ 11.3
                                                               --------                ------
     Replacement Power Total (Salem/Hope Creek)........        $  494.2(F)             $ 11.3
                                                               ========                ======

---------------
(A) Retrospective premium program under the Price-Anderson liability provisions of the Atomic Energy Act of 1954, as amended. PSE&G is subject to retrospective assessment with respect to loss from an incident at any licensed nuclear reactor in the United States. This retrospective assessment can be adjusted for inflation every

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED five years. The last adjustment was effective as of August 20, 1993. This retrospective program is excess over the Public and Nuclear Worker Liability primary layers.

(B) Limit of liability under the Price-Anderson Act for each nuclear incident.

(C) Industry aggregate limit representing the potential liability from workers claiming exposure to the hazard of nuclear radiation. This policy includes automatic reinstatements up to an aggregate of $200 million, thereby providing total coverage of $400 million.

(D) After a waiting period, NML insured sites may receive a weekly indemnity of $3.5 million for six weeks.

(E) Aggregate indemnity limit for a weekly indemnity of $3.5 million for 52 weeks followed by 80% of the weekly indemnity for 104 weeks. Also, represents limit of coverage for Peach Bottom which does not purchase insurance from NML.

(F) Combined aggregate limit of NML and NEIL I coverages available to co-owners of Salem and Hope Creek for each plant. Of this limit, PSE&G is covered for its percent ownership in each plant.

     The Price-Anderson Act sets the "limit of liability" for claims that could arise from an incident involving any licensed nuclear facility in the nation. The "limit of liability" is based on the number of licensed nuclear reactors and is adjusted at least every five years based on the Consumer Price Index. The current "limit of liability" is $8.9 billion. All utilities owning a nuclear reactor, including PSE&G, have provided for this exposure through a combination of private insurance and mandatory participation in a financial protection pool as established by the Price-Anderson Act. Under the Price-Anderson Act, each party with an ownership interest in a nuclear reactor can be assessed its share of $79.3 million per reactor per incident, payable at $10 million per reactor per incident per year. If the damages exceed the "limit of liability", the President is to submit to Congress a plan for providing additional compensation to the injured parties. Congress could impose further revenue raising measures on the nuclear industry to pay claims. PSE&G's maximum aggregate assessment per incident is $210.2 million (based on PSE&G's ownership interests in Hope Creek, Peach Bottom and Salem) and its maximum aggregate annual assessment per incident is $26.5 million. This does not include the $8.0 million that could be assessed under the nuclear worker policies.

     Further, a recent decision by the U.S. Supreme Court, not involving PSE&G, held that the Price-Anderson Act did not preclude awards based on state law claims for punitive damage.

     PSE&G is a member of an industry mutual insurance company, NEIL, which, as of January 1, 1998, was consolidated with NML. NEIL provides all the coverages formerly provided by NML, including the primary property insurance at Salem and Hope Creek. Also, NEIL continues to provide excess property insurance through its NEIL II policy and replacement power coverage through its NEIL I policy. Both NEIL and NML policies may make retrospective premium assessments in case of adverse loss experience. PSE&G's maximum potential liabilities under these assessments are included in the table and notes above. Certain provisions in the NEIL policies provide that the insurer may suspend coverage with respect to all nuclear units on a site without notice if the NRC suspends or revokes the operating license for any unit on a site, issues a shutdown order with respect to such unit or issues a confirmatory order keeping such unit down.

SETTLEMENT OF SALEM LITIGATION

     On May 12, 1997, PSE&G settled the lawsuit brought against it by PECO Energy Company (PECO Energy) and Delmarva Power & Light Company (DP&L), two co-owners of the Salem Units, related to alleged damages resulting from the outage of the facility. This settlement, which totaled $82 million, resulted in an after-tax charge

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED to earnings, recorded in the first quarter of 1997, of $53 million or $0.23 per share of Enterprise Common Stock and was paid in December 1997. This settlement also obligates PSE&G to pay $1.4 million for each reactor month that the outage continues beyond an aggregate outage of 64 reactor months, up to a maximum payment under this provision of $17 million. As of January 31, 1998, an aggregate of 59 reactor months had accumulated due to Salem outages. PSE&G does not expect to make any payments under this provision. Salem 2 returned to service on August 30, 1997. Salem 1 is expected to return to service around the end of the first quarter of 1998.

     PECO Energy, DP&L and PSE&G have also agreed to an operating performance standard through December 31, 2011 for Salem and through December 31, 2007 for Peach Bottom which is operated by PECO Energy. Under this standard, the operator of each respective station would be required to make payments to the non-operating owners if the three-year capacity factor, determined annually, of such station falls below 40 percent, subject to a maximum of $25 million per year. The initial three-year period begins on January 1, 1998 for Peach Bottom and on the date the later of the two Salem units (Salem 1) returns to service for Salem. The parties have further agreed to forego litigation in the future, except for limited cases in which the operator would be responsible for damages of no more than $5 million per year.

YEAR 2000

     Many of Enterprise's and PSE&G's systems must be modified due to computer program limitations in recognizing dates beyond 1999. If not corrected, the systems could fail or cause erroneous results by, at or after January 1, 2000. Substantial changes to, and some replacements of, Enterprise's and PSE&G's present systems are being made in an effort to mitigate potential Year 2000 issues. Costs are being expensed as incurred in accordance with EITF 96-14, "Accounting for the Costs Associated with Modifying Computer Software for the Year 2000." During 1997, $8 million of costs related to Year 2000 readiness were incurred. Management estimates the total cost of this effort to be about $92 million to be incurred from 1997 through 2001, of which $41 million is expected to be incurred in 1998.

     Enterprise and PSE&G have assembled a cross-functional team to inventory, assess and identify and implement solutions for Enterprise's and PSE&G's systems. Plans provide for 80% of critical systems to be Year 2000 ready in 1998, with the remaining critical systems to be ready by July 1999. By the end of 1999, plans call for 80% of non-critical systems to be Year 2000 ready with the remainder of those systems to be Year 2000 ready in 2000.

     Additionally, the team has surveyed Enterprise's and PSE&G's top 3000 vendors to assess their plans for Year 2000 readiness. The team has also been working with critical suppliers and Pennsylvania -- New Jersey -- Maryland Interconnection (PJM) on their plans for Year 2000 readiness.

     On January 29, 1998, the NRC proposed to issue a generic letter which would require all nuclear plant operators to provide the agency with information concerning their programs, planned or implemented, to address Year 2000 computer and systems issues at their facilities. In particular, operators would be asked to provide confirmation of implementation of their programs and certification that their facilities are Year 2000 ready and in compliance with the terms and conditions of their licenses and NRC regulations. Licensees would be required to submit a written response indicating the status of their Year 2000 readiness program including scope, assessment process and plans for corrective action. Further, upon completion of their Year 2000 readiness program and no later than July 1, 1999, licensees would be required to confirm to the NRC that their facility is Year 2000 ready, together with a status report of work necessary to be Year 2000 compliant. Year 2000 ready means computer systems and applications are suitable for continued use into 2000. Year 2000 compliant means that such systems and applications

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED accurately process date/time data beyond 2000. PSE&G cannot predict if this or any proposal will be adopted by the NRC.

     An inability of Enterprise, PSE&G, their subsidiaries, members of PJM or Enterprise's or PSE&G's critical suppliers to meet the Year 2000 deadline could have a material adverse impact on Enterprise's and PSE&G's operations, financial condition, results of operations and net cash flows.

CONSTRUCTION AND FUEL SUPPLIES

     PSE&G has substantial commitments as part of its ongoing construction program, which include capital requirements for nuclear fuel. PSE&G's construction program is continuously reviewed and periodically revised as a result of changes in economic conditions, revised load forecasts, scheduled retirement dates of existing facilities, business strategies, site changes, cost escalations under construction contracts, requirements of regulatory authorities and laws, the timing of and amount of electric and gas rate changes and the ability of PSE&G to raise necessary capital. Pursuant to an electric resource plan (Resource Plan), PSE&G periodically reevaluates its forecasts of future customers, load and peak growth, sources of electric generating capacity and DSM to meet such projected growth, including the need to construct new electric generating capacity. The Resource Plan takes into account assumptions concerning future demands of customers, effectiveness of conservation and load management activities, the long-term condition of PSE&G's plants, capacity available from electric utilities and other suppliers and the amounts of co-generation and other non-utility capacity projected to be available.

     PSE&G's construction expenditures are expected to aggregate approximately $3.1 billion during the years 1998 through 2002, which includes $457 million for nuclear fuel and excludes AFDC. The estimate of construction requirements is based on expected project completion dates and includes anticipated escalation due to inflation of approximately 3% annually. Therefore, construction delays or higher inflation levels could cause significant increases in these amounts. PSE&G expects to internally generate the funds necessary to satisfy its construction expenditures over this period, assuming adequate and timely recovery of costs, as to which no assurances can be given. In addition, PSE&G does not presently anticipate any difficulties in obtaining sufficient sources of fuel for electric generation or adequate gas supplies during the years 1998 through 2002.

HAZARDOUS WASTE

     Certain Federal and state laws authorize the U.S. Environmental Protection Agency (EPA) and the New Jersey Department of Environmental Protection (NJDEP), among other agencies, to issue orders and bring enforcement actions to compel responsible parties to investigate and take remedial actions at any site that is determined to present an actual or potential threat to human health or the environment because of an actual or threatened release of one or more hazardous substances. Because of the nature of PSE&G's business, including the production of electricity, the distribution of gas and, formerly, the manufacture of gas, various by-products and substances are or were produced or handled which contain constituents classified as hazardous. PSE&G generally provides for the disposal or processing of such substances through licensed independent contractors. However, these statutory provisions impose joint and several responsibility without regard to fault on all responsible parties, including the generators of the hazardous substances, for certain investigative and remediation costs at sites where these substances were disposed of or processed. PSE&G has been notified with respect to a number of such sites and the investigation and remediation of these potentially hazardous sites is receiving attention from the government agencies involved. Generally, actions directed at funding such site investigations and remediation include all suspected or known responsible parties. Except as discussed below with respect to its Remediation Program,

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Enterprise and PSE&G do not expect its expenditures for any such site to have a material effect on financial condition, results of operations and net cash flows.

     The NJDEP has recently revised regulations concerning site investigation and remediation. These regulations will require an ecological evaluation of potential injuries to natural resources in connection with a remedial investigation of contaminated sites. The NJDEP is presently working with the utility industry to develop procedures for implementing these regulations. These regulations may substantially increase the costs of remedial investigations and remediations, where necessary, particularly at sites situate on surface water bodies. PSE&G and predecessor companies owned and/or operated certain facilities situate on surface water bodies, certain of which are currently the subject of remedial activities. The financial impact of these regulations on these projects is not currently estimable. PSE&G does not anticipate that the compliance with these regulations will have a material adverse effect on its financial position, results of operations or net cash flows.

PSE&G MANUFACTURED GAS PLANT REMEDIATION PROGRAM

     In 1988, NJDEP notified PSE&G that it had identified the need for PSE&G, pursuant to a formal arrangement, to systematically investigate and, if necessary, resolve environmental concerns extant at PSE&G's former manufactured gas plant sites. To date, NJDEP and PSE&G have identified 38 former manufactured gas plant sites. PSE&G is currently working with NJDEP under a program to assess, investigate and, if necessary, remediate environmental concerns at these sites. The Remediation Program is periodically reviewed and revised by PSE&G based on regulatory requirements, experience with the Remediation Program and available remediation technologies. The cost of the Remediation Program cannot be reasonably estimated, but experience to date indicates that costs of approximately $20 million per year could be incurred over a period of about 30 years and that the overall cost could be material to Enterprise's and PSE&G's financial condition, results of operations and net cash flows.

     Costs incurred through December 31, 1997 for the Remediation Program amounted to $122 million. In addition, at December 31, 1997, PSE&G's estimated liability for remediation costs through 2000 aggregated $73 million. Expenditures beyond 2000 cannot be reasonably estimated (see Note 1. Organization and Summary of Significant Accounting Policies and Note 2. Rate Matters).

NOTE 11.  PSE&G NUCLEAR DECOMMISSIONING

     The BPU decision in PSE&G's most recent base rate case utilized studies based on the prompt removal/ dismantlement method of decommissioning for all of PSE&G's nuclear generating stations. This method consists of removing fuel, source material and all other radioactive materials with activity levels above accepted release limits from the nuclear sites. PSE&G has an ownership interest in five nuclear units: Salem 1 and Salem 2 -- 42.59% each, Hope Creek -- 95% and Peach Bottom 2 and 3 -- 42.49% each. In accordance with rate orders received from the BPU, PSE&G has established an external master nuclear decommissioning trust for all its nuclear units. This trust contains two separate funds: a qualified fund and a non-qualified fund, due to an Internal Revenue Service
(IRS) ruling. Section 468A of the Internal Revenue Code limits the amount of money that can be contributed into a "qualified" fund. Contributions made into a qualified fund are tax deductible. PSE&G estimated the total cost of decommissioning its share of these five nuclear units at $986 million in year end 1995 dollars (the year that the most recent site specific estimates were prepared), excluding contingencies. On December 23, 1996, PSE&G filed its 1995 nuclear plant decommissioning cost update with the BPU. On December 17, 1997, the BPU accepted PSE&G's decommissioning cost updates and found that the current funding requirements as presented in PSE&G's 1996 Nuclear Decommissioning Trust Fund Report, dated May 15, 1997, appear adequate.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     The most recent base rate decision provided that $15.6 million of such costs are to be collected through base rates and an additional annual amount of $7 million in 1993 and $14 million each year thereafter are to be recovered through PSE&G's LEAC. Although PSE&G's Energy Master Plan proposal continues this treatment, no assurances can be given as to the outcome of the Energy Master Plan proceedings (see Note 2. Rate Matters). At December 31, 1997 and 1996, the accumulated provision for depreciation and amortization included reserves for nuclear decommissioning for PSE&G's nuclear units of $428 million and $338 million, respectively. As of December 31, 1997 and 1996, PSE&G had contributed $279 million and $249 million, respectively, into independent, external, qualified and non-qualified nuclear decommissioning trust funds. The fair market value of these funds as of December 31, 1997 and 1996 was $458 million and $375 million, respectively.

     The staff of the SEC has questioned certain of the current accounting practices of the electric utility industry, including PSE&G, regarding the recognition, measurement and classification of nuclear decommissioning costs in their financial statements. In response to these questions, the Financial Accounting Standards Board (FASB) has agreed to review the accounting for removal costs, including decommissioning. If current electric utility industry accounting practices for decommissioning are changed: (1) annual provisions for decommissioning could materially increase, (2) the estimated cost for decommissioning could be recorded as a liability rather than as accumulated depreciation and (3) trust fund income from the external decommissioning trusts could be reported as investment income rather than as a reduction to decommissioning expense all, or any of which, could have a material adverse effect on Enterprise's and PSE&G's financial condition, results of operations and net cash flows (see Note 2. Rate Matters).

URANIUM ENRICHMENT DECONTAMINATION AND DECOMMISSIONING FUND

     In accordance with EPAct, domestic utilities that own nuclear generating stations are required to pay a cumulative total of $150 million each year (adjusted for inflation) into a decontamination and decommissioning fund, based on their past purchases of U.S. government enrichment services. These amounts are being collected over a period of 15 years or until $2.25 billion (adjusted for inflation) has been collected. Under this legislation, PSE&G's obligation for the nuclear generating stations in which it has an interest is $70 million (adjusted for inflation). Since 1993, PSE&G has paid $27 million, resulting in a balance due of $43 million. PSE&G has deferred the expenditures incurred to date as part of underrecovered electric energy costs (see Note 2. Rate Matters).

SPENT NUCLEAR FUEL DISPOSAL COSTS

     In accordance with the Nuclear Waste Policy Act (NWPA), PSE&G has entered into contracts with the Department of Energy (DOE) for the disposal of spent nuclear fuel. Payments made to the DOE for disposal costs are based on nuclear generation and are included in Fuel for Electric Generation and Net Interchanged Power in the Statements of Income. These costs are being recovered through the LEAC (see Note 2. Rate Matters).

     DOE construction of a permanent disposal facility has not begun and DOE has announced that it does not expect a facility to be available until 2010 at the earliest. Accordingly, legislation which would have the DOE establish a centralized interim spent fuel storage facility has been introduced in Congress. In cases brought by PSE&G, 32 other utilities and many state and local governments, the United States Court of Appeals for the District of Columbia Circuit reaffirmed DOE's unconditional obligation to begin spent fuel acceptance by January 31, 1998. In November 1997, the court ruled that the utilities had fulfilled their obligations under their respective contracts with DOE by contributing to the Nuclear Waste Fund. The court further ruled that DOE's argument of unavoidable delay to meet its obligation was without merit. However, the court did not order DOE to commence spent fuel acceptance by January 31, 1998; instead, it decided that the standard contract provided a

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED potentially adequate remedy in the form of payment of damages if DOE failed its obligations. Consequently, PSE&G is working with the utility industry to develop a methodology for determining damages incurred as a result of DOE's failure to meet its obligation and a strategy for its implementation. PSE&G is presently studying options to recover damages from DOE. The decision of the Court of Appeals has been appealed to the U.S. Supreme Court by the U.S. Department of Justice. No assurances can be given as to the ultimate availability of a facility.

NOTE 12.  FEDERAL INCOME TAXES

     A reconciliation of reported Net Income with pretax income and of Federal income tax expense with the amount computed by multiplying pretax income by the statutory Federal income tax rate of 35% is as follows:

                                                              1997    1996     1995
                                                              ----    ----    ------
                                                              (MILLIONS OF DOLLARS)
Net Income..................................................  $560    $612    $  662
Preferred securities (net)..................................    15       5        34
Discontinued Operations.....................................    --     (24)      (35)
                                                              ----    ----    ------
          Subtotal..........................................  $575    $593    $  661
                                                              ----    ----    ------
Federal income taxes:
  Operating income:
     Current provision......................................   185     124       208
     Provision for deferred income taxes -- net(A)..........   164     187       152
     Investment tax credits -- net..........................   (20)    (21)      (22)
                                                              ----    ----    ------
          Total included in operating income................   329     290       338
Miscellaneous other income:
     Current provision......................................   (24)      1       (10)
     Provision for deferred income taxes(A).................    --      --        10
     SFAS 90 deferred income taxes(A).......................     1       2         2
                                                              ----    ----    ------
          Total Federal income tax provisions...............   306     293       340
                                                              ----    ----    ------
Pretax income...............................................  $881    $886    $1,001
                                                              ====    ====    ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Reconciliation between total Federal income tax provisions and tax computed at the statutory tax rate on pretax income:

                                                              1997     1996     1995
                                                              -----    -----    -----
                                                               (MILLIONS OF DOLLARS)
Tax computed at the statutory rate..........................  $ 308    $ 310    $ 351
Increase (decrease) attributable to flow through of certain
  tax adjustments:
  Depreciation..............................................     27       11       16
  Amortization of investment tax credits....................    (20)     (22)     (22)
  Other.....................................................     (9)      (6)      (5)
                                                              -----    -----    -----
     Subtotal...............................................     (2)     (17)     (11)
                                                              -----    -----    -----
     Total Federal income tax provisions....................  $ 306    $ 293    $ 340
                                                              =====    =====    =====
Effective Federal income tax rate...........................   34.7%    33.1%    34.0%

---------------
(A) The provision for deferred income taxes represents the tax effects of the following items:

                                                              1997     1996     1995
                                                              -----    -----    -----
                                                               (MILLIONS OF DOLLARS)
Deferred Credits:
  Additional tax depreciation and amortization..............  $ 34     $ 39     $134
  Leasing Activities........................................   114      136       64
  Conservation Costs........................................    27       15       (1)
  Deferred Fuel Costs -- net................................    (4)       6       (4)
  Other.....................................................    (6)      (7)     (29)
                                                              ----     ----     ----
     Total..................................................  $165     $189     $164
                                                              ====     ====     ====

     Between the years 1987 and 1994, Enterprise's Federal Alternative Minimum Tax (AMT) liability exceeded its regular Federal income tax liability. This excess was carried forward to offset regular income tax liability in future years. Enterprise used these AMT credits as a reduction against regular tax liability for 1995, 1996 and 1997. There were no remaining credits as of December 31, 1997.

     Enterprise provides deferred taxes at the enacted statutory tax rate for all temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities irrespective of the treatment for rate-making purposes. Management believes that it is probable that the accumulated tax benefits that previously have been treated as a flow-through item to PSE&G customers will be recovered from utility customers in the future. Accordingly, an offsetting regulatory asset was established. As of December 31, 1997, PSE&G had a deferred tax liability and an offsetting regulatory asset of $725 million representing the future revenue expected to be recovered through rates based upon established regulatory practices which permit recovery of current taxes payable. This amount was determined using the enacted Federal income tax rate of 35% and State income tax rate of 9%.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     The following is an analysis of deferred income taxes:

                                                                   DECEMBER 31,
                                                              ----------------------
                   DEFERRED INCOME TAXES                        1997         1996
                   ---------------------                      ---------    ---------
                                                              (MILLIONS OF DOLLARS)
Assets:
  Current (net).............................................   $   25       $   23
                                                               ------       ------
  Non-current:
     Unrecovered Investment Tax Credits.....................      117          123
     Nuclear Decommissioning................................       33           27
     Construction Period Interest and Taxes.................       15           16
     Vacation Pay...........................................        7            7
     AMT Credit.............................................       --           88
     Real Estate Impairment.................................        6            3
     Other..................................................       33           24
                                                               ------       ------
          Total Non-current.................................      211          288
                                                               ------       ------
          Total Assets......................................      236          311
                                                               ------       ------
Liabilities:
  Non-current:
     Plant Related Items....................................    2,349        2,361
     Leasing Activities.....................................      720          669
     Conservation Costs.....................................       39           12
     Hope Creek O&M Costs...................................       21           22
     Underrecovered Electric Energy and Gas Costs...........       60           63
     Unamortized Debt Expense...............................       44           40
     Taxes Recoverable Through Future Rates (net)...........      249          259
     Other..................................................      123          112
                                                               ------       ------
          Total Non-current.................................    3,605        3,538
                                                               ------       ------
          Total Liabilities.................................    3,605        3,538
                                                               ------       ------
Summary -- Accumulated Deferred Income Taxes
  Net Current Assets........................................       25           23
  Net Non-current Liability.................................    3,394        3,250
                                                               ------       ------
          Total.............................................   $3,369       $3,227
                                                               ======       ======

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 13.  PENSION PLAN

     The discount rates, expected long-term rates of return on assets and average compensation growth rates used in determining the qualified Pension Plans' funded status and net pension cost as of December 31, 1997 and 1996 were as follows:

                                                              1997    1996
                                                              ----    ----
Funded Status:
  Discount Rate used to Determine Benefit Obligations.......  7.25%   7.50%
  Average Compensation Growth to Determine Benefit
     Obligations............................................  4.50%   4.50%
Net Pension Cost:
  Discount Rate.............................................  7.50%   8.00%
  Expected Long-Term Return on Assets.......................  9.00%   8.50%
  Average Compensation Growth...............................  4.50%   4.50%

     The following table shows the qualified Pension Plans' funded status:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
                                                              (MILLIONS OF DOLLARS)
Actuarial present value of benefit obligations:
Accumulated benefit obligations, including vested benefits
  of $1,602 in 1997 and $1,474 in 1996......................   $(1,711)     $(1,572)
Effect of projected future compensation.....................      (374)        (459)
                                                               -------      -------
Projected benefit obligations...............................    (2,085)      (2,031)
Plan assets at fair value, primarily listed equity and debt
  securities................................................     1,959        1,687
                                                               -------      -------
Projected benefit obligations in excess of plan assets......      (126)        (344)
Unrecognized net (gain) loss from past experience and
  effects of changes in assumptions.........................        (5)         151
Prior service cost not yet recognized in net pension cost...       119          131
Unrecognized net obligations being recognized over 16.7
  years.....................................................        45           53
                                                               -------      -------
Prepaid (Accrued) pension cost..............................   $    33      $    (9)
                                                               =======      =======

     The net pension cost for the qualified Pension Plans for the years ended December 31, 1997, 1996 and 1995, includes the following components:

                                                              1997     1996     1995
                                                              -----    -----    -----
                                                               (MILLIONS OF DOLLARS)
Service cost -- benefits earned during year.................  $ 52      $51      $37
Interest cost on projected benefit obligations..............   148      136      124
Return on assets............................................  (296)    (206)    (312)
SFAS 88 early retirement (A)................................     2        2       --
Net amortization and deferral...............................   164       93      223
                                                              ----     ----     ----
          Total.............................................  $ 70      $76      $72
                                                              ====     ====     ====

     See Note 1. Organization and Summary of Significant Accounting Policies.

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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

---------------
(A) Effective May 1, 1996, PSE&G's qualified Pension Plan was amended allowing employees the option to retire early upon attainment of age 55 and completion of 25 or more years of service. Also, between May 1, 1996 and April 30, 1997, early retirement without reduction was available to employees who had attained age 50 and had completed 30 or more years of service. SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" requires that an employer that offers special termination benefits to employees shall recognize a liability when the employees accept the offer and the amount can be reasonably estimated. This resulted in an immediate expense applicable to the employees who, as of April 30, 1997, had accepted the offer.

     The discount rates and average compensation growth rates used in determining the non-qualified Pension Plans' funded status and net pension cost as of December 31, 1997 and 1996 were as follows:

                                                              1997    1996(A)
                                                              ----    -------
Funded Status:
  Discount Rate used to Determine Benefit Obligations.......  7.25%    7.50%
  Average Compensation Growth to Determine Benefit
     Obligations............................................  4.50%    4.50%
Net Pension Cost:
  Discount Rate.............................................  7.50%      --
  Average Compensation Growth...............................  4.50%      --

     The following table shows the non-qualified Pension Plans' funded status:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                               1997        1996(A)
                                                              -------     ----------
                                                              (MILLIONS OF DOLLARS)
Actuarial present value of benefit obligations:
Accumulated benefit obligations, including vested benefits
  of $25 in 1997 and $22 in 1996............................   $(34)         $(30)
Effect of projected future compensation.....................     (4)           (4)
                                                               ----          ----
Projected benefit obligations...............................    (38)          (34)
Plan assets at fair value...................................     --            --
                                                               ----          ----
Projected benefit obligations in excess of plan assets......    (38)          (34)
Unrecognized net (gain) loss from past experience and
  effects of changes in assumptions.........................      2            --
Prior service cost not yet recognized in net pension cost...     31            34
Additional minimum liability................................    (29)           --
                                                               ----          ----
Prepaid (Accrued) pension cost..............................   $(34)         $ --
                                                               ====          ====

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     The net pension cost for the non-qualified Pension Plans for the years ended December 31, 1997, 1996 and 1995, includes the following components:

                                                                     1997(A)
                                                              ---------------------
                                                              (MILLIONS OF DOLLARS)
Service cost -- benefits earned during year.................           $2
Interest cost on projected benefit obligations..............            2
Net amortization and deferral...............................            3
                                                                       --
          Total.............................................           $7
                                                                       ==

---------------
(A) Beginning in 1997, SFAS 87 was applied to the non-qualified Pension Plans. Prior to that date, because the plans amounts were considered immaterial, SFAS 87 was not applied.

NOTE 14.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Upon adoption of SFAS 106, PSE&G elected to amortize, over 20 years, its unfunded obligation of $609 million at January 1, 1993. The following table discloses the significant components of the net periodic postretirement benefit cost:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                              1997     1996     1995
                                                              -----    -----    -----
                                                               (MILLIONS OF DOLLARS)
Service cost................................................  $ 12     $ 10     $  9
Interest on accumulated postretirement obligation...........    54       51       48
Amortization of transition obligation.......................    30       31       31
Prior service cost..........................................     2       --       --
Amortization of Net (Gain)/Loss (A).........................    (2)      (1)      (4)
Deferral of current expense.................................   (63)     (59)     (51)
                                                              ----     ----     ----
          Total.............................................  $ 33     $ 32     $ 33
                                                              ====     ====     ====

---------------
(A) Reflects change in Plan Assumptions.

     The discount rate used in determining the PSE&G net periodic postretirement benefit cost was 7.5% and 8.0% for 1997 and 1996, respectively.

     A one percentage-point increase in the assumed health care cost trend rate for each year would increase the aggregate of the service and interest cost components of net periodic postretirement health care cost by approximately $6 million, or 10.5%, and increase the accumulated postretirement benefit obligation as of December 31, 1997 by $57 million, or 9.4%.

     The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation in 1997 were: medical costs for pre-age sixty-five retirees -- 11.5%, medical costs for post-age sixty-five retirees -- 7.5% and dental costs -- 5.5%; such rates are assumed to decrease by 0.5% per year until they reach 5.0% and then remain constant. The medical costs above include a provision for prescription drugs.

     From January 1, 1993 through December 31, 1997, PSE&G accounted for the differences between its SFAS 106 accrual cost and the cash cost currently recovered through rates as a regulatory asset in accordance with

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

SFAS 71 and EITF 92-12. OPEB costs expensed and capitalized during 1997 were $33 million and accrued OPEB costs deferred were $63 million. The amount of the unfunded liability, at December 31, 1997, as shown below, is $724 million.

     In 1993, the FASB's EITF concluded that deferral of such costs is acceptable, provided regulators allow SFAS 106 costs in rates within approximately five years of the adoption of SFAS 106, which was December 31, 1997, for financial reporting purposes, with any cost deferrals recovered in approximately twenty years. On December 17, 1997, the BPU ruled that PSE&G's current rates are sufficient to recover both the ongoing OPEB costs and the amortization of the deferred regulatory asset created by the accounting change from the cash basis of accounting to the accrual basis of accounting in accordance with SFAS 106 and EITF 92-12. As a result of the BPU's decision, PSE&G will amortize the regulatory asset over 15 years beginning January 1, 1998. Also effective January 1, 1998, PSE&G will record the annual SFAS 106 OPEB cost.

     In accordance with SFAS 106 disclosure requirements, a reconciliation of the funded status of the plan is as follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997         1996
                                                              --------     --------
                                                              (MILLIONS OF DOLLARS)
Accumulated Postretirement Benefit Obligation:
Retirees....................................................   $(496)       $(493)
Fully eligible active plan participants.....................     (32)         (36)
Other active plan participants..............................    (196)        (206)
                                                               -----        -----
          Total.............................................    (724)        (735)
Plan assets at fair value...................................      --           --
                                                               -----        -----
Accumulated postretirement benefit obligation in excess of
  plan assets...............................................    (724)        (735)
Unrecognized net (gain)/loss from past experience different
  from that assumed and from changes in assumptions.........     (26)          15
Unrecognized prior service cost.............................      32           34
Unrecognized transition obligation..........................     429          460
                                                               -----        -----
Accrued postretirement obligation...........................   $(289)       $(226)
                                                               =====        =====

     The discount rate used in determining the accumulated postretirement benefit obligation was 7.25% and 7.50% for 1997 and 1996, respectively.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NOTE 15.  FINANCIAL INFORMATION BY BUSINESS SEGMENTS

     Information related to the segments of Enterprise's business is detailed below:

                                                                            NON-UTILITY
                                                       ELECTRIC    GAS     ACTIVITIES(A)    TOTAL
                                                       --------   ------   -------------   -------
                                                                  (MILLIONS OF DOLLARS)
For the Year Ended December 31, 1997:
  Total Operating Revenues...........................  $ 4,188    $1,937      $  245       $ 6,370
                                                       -------    ------      ------       -------
  Depreciation and Amortization......................      531        85          14           630
  Operating Income Before Income Taxes...............      978       328         144         1,450
  Capital Expenditures...............................      426       131         953         1,510
As of December 31, 1997:
  Net Utility Plant..................................    9,352     1,698          --        11,050
  Other Corporate Assets.............................    3,096       774       3,023         6,893
                                                       -------    ------      ------       -------
  Total Assets.......................................  $12,448    $2,472      $3,023       $17,943
                                                       =======    ======      ======       =======
For the Year Ended December 31, 1996:
  Total Operating Revenues...........................  $ 3,944    $1,881      $  216       $ 6,041
                                                       -------    ------      ------       -------
  Depreciation and Amortization......................      517        87           3           607
  Operating Income Before Income Taxes...............      978       234         140         1,352
  Capital Expenditures...............................      463       140          47           650
As of December 31, 1996:
  Net Utility Plant..................................    9,566     1,613          --        11,179
  Other Corporate Assets.............................    2,840       780       2,116         5,736
                                                       -------    ------      ------       -------
  Total Assets.......................................  $12,406    $2,393      $2,116       $16,915
                                                       =======    ======      ======       =======
For the Year Ended December 31, 1995:
  Total Operating Revenues...........................  $ 4,021    $1,686      $  186       $ 5,893
                                                       -------    ------      ------       -------
  Depreciation and Amortization......................      503        88           6           597
  Operating Income Before Income Taxes...............    1,140       179         121         1,440
  Capital Expenditures...............................      546       140         140           826
As of December 31, 1995:
  Net Utility Plant..................................    9,652     1,536          --        11,188
  Other Corporate Assets.............................    2,730       669       2,230         5,629
                                                       -------    ------      ------       -------
  Total Assets.......................................  $12,382    $2,205      $2,230       $16,817
                                                       =======    ======      ======       =======

---------------

(A) The Non-utility Activities include amounts applicable to Enterprise, the parent corporation, and EDHI.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Information related to Property, Plant and Equipment of PSE&G is detailed below:

                                                                     DECEMBER 31,
                                                             -----------------------------
                                                              1997       1996       1995
                                                             -------    -------    -------
                                                                 (MILLIONS OF DOLLARS)
Utility Plant -- Original Cost
  Electric Plant in Service:
     Steam Production......................................  $ 1,840    $ 1,843    $ 1,791
     Nuclear Production....................................    6,162      6,001      5,992
     Transmission..........................................    1,163      1,146      1,127
     Distribution..........................................    3,315      3,171      3,045
     Other.................................................    1,212      1,153      1,140
                                                             -------    -------    -------
          Total Electric Plant in Service..................   13,692     13,314     13,095
                                                             -------    -------    -------
  Gas Plant in Service:
     Transmission..........................................       67         67         65
     Distribution..........................................    2,472      2,358      2,251
     Other.................................................      158        131        127
                                                             -------    -------    -------
          Total Gas Plant in Service.......................    2,697      2,556      2,443
                                                             -------    -------    -------
  Common Plant in Service:
     Capital Leases........................................       59         59         59
     General...............................................      499        471        458
                                                             -------    -------    -------
          Total Common Plant in Service....................      558        530        517
                                                             -------    -------    -------
               Total.......................................  $16,947    $16,400    $16,055
                                                             =======    =======    =======

NOTE 16.  DISCONTINUED OPERATIONS

     On July 31, 1996, EDHI sold EDC to Samedan Oil Corporation, a subsidiary of Noble Affiliates, Inc., for an aggregate purchase price of $779 million subject to various purchase price adjustments resulting in an after-tax gain of $13 million. As a result, Consolidated Financial Statements previously issued have been restated to give effect to the classification of EDC as discontinued operations.

     Operating results of EDC for 1996 (7 months) and 1995 are summarized in the following table:

                                                               (7 MONTHS)
                                                                  1996         1995
                                                              ------------    ------
                                                              (MILLIONS OF DOLLARS)
Revenues....................................................      $128         $270
Operating income............................................        24           81
Earnings before income taxes................................         9           53
Income taxes................................................        (2)          18
Net income..................................................        11           35

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

NOTE 17.  JOINTLY OWNED FACILITIES -- UTILITY PLANT

     PSE&G has ownership interests in and is responsible for providing its share of the necessary financing for the following jointly owned facilities. All amounts reflect the share of PSE&G's jointly owned projects and the corresponding direct expenses are included in Consolidated Statements of Income as operating expenses (see Note 1. Organization and Summary of Significant Accounting Policies).

                                                           PLANT -- DECEMBER 31, 1997
                                              -----------------------------------------------------
                                              OWNERSHIP    PLANT IN    ACCUMULATED     PLANT UNDER
                                              INTEREST     SERVICE     DEPRECIATION    CONSTRUCTION
                                              ---------    --------    ------------    ------------
                                                              (MILLIONS OF DOLLARS)
Coal Generating
  Conemaugh.................................    22.50%      $  201        $   49            $2
  Keystone..................................    22.84%         124            40             3
Nuclear Generating
  Peach Bottom..............................    42.49%         785           367            26
  Salem.....................................    42.59%       1,195           425            52
  Hope Creek................................    95.00%       4,142         1,312            15
  Nuclear Support Facilities................   Various         191            46             3
Pumped Storage Facilities
  Yards Creek...............................    50.00%          28            11             4
Transmission Facilities.....................   Various         128            41            --
Merrill Creek Reservoir.....................    13.91%          37            15            --
Linden SNG Plant............................    90.00%          16            22            --

NOTE 18.  SELECTED QUARTERLY DATA (UNAUDITED)

     The information shown below, in the opinion of Enterprise, includes all adjustments, consisting only of normal recurring accruals, necessary to a fair presentation of such amounts. Due to the seasonal nature of the utility business, quarterly amounts vary significantly during the year.

                                                              CALENDAR QUARTER ENDED
                                     -------------------------------------------------------------------------
                                        MARCH 31,           JUNE 30,        SEPTEMBER 30,       DECEMBER 31,
                                     ----------------   ----------------   ----------------   ----------------
                                      1997    1996(A)    1997    1996(A)    1997    1996(A)    1997    1996(A)
                                     ------   -------   ------   -------   ------   -------   ------   -------
                                                            (MILLIONS WHERE APPLICABLE)
Operating Revenues.................  $1,733   $1,798    $1,323   $1,337    $1,568   $1,335    $1,746   $1,571
Operating Income...................     309      309       219      237       301      265       286      246
Net Income.........................     140      194        91      135       176      156       153      127
Earnings per Average Share of
  Common Stock (Basic and
  Diluted).........................    0.60     0.79      0.39     0.55      0.76     0.64      0.66     0.54
Average Shares of Common Stock
  Outstanding......................     232      245       232      245       232      243       232      237

---------------
(A) See Note 16. Discontinued Operations.

                       FINANCIAL STATEMENT RESPONSIBILITY

     Management of Enterprise is responsible for the preparation, integrity and objectivity of the consolidated financial statements and related notes of Enterprise. The consolidated financial statements and related notes are prepared in accordance with generally accepted accounting principles. The financial statements reflect estimates based upon the judgment of management where appropriate. Management believes that the consolidated financial statements and related notes present fairly Enterprise's financial position and results of operations. Information in other parts of this Annual Report is also the responsibility of management and is consistent with these consolidated financial statements and related notes.

     The firm of Deloitte & Touche LLP, independent auditors, is engaged to audit Enterprise's consolidated financial statements and related notes and issue a report thereon. Deloitte & Touche's audit is conducted in accordance with generally accepted auditing standards. Management has made available to Deloitte & Touche all the corporation's financial records and related data, as well as the minutes of directors' meetings. Furthermore, management believes that all representations made to Deloitte & Touche during its audit were valid and appropriate.

     Management has established and maintains a system of internal accounting controls to provide reasonable assurance that assets are safeguarded, and that transactions are executed in accordance with management's authorization and recorded properly for the prevention and detection of fraudulent financial reporting, so as to maintain the integrity and reliability of the financial statements. The system is designed to permit preparation of consolidated financial statements and related notes in accordance with generally accepted accounting principles. The concept of reasonable assurance recognizes that the costs of a system of internal accounting controls should not exceed the related benefits. Management believes the effectiveness of this system is enhanced by an ongoing program of continuous and selective training of employees. In addition, management has communicated to all employees its policies on business conduct, safeguarding assets and internal controls.

     The Internal Auditing Department of PSE&G conducts audits and appraisals of accounting and other operations of Enterprise and its subsidiaries and evaluates the effectiveness of cost and other controls and, where appropriate, recommends to management improvements thereto. Management has considered the internal auditors' and Deloitte & Touche's recommendations concerning the corporation's system of internal accounting controls and has taken actions that, in its opinion, are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 1997, the Corporation's system of internal accounting controls is adequate to accomplish the objectives discussed herein.

     The Board of Directors of Enterprise carries out its responsibility of financial overview through its Audit Committee, which presently consists of six directors who are not employees of Enterprise or any of its affiliates. The Audit Committee meets periodically with management as well as with representatives of the internal auditors and Deloitte & Touche. The Audit Committee reviews the work of each to ensure that its respective responsibilities are being carried out and discusses related matters. Both the internal auditors and Deloitte & Touche periodically meet alone with the Audit Committee and have free access to the Audit Committee, and its individual members, at all times.

                E. JAMES FERLAND                                 ROBERT C. MURRAY
             Chairman of the Board,                             Vice President and
     President and Chief Executive Officer                   Chief Financial Officer
                                        PATRICIA A. RADO
                                  Vice President and Controller
                                 (Principal Accounting Officer)

February 13, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Public Service Enterprise Group Incorporated:

     We have audited the consolidated balance sheets of Public Service Enterprise Group Incorporated and its subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Public Service Enterprise Group Incorporated and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 13, 1998

The New Jersey Performing Arts Center (NJPAC) is located on the riverfront at McCarter Highway and Center Street, near the Gateway Center and Penn Station. A total of 1,600 parking spaces are available in three surface lots and the newly renovated underground Military Park garage.

FROM THE SOUTH                FROM THE NORTH                FROM THE WEST                 FROM NEW YORK
VIA THE NEW JERSEY            VIA THE NEW JERSEY TURNPIKE:  VIA ROUTE 280: Take Route     VIA THE NEW JERSEY TURNPIKE:
TURNPIKE: (Northbound)        (Southbound)                  280 East to Exit 15 (Route    Leave the city through the
Take the New Jersey Turnpike  Take the New Jersey Turnpike  21 South-Downtown). At the    Lincoln Tunnel and continue
North to Exit 15W             South to Exit 15W or 15E      traffic light at the bottom   west on Route 495, staying
(Newark/The Oranges) for      (Newark/The Oranges). After   of the ramp, make a right     left for the entrance to the
Route 280 westbound. After    the toll booth, follow Route  onto Route 21 South (aka      New Jersey Turnpike. Take
the toll booth, follow Route  280 West to Exit 15A (Route   McCarter Highway). Continue   the turnpike south to Exit
280 West to Exit 15A (Route   21 South -- Downtown).        on Route 21 South to Center   15W (Newark/The Oranges).
21 South -- Downtown).        Follow signs to Route 21      Street, make a right on       After the toll booth, follow
Follow signs to Route 21      (aka McCarter Highway) and    Center Street and turn left   Route 280 West to Exit 15A
(aka McCarter Highway) and    turn south onto Route 21.     at Mulberry Street for        (Route 21 South-Downtown.
turn south onto Route 21.     Follow Route 21 to Center     surface lots or continue two  Follow signs to Route 21
Follow Route 21 to Center     Street, make a right on       blocks to the Military Park   (aka McCarter Highway) and
Street, make a right on       Center Street and turn left   garage, also located on the   make a right onto Route 21
Center Street and turn left   at Mulberry Street for        left.                         South. Follow Route 21 to
at Mulberry Street for        surface lots or continue two                                Center Street, make a right
surface lots or continue two  blocks to the Military Park                                 on Center Street and turn
blocks to the Military Park   garage, also located on the                                 left at Mulberry Street for
garage, also located on the   left.                                                       surface lots or continue two
left.                                                                                     blocks to the Military Park
                                                                                          garage, also located on the
                                                                                          left.
VIA THE GARDEN STATE          VIA THE GARDEN STATE          VIA ROUTE 78:                 VIA MASS TRANSIT:
PARKWAY: (Northbound)         PARKWAY: (Southbound)         Take Route 78 East until it   Board the train at New
Follow the Garden State       Take the Garden State         splits near Newark Airport.   York's Penn Station and
Parkway north to Exit 142     Parkway South to Exit 145.    Stay right and follow Route   travel to Penn Station,
(Route 78). Take Route 78     Follow signs to Route 280     1 and 9 to Route 21 (aka      Newark. Take the new shuttle
East. Stay right and follow   eastbound. Take Route 280     McCarter Highway). Travel     bus, dubbed "The Loop" to
Route 1 and 9 north to route  East to Exit 15 (Route 21     across the viaduct into       the NJPAC. To walk, exit the
21 (aka McCarter Highway).    South-Downtown). At the       downtown Newark. Stay in the  station via Raymond
Travel across the viaduct     traffic light at the bottom   left-turn lanes and turn      Boulevard and continue two
into downtown Newark. Stay    of the ramp, make a right     left at the second light.     blocks west to Mulberry
in the left-turn lanes and    onto Route 21 South (aka      Continue one block and turn   Street. Turn right on
turn left at the second       McCarter Highway). Continue   right onto Broad Street.      Mulberry and walk two blocks
light. Continue one block     on Route 21 South to Center   Follow Broad Street 18        north to the NJPAC.
and turn right onto Broad     Street, make a right on       blocks to Park Place. Bear
Street. Follow Broad Street   Center Street and turn left   right at Park Place and
18 blocks to Park Place.      at Mulberry Street for        enter the Military Park
Bear right at Park Place and  surface lots or continue two  garage to the left or turn
enter the Military Park       blocks to the Military Park   right onto Center Street and
garage to the left or turn    garage, also located on the   right again at Mulberry
right onto Center Street and  left.                         Street to enter surface
right again at Mulberry                                     lots.
Street to enter surface
lots.

Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from area codes 201, 732, 973 and 908 in New Jersey, 1-800-582-5946 from area code 609 in New Jersey and 1-973-762-5100 from outside of the State.

[PSEG LOGO]

 Public Service Enterprise Group Incorporated
 80 Park Plaza, Newark, New Jersey 07101-1171

                                  [NJPAC MAP]

                                    [NJ MAP]

Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center at locations designated (OE)P on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by Enterprise. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed.

Detailed directions appear on the immediately preceding page.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 21, 1998
                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                              BOARD OF DIRECTORS OF ENTERPRISE.


The undersigned hereby appoints E. JAMES FERLAND, RAYMOND V. GILMARTIN AND JOSH
S. WESTON, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (Enterprise) to be held on April 21, 1998 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of Enterprise as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side, sign it and date it, and return it promptly in the envelope provided.

                                                                 March 3, 1998



        You are cordially invited to join us at the 1998 Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated. This year's meeting will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey on April 21, 1998, starting at 2:00 P.M. At the meeting we will: (1) elect directors to fill terms that expire; (2) vote on the ratification of Deloitte & Touche LLP as independent auditors; (3) if presented by the proponent at the meeting, consider and act upon a stockholder proposal relating to the Salem Nuclear Generating Station; and (4) transact such other business as may properly come before the meeting.

        It is important that your shares be voted whether or not you plan to be present at the meeting. Please specify your choices by marking the appropriate boxes on the proxy form below, and date, sign and return it in the enclosed envelope promptly. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of your directors.

        If you plan to attend the Annual Meeting of Stockholders, please indicate so by marking the appropriate box shown below. An admission ticket will then be mailed to you. Maps and directions to reach our new meeting location can be found at the back of the enclosed Proxy Statement. I look forward to seeing many of you at the meeting.


                                                   Sincerely,

                                                   E. James Ferland

                          (Continued from other side)

                                                        PLEASE MARK ALL
ACCOUNT NUMBER                SEQUENCE NUMBER           CHOICES LIKE THIS  [X]
------------------------------------------------------------------------------!
! The Board of Directors recommends a vote     ! The Board of Directors       !
! FOR proposals 1 and 2                        ! recommends a vote AGAINST    !
!                                              ! proposal 3                   !
! (1) ELECTION OF DIRECTORS:                   !                              !
!     Nominees for Class II terms expiring     !                              !
!     in 2001 are: E. James Ferland, Irwin     !(3) Stockholder Proposal-Salem!
!     Lerner, Marilyn M. Pfaltz, Richard       !    Nuclear Generating Station!
!     J. Swift                                 !  FOR  AGAINST  ABSTAIN       !
!     Nominee for Class III term expiring in   !  [ ]   [ ]      [ ]          !
!     1999: Conrad K. Harper                   !                              !
!        FOR                     WITHHOLD      !                              !
! all nominees listed above [ ] authority [ ]  !                              !
! (except as marked to the      to vote for all!                              !
! contrary below)               nominees listed!                              !
!                               above          !                              !
! ---------------------------------------------!                              !
! (INSTRUCTIONS: To withhold authority to vote !                              !
! for any individual nominee, write that       !                              !
! nominee's name on the line provided above.)  !                              !
!                                              !                              !
!                               FOR  AGAINST   ABSTAIN                        !
! (2) Ratification of Deloitte &               !                              !
!     Touche LLP as Independent                !                              !
!     Auditors for the year 1998  [ ]   [ ]    !   [ ]                        !
!----------------------------------------------!------------------------------!
! If you plan to attend the Annual             ! Stop annual report mailings  !
! Meeting, please mark this box.         [ ]   ! to this account since        !
! If you wish to include comments,             ! duplicate copies now come    !
! please mark this box and write               ! to this address.          [ ]!
! your comments on the reverse side            !                              !
! of this form.                          [ ]   ! For change of address only,  !
!                                              ! please mark this box and     !
!                                              ! make changes to the address  !
!                                              ! below.                    [ ]!
!-----------------------------------------------------------------------------!
  Please date and sign exactly as your
  name appears hereon. When signing as
  an attorney, executor, administrator,
  trustee, guardian, etc., give your full
  title as such. If stock is held jointly, each joint owner should sign.

  SIGNATURE __________________DATE ______

  SIGNATURE __________________DATE ______